Exhibit 10.1

EXECUTION VERSION

Published CUSIP Numbers: 78689KAG4, 78689KAH2

CREDIT AGREEMENT

Dated as of August 4, 2015

among

SAGITTARIUS RESTAURANTS LLC,

as the Borrower,

DEL TACO HOLDINGS, INC.,

as Holdings,

The Other Persons Party Hereto That Are Designated

As Loan Parties From Time to Time,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and

L/C Issuer,

The Other Lenders Party Hereto,

JPMORGAN CHASE BANK, N.A.

and

BANK OF MONTREAL,

as Co-Syndication Agents,

REGIONS BANK,

as Documentation Agent,

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

J.P. MORGAN SECURITIES LLC,

as Joint Lead Arrangers and Joint Bookrunners

i

3.02	Illegality	76

3.03	Inability to Determine Rates	76

3.04	Increased Costs; Reserves on Eurodollar Rate Loans	77

3.05	Compensation for Losses	79

3.06	Mitigation Obligations; Replacement of Lenders	79

3.07	Survival	80

ARTICLE IV	CONDITIONS PRECEDENT TO CREDIT EXTENSIONS	80

4.01	Conditions of Initial Credit Extension	80

4.02	Conditions to All Credit Extensions	84

ARTICLE V	REPRESENTATIONS AND WARRANTIES	84

5.01	Existence, Qualification and Power	84

5.02	Authorization; No Contravention	84

5.03	Governmental Authorization; Other Consents	85

5.04	Binding Effect	85

5.05	Financial Statements; No Material Adverse Effect	85

5.06	Litigation	86

5.07	No Default	86

5.08	Ownership of Property; Liens; Investments	86

5.09	Environmental Compliance	87

5.10	Insurance	88

5.11	Taxes	88

5.12	ERISA Compliance	88

5.13	Subsidiaries; Equity Interests; Loan Parties	89

5.14	Margin Regulations; Investment Company Act	90

5.15	Disclosure	90

5.16	Compliance with Laws	91

5.17	Intellectual Property; Licenses, Etc	91

5.18	Solvency	91

5.19	Casualty, Etc	91

5.20	Labor Matters	91

5.21	OFAC; Sanctions	91

5.22	Anti-Corruption Laws	92

5.23	Collateral Documents	92

5.24	Franchise Agreements	92

5.25	Material Contracts	92

ARTICLE VI	AFFIRMATIVE COVENANTS	92

6.01	Financial Statements	93

6.02	Certificates; Other Information	94

6.03	Notices	96

6.04	Payment of Obligations	97

6.05	Preservation of Existence, Etc	97

6.06	Maintenance of Properties	97

6.07	Maintenance of Insurance	98

6.08	Compliance with Laws	98

6.09	Books and Records	98

6.10	Inspection Rights	98

6.11	Use of Proceeds	99

6.12	Covenant to Guarantee Obligations and Give Security	99

6.13	Compliance with Environmental Laws	101

6.14	Further Assurances	102

6.15	Compliance with Terms of Leaseholds	102

6.16	Information Regarding Collateral	102

6.17	Material Contracts	102

6.18	Compliance with Terms of Franchise Agreements	103

6.19	Cash Collateral Accounts	103

6.20	Anti-Corruption Laws	103

ARTICLE VII	NEGATIVE COVENANTS	103

7.01	Liens	103

7.02	Indebtedness	106

7.03	Investments	108

7.04	Fundamental Changes	110

7.05	Dispositions	110

7.06	Restricted Payments	112

7.07	Change in Nature of Business	114

7.08	Transactions with Affiliates	114

7.09	Burdensome Agreements	114

7.10	Use of Proceeds	115

7.11	Financial Covenants	115

7.12	Amendments of Organization Documents	116

7.13	Prepayments, Etc	116

7.14	Amendment, Etc	116

7.15	Holding Company	116

7.16	Sanctions	116

7.17	Anti-Corruption Laws	117

7.18	Accounting Changes	117

7.19	Sale-Leasebacks	117

ARTICLE VIII	EVENTS OF DEFAULT AND REMEDIES	117

8.01	Events of Default	117

8.02	Remedies upon Event of Default	120

8.03	Application of Funds	121

ARTICLE IX	ADMINISTRATIVE AGENT	122

9.01	Appointment and Authority	122

9.02	Rights as a Lender	123

9.03	Exculpatory Provisions	123

9.04	Reliance by Administrative Agent	124

9.05	Delegation of Duties	124

9.06	Resignation, Removal of Administrative Agent	125

9.07	Non-Reliance on Administrative Agent and Other Lenders	126

9.08	No Other Duties, Etc	127

9.09	Administrative Agent May File Proofs of Claim; Credit Bidding	127

9.10	Collateral and Guaranty Matters	128

9.11	Secured Cash Management Agreements and Secured Hedge Agreements	129

ARTICLE X	CONTINUING GUARANTY	129

10.01	Guaranty	129

10.02	Rights of Lenders	130

10.03	Certain Waivers	130

10.04	Obligations Independent	131

10.05	Subrogation	131

10.06	Termination; Reinstatement	131

10.07	Subordination	131

10.08	Stay of Acceleration	132

10.09	Condition of Borrower	132

10.10	Joint and Several Liability of the Guarantors	132

10.11	Keepwell	133

10.12	Guarantors’ Agreement to Pay Enforcement Costs, Etc	134

ARTICLE XI	MISCELLANEOUS	134

11.01	Amendments, Etc	134

11.02	Notices; Effectiveness; Electronic Communications	136

11.03	No Waiver; Cumulative Remedies; Enforcement	138

11.04	Expenses; Indemnity; Damage Waiver	139

11.05	Payments Set Aside	141

11.06	Successors and Assigns	141

11.07	Treatment of Certain Information; Confidentiality	147

11.08	Right of Setoff	149

11.09	Interest Rate Limitation	149

11.10	Counterparts; Integration; Effectiveness	149

11.11	Survival of Representations and Warranties	150

11.12	Severability	150

11.13	Replacement of Lenders	150

11.14	Governing Law; Jurisdiction; Etc	151

11.15	WAIVER OF JURY TRIAL	152

11.16	No Advisory or Fiduciary Responsibility	152

11.17	Electronic Execution of Assignments and Certain Other Documents	153

11.18	USA PATRIOT Act	153

v

SCHEDULES

1.01	Existing Letters of Credit
2.01	Revolving Credit Commitments and Applicable Percentages
5.06	Litigation
5.08(c)	Owned Real Property
5.08(d)	Leased Real Property
5.08(e)	Franchised Unit Locations
5.08(f)	Material Investments
5.09	Environmental Matters
5.12(d)	Pension Plans
5.13	Subsidiaries
5.24	Franchise Agreements
7.01	Existing Liens
7.02	Existing Indebtedness
7.09	Burdensome Agreements
11.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of
A	Committed Loan Notice
B	Swing Line Loan Notice
C	Revolving Credit Note
D	Compliance Certificate
E-1	Assignment and Assumption
E-2	Administrative Questionnaire
F	Perfection Certificate
G-1 – G-4	United States Tax Compliance Certificates

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of August 4, 2015, among SAGITTARIUS RESTAURANTS LLC, a Delaware limited liability company (the “Borrower”), DEL TACO HOLDINGS, INC., a Delaware corporation (“Holdings”), F&C RESTAURANT HOLDING CO., a Delaware corporation, the other Persons party hereto from time to time as a Loan Party, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), JPMORGAN CHASE BANK, N.A. and BANK OF MONTREAL, as Co-Syndication Agents, REGIONS BANK, as Documentation Agent, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

PRELIMINARY STATEMENTS:

WHEREAS, the Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to issue letters of credit, in each case, on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition Target” has the meaning specified in the definition of “Permitted Acquisition”.

“Additional Lender” means, at any time, any Person at such time that is not an existing Lender and that agrees to provide any portion of any Replacement Revolving Commitment pursuant to a Refinancing Amendment in accordance with Section 2.18; provided that such Additional Lender shall be an Eligible Assignee.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent appointed in accordance with Section 9.06.

“Administrative Agent Fee Letter” means the letter agreement, dated as of July 9, 2015, among the Borrower, the Administrative Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders in accordance with Section 11.02(d).

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning specified in Section 11.02(c).

“Aggregate Commitments” means the Revolving Credit Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other Laws of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption.

“Applicable Percentage” means, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.16. If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of the Revolving Credit Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, at any time (a) from the Closing Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(a) for the first full fiscal quarter ending after the Closing Date, (i) 2.00% per annum in the case of Eurodollar Rate Loans and Letter of Credit Fees, (ii) 1.00% per annum in the case of Base Rate Loans and (iii) 0.25% per annum in the case of Commitment Fees and (b) thereafter, the applicable percentage per annum set forth below (for each Type of Loan and for the Letter of Credit Fees and Commitment Fees) determined by reference to the Consolidated Total Lease Adjusted Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Level	Consolidated Total Lease Adjusted Leverage Ratio		Applicable Rate for Eurodollar Rate Loans/Letter of Credit Fees	Applicable Rate for Swing Line Loans and Base Rate Loans	Commitment Fee
I		< 3.75:1.00	1.50%	0.50%	0.20%
II	≥	3.75:1.00 but < 4.25:1.00	1.75%	0.75%	0.20%
III	≥	4.25:1.00 but < 4.75:1.00	2.00%	1.00%	0.25%
IV	≥	4.75:1.00 but < 5.25:1.00	2.25%	1.25%	0.30%
V		≥ 5.25:1.00	2.50%	1.50%	0.35%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Lease Adjusted Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level V shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.08 and Section 2.10(b).

“Appropriate Lender” means, at any time, (a) with respect to the Revolving Credit Facility, a Revolving Credit Lender, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means, collectively, (a) Merrill Lynch, Pierce, Fenner & Smith, Incorporated and (b) J.P. Morgan Securities LLC, in their respective capacities as joint lead arrangers and joint bookrunners.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 30, 2014, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Availability Period” means, in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Revolving Credit Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Bank of Montreal Fee Letter” means the letter agreement dated as of July 9, 2015, between the Borrower and Bank of Montreal.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) except during any period of time during which a notice delivered to the Borrower under Section 3.03 shall remain in effect, the Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Revolving Credit Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Revolving Credit Borrowing or a Swing Line Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located or the state where the Borrower’s headquarters are located (which, as of the Closing Date is California), and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Collateral Account” means a blocked, non-interest bearing deposit account of one or more of the Loan Parties at Bank of America (or another commercial bank selected in compliance with Section 6.19) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.

“Cash Collateralize” means to deposit in a Cash Collateral Account or to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or the Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuer shall agree in their sole discretion, other credit support, in each case on terms and pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than Liens permitted under Section 7.01):

(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b) time or demand deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $500,000,000, in each case with maturities of not more than one year from the date of acquisition thereof;

(c) commercial paper issued by any Person organized under the laws of the United States, any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 270 days from the date of acquisition thereof;

(d) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition;

(e) any repurchase agreement entered into with a commercial bank or trust company satisfying the requirements of clause (b) of this definition or that is a Lender; provided that (i) the repurchase obligations of such bank or trust company under such repurchase agreement are fully secured by a perfected security interest in a security or instrument of the type described in clauses (a) through (d) above and (ii) such security or instrument so securing the repurchase obligations has a fair market value at the time such repurchase agreement is entered into of not less than 100% of such repurchase obligation;

(f) money market mutual or similar funds; provided that substantially all of the assets of such funds are comprised of securities described in clauses (a) through (d) above;

(g) Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition; or

(h) all other cash equivalents from time to time approved by the Administrative Agent in its reasonable discretion.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“CFC Holdco” means any direct or indirect Domestic Subsidiary of Holdings that is treated as a disregarded entity for U.S. federal income tax purposes and substantially all of the assets of which consist of Equity Interests of one or more CFCs.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Equity Investors becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of Parent entitled to vote for members of the board of directors or equivalent governing body of Parent on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(c) Parent shall cease, directly or indirectly, to own and control legally and beneficially all of the Equity Interests in Holdings; or

(d) Holdings shall cease, directly or indirectly, to own and control legally and beneficially all of the Equity Interests in the Borrower; or

(e) except as permitted under Sections 7.04 and 7.05, the Borrower shall cease, directly or indirectly, to own and control legally and beneficially 100% of each Guarantor (other than Holdings and F&C).

“Class” has the meaning specified in Section 2.17(a).

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01.

“Co-Syndication Agents” means each of JPMorgan Chase Bank, N.A. and Bank of Montreal.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all of the “Collateral” and “Mortgaged Property” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, the Mortgages, each of the mortgages, collateral assignments, security agreements, supplements to security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment Fee” has the meaning specified in Section 2.09(a).

“Committed Loan Notice” means (a) a notice of a Revolving Credit Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Adjusted Cash Rental Expense” means, as of the date of determination, for any relevant Measurement Period, Consolidated Cash Rental Expense for such Measurement Period multiplied by eight (8).

“Consolidated Cash Rental Expense” means, as of the date of determination, for the relevant Measurement Period, (a) all cash rental expense of the Borrower and its Subsidiaries for such Measurement Period, determined on a consolidated basis, incurred under any rental agreements or leases of real and personal property, minus (b) the sum of (i) obligations in respect of any Capitalized Leases and Synthetic Lease Obligations, (ii) cash rental expense in connection with the Headquarters Lease and (iii) without duplication, cash sublease income, in each case, for such Measurement Period. For purposes of calculating Consolidated Cash Rental Expense for any Measurement Period in connection with any determination of the Consolidated Total Lease Adjusted Leverage Ratio for such Measurement Period, (x) if at any time during such Measurement Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated Cash Rental Expense for such Measurement Period shall be reduced by an amount equal to the Consolidated Cash Rental Expense attributable to the property that is the subject of such Material Disposition after giving pro forma effect thereto as if such Material Disposition occurred on the first day of such Measurement Period, (y) if during such Measurement Period the Borrower or any Subsidiary shall have made a Material Acquisition, the Consolidated Cash Rental Expense for such Measurement Period shall be increased by an amount equal to the Consolidated Cash Rental Expense attributable to the property that is the subject of such Material Acquisition after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Measurement Period and (z) if during such Measurement Period the Borrower or any Subsidiary continues to have a leasehold interest in a property previously owned by the Borrower or such Subsidiary in fee as a result of a Sale-Leaseback Transaction permitted under Section 7.19, the Consolidated Cash Rental Expense for such Measurement Period shall be increased by the lease expense paid in cash for such property after giving pro forma effect thereto as if such Sale-Leaseback Transaction occurred on the first day of such Measurement Period.

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income for the most recently completed Measurement Period plus (a) the following to the extent deducted in calculating such Consolidated Net Income for the most recently completed Measurement Period (other than in the case of clause (xvi) below) and without duplication (in each case of or by the Borrower and its Subsidiaries for such Measurement Period): (i) Consolidated Interest Charges plus any other accrued interest expense for such period, (ii) the provision for Federal, state, local and foreign income taxes payable (including franchise and similar taxes imposed in lieu of income taxes), (iii) depreciation and amortization expense (including amortization of deferred financing costs, goodwill and other intangibles), (iv) the cumulative effect of a change in accounting principles and other non-cash charges in addition to those set forth in the other clauses of this definition (including non-cash charges that are reserves for restaurant closures, litigation or other reserves determined by the Borrower in good faith), (v) non-capitalized fees and expenses incurred in connection with the Transaction and the consummation of the transactions contemplated by the Merger Agreement, (vi) transaction and other non-recurring reasonable and documented fees, costs and expenses and restructuring charges incurred and any pro forma cost savings realized (as if realized at the beginning of the applicable Measurement Period, net of the amount of actual benefits realized during such period from such actions) in connection with any Disposition permitted hereunder, any Permitted Acquisition, any material restructuring of the business of the Borrower or any of its Subsidiaries or any Indebtedness incurred in connection with any of the foregoing, in each case within 12 months of such transaction or restructuring (including, without limitation, to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement entered into in connection with and any severance costs associated with any Permitted Acquisition); provided, that (A) such fees, costs, expenses, charges and cost savings are reasonably identifiable and factually supported and the basis of such determination is set forth in a Compliance Certificate or such other certificate executed by a Responsible Officer of the Borrower and (B) any such add-backs do not have the effect of adjusting Consolidated EBITDA by more than the greater of (x) 5% (calculated without giving effect to this clause (vi)) and (y) the amount of such adjustments as would be permitted under Article 11 of Regulation S-X, (vii) non-recurring, non-cash purchase accounting adjustments permitted or required under FAS Nos. 141 and 142, all as determined in accordance with GAAP, (viii) non-cash losses for asset impairments for such period, (ix) extraordinary, unusual or non-recurring expenses, charges or losses during such period (as determined by the Borrower in good faith, it being understood that Item 10(e) of Regulation S-K under the Securities Act shall not constitute a limitation on any such determination) in an aggregate amount not to exceed $10,000,000 for such Measurement Period, (x) non-cash compensation charges, including any such charges arising from stock options, restricted stock grants and other equity incentive programs, (xi) non-capitalized fees, costs and expenses in connection with any issuance of Equity Interests of Holdings permitted by this Agreement, (xii) the non-cash portion of rental expense for such period, (xiii) non-cash losses from the sale or other disposition of assets, (xiv) net losses from entities consolidated under FASB ASC 810, (xv) the amount of any minority interest expense, (xvi) the proceeds of business interruption insurance to the extent not taken into account in the calculation of Consolidated Net Income, (xvii) all expenses and charges for which the Borrower or any Subsidiary is reasonably likely to be indemnified or reimbursed within 18 months, (xviii) non-cash losses relating to Swap Contracts, (xix) costs associated with pre-opening and grand opening of stores not in operation on the Closing Date in an aggregate amount not to exceed $90,000 per store and (xx) non-recurring severance and relocation charges in an aggregate amount not to exceed $1,500,000 for any Measurement Period, minus (b) the following to the extent included in calculating such Consolidated Net Income (in each case of or by the Borrower and its Subsidiaries for such Measurement Period): (i) cash payments during such period for reserves or charges added back to Consolidated Net Income in such period or a prior period (other than cash charges permitted to be added back under clause (a) above had such charges been incurred in the current or a prior period), (ii) Federal, state, local and foreign income tax credits, (iii) gains from the sale or other disposition of assets, whether or not extraordinary, (iv) extraordinary, unusual or non-recurring gains, (v) gains in connection with any Disposition, any Permitted Acquisition or any material restructuring of the business of the Borrower or any of its Subsidiaries, (vi) all expenses and other charges added back under clause (a)(xvii) above at the time reimbursed or to the extent not reimbursed within 18 months, (vii) non-cash gains relating to Swap Contracts, (viii) net gains from entities consolidated under FASB ASC 810, and (ix) all non-cash items increasing Consolidated Net Income (other than income from the amortization of deferred or unearned revenue, including amortization of deferred franchise fees and unearned trade and vendor discounts). For the purposes of calculating Consolidated EBITDA for any Measurement Period pursuant to any determination of the Consolidated Total Lease Adjusted Leverage Ratio, (A) if at any time during such Measurement Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Measurement Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such

Measurement Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Measurement Period as if such Material Disposition occurred on the first day of such Measurement Period and (B) if during such Measurement Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Measurement Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Measurement Period.

“Consolidated EBITDAR” means, as of the date of determination, an amount equal to (without duplication) (a) Consolidated EBITDA for the most recently completed Measurement Period, plus (b) Consolidated Cash Rental Expense for such Measurement Period.

“Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) (i) Consolidated EBITDAR for the most recently completed Measurement Period, less (ii) Restricted Payments (or those amounts that would have been Restricted Payments but were paid directly by any Loan Party on behalf of Parent) paid in cash during such Measurement Period (to the extent not already deducted in the calculation of Consolidated Net Income), to (b) the sum of (i) Consolidated Interest Charges paid in cash (less any payments of out of pocket costs incurred in order to obtain Swap Contracts (but, for the avoidance of doubt, the foregoing shall not be deemed to result in the exclusion of underlying Swap Obligations of any Loan Party or any of its Subsidiaries) and any expenses reimbursed pursuant to this Agreement), (ii) the aggregate principal amount of all regularly scheduled principal payments, redemptions or similar acquisitions for value of outstanding debt for borrowed money, Capitalized Leases and Tenant Improvement Debt, but excluding any such payments to the extent refinanced through the incurrence of additional Indebtedness otherwise permitted under Section 7.02, and (iii) Consolidated Cash Rental Expense, in each case, of or by the Borrower and its Subsidiaries for the most recently completed Measurement Period.

“Consolidated Funded Indebtedness” means, as of any date of determination and without duplication, for the Borrower and its Subsidiaries on a consolidated basis, the aggregate stated balance sheet principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP; provided, that for purposes of determining Consolidated Funded Indebtedness, the undrawn amount of the face amount of outstanding Letters of Credit shall not be included in Consolidated Funded Indebtedness and Tenant Improvement Debt shall be included in Consolidated Funded Indebtedness.

“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest and all such amounts in respect of Tenant Improvement Debt) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period. Notwithstanding the foregoing, for the purposes of determining the Consolidated Fixed Charge Coverage Ratio for the first (i) partial fiscal quarter ending after the Closing Date, Consolidated Interest Charges shall be deemed to be $5,978,189 and (ii) three full fiscal quarters ending after the Closing Date, Consolidated Interest Charges for such periods shall be determined by: (x) dividing Consolidated Interest Charges for the first full fiscal quarter ending after the Closing Date by 4 and multiplying such quotient by 13, (y) dividing the sum of Consolidated Interest Charges for the first two full fiscal quarters ending after the Closing Date by 7 and multiplying such quotient by 13 and (z) dividing the sum of Consolidated Interest Charges for the first three full fiscal quarters ending after the Closing Date by 10 and multiplying such quotient by 13, respectively. For purposes of calculating Consolidated Interest Charges for any Measurement Period in connection with any determination of the Consolidated Fixed Charge Coverage Ratio for such Measurement Period, (i) if at any time during such Measurement Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated Interest Charges for such Measurement Period shall be reduced by an amount equal to the Consolidated Interest Charges accrued during the relevant Measurement Period on any Indebtedness repaid or refinanced in connection with such Material Disposition after giving pro forma effect thereto as if such Material Disposition occurred on the first day of such Measurement Period and (ii) if during such Measurement Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated Interest Charges for such Measurement Period shall be calculated to include an amount equal to the Consolidated Interest Charges accrued on any Indebtedness incurred in connection with such Material Acquisition after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Measurement Period.

“Consolidated Net Income” means, at any date of determination, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period; provided that Consolidated Net Income shall exclude (a) the net income of any Subsidiary during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Subsidiary during such Measurement Period, except that the Borrower’s equity in any net loss of any such Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income and (b) any income (or loss) for such Measurement Period of any Person if such Person is not a Subsidiary, except that the Borrower’s equity in the net income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Measurement Period to the Borrower or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to the Borrower as described in clause (b) of this proviso).

“Consolidated Total Lease Adjusted Leverage Ratio” means, as of any date of determination, the ratio of (a) the sum of (i) the result of (x) Consolidated Funded Indebtedness minus (y) the aggregate amount of unrestricted cash and Cash Equivalents (not subject to any Liens other than Liens in favor of the Administrative Agent) of the Borrower and its Subsidiaries in excess of $3,000,000 but in an amount not to exceed $5,000,000, in each case as of the last day of the most recently ended Measurement Period plus (ii) Consolidated Adjusted Cash Rental Expense for such Measurement Period to (b) Consolidated EBITDAR of the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Disclosed Litigation” has the meaning specified in Section 5.06.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Lenders” means any direct competitor of Holdings or any of its Subsidiaries, in each case, identified by such Person’s name in a written notice to the Administrative Agent delivered at any time after the Closing Date, which notice (A) shall be mutually acceptable to the Administrative Agent and the Borrower, (B) may be made available by the Administrative Agent on a Platform accessible by all Lenders and (C) shall become effective two Business Days after the posting thereof; provided that any such notice may be updated from time to time (a) to include (i) additional direct competitors of Holdings or any of its Subsidiaries identified by such Person’s name or (ii) Affiliates of such competitors that are either (x) identified by such Person’s name or (y) readily identifiable as such on the basis of such Affiliate’s name, (b) may be made available by the Administrative Agent on a Platform accessible by all Lenders, (c) shall be in form satisfactory to the Administrative Agent and (d) shall become effective two Business Days after the posting thereof. Notwithstanding the foregoing, in no event shall (1) any such update apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans and/or Revolving Credit Commitments, Extended Revolving Credit Commitments or Replaced Revolving Commitments as permitted herein and (2) any bona fide debt fund, investment vehicle, regulated banking entity or non-regulated lending entity that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans or bonds and/or similar extensions of credit in the ordinary course of business which is managed, sponsored or advised by any Person Controlling, Controlled by or under common Control with a competitor of Holdings or any of its Subsidiaries or its Controlling owner and for which no personnel involved with the competitive activities of such competitor or Controlling owner (I) makes any investment decisions for such debt fund or (II) has access to any confidential information (other than publicly available information) relating to the Borrower and its Subsidiaries be deemed a Disqualified Lender.

“Documentation Agent” means Regions Bank.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)). For the avoidance of doubt, any Disqualified Lender is subject to Section 11.06(g).

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetland, flora and fauna.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, agreements or governmental restrictions relating to pollution or the protection of the Environment or human health (to the extent related to exposure to Hazardous Materials), including those relating to the manufacture, generation, handling, transport, storage, treatment, Release or threat of Release of Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Investor” means Levy Acquisition Sponsor, LLC and its Affiliates.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan if there is any potential liability to the Borrower therefor or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or any Multiemployer Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a Multiemployer Plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; or (i) a failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.

“Eurodollar Rate” means:

(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day; and

(c) if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“Eurodollar Rate Loan” means a Revolving Credit Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate”.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Property” has the meaning specified in the Security Agreement.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 10.11 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Subsidiary” means (a) each of Del Taco Restaurant Properties I, Del Taco Restaurant Properties II, Del Taco Restaurant Properties III and Del Taco Income Properties IV, (b) DT-LA Verne, Ltd., DT/Costa Mesa Restaurant Co. and LA Veta Fund, Ltd. so long as such Subsidiary is not a wholly-owned Subsidiary and does not own Property other than one Del Taco store and any related Property to operate such store, (c) each Immaterial Subsidiary and (d) any other subsidiary that may be excluded from the guarantee requirements of this Agreement in circumstances where the Administrative Agent reasonably determines that the cost of providing such a guarantee is excessive in relation to the value afforded thereby.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Revolving Credit Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Revolving Credit Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that pursuant to Section 3.01(a)(ii), (iii) or Section 3.01(c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any Taxes imposed pursuant to FATCA.

“Existing Credit Agreement” means that certain Credit Agreement, dated as of April 1 2013, among Borrower, F&C, General Electric Capital Corporation, as administrative agent, and certain other parties thereto, as amended and in effect prior to the date hereof.

“Existing Letters of Credit” means those letters of credit specified in Schedule 1.01.

“Extended Revolving Credit Commitment” has the meaning specified in Section 2.17(a).

“Extended Revolving Credit Loans” has the meaning specified in Section 2.17(c).

“Extension” has the meaning specified in Section 2.17(a).

“Extension Amendment” has the meaning specified in Section 2.17(d).

“Extension Offer” has the meaning specified in Section 2.17(a).

“F&C” means F&C Restaurant Holding Co., a Delaware corporation.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code or otherwise pursuant to the foregoing, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the

Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letters” means, collectively, the Administrative Agent Fee Letter, the Bank of Montreal Fee Letter and the JPMorgan Fee Letter.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means each direct or indirect Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Franchise Agreements” means each of the agreements entered into from time to time by a Loan Party pursuant to which such Loan Party as Franchisor agrees to allow a Franchisee to operate a restaurant facility using the “Del Taco” restaurant concepts.

“Franchisee” means each third party unaffiliated restaurant operator identified as a franchisee in any Franchise Agreement.

“Franchised Unit Locations” means, collectively, the property comprising Franchised Unit Locations described in Schedule 5.08(e) (as such Schedule may be updated from time to time).

“Franchisor” means any Loan Party party to a Franchise Agreement.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized, in either case, in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, (a) Holdings, F&C, Kerry Foods International LLC, Del Taco LLC and each other Subsidiary of the Borrower that shall be required to execute and deliver a guaranty or Joinder Agreement pursuant to Section 6.12 and (b) with respect to (i) Obligations owing by any Loan Party or any Subsidiary of a Loan Party (other than the Borrower) under any Hedge Agreement or any Cash Management Agreement and (ii) the payment and performance by each Specified Loan Party of its obligations under its Guaranty with respect to all Swap Obligations, the Borrower.

“Guaranty” means, collectively, the Guaranty made by Holdings, F&C, Kerry Foods International LLC and Del Taco LLC under Article X in favor of the Secured Parties together with each other guaranty or Joinder Agreement delivered pursuant to Section 6.12.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.

“Headquarters Lease” means that certain Lease for Palm Terrace, dated as of December 10, 2001 (as amended, supplemented or otherwise modified from time to time), by and between Del Taco LLC (as successor to Del Taco Inc.) and Palm Terrace Investment Group (as successor to Pacific Jack, L.L.C.), a Delaware limited liability company, with respect to Holdings’ and Borrower’s corporate headquarters or any successor lease agreement reasonably satisfactory to the Administrative Agent.

“Hedge Bank” means any Person that, at the time it enters into an interest rate Swap Contract with a Loan Party required or permitted under Article VI or VII, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract.

“Holdings” has the meaning specified in the introductory paragraph hereto.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Immaterial Subsidiaries” shall mean, at any time, Subsidiaries that, on a consolidated basis with their respective Subsidiaries and treated as if all such Subsidiaries and their respective Subsidiaries were combined and consolidated as a single Subsidiary, (a) had consolidated assets representing less than 5% of the consolidated assets of Holdings and its Subsidiaries as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered (or were required to be delivered) pursuant to Section 6.01), (b) accounted for less than 5% of the consolidated revenues of the Borrower and its Subsidiaries for the period of four consecutive fiscal quarters most recently ended for which financial statements have been delivered (or were required to be delivered) pursuant to Section 6.01 and (c) accounted for less than 3% of Consolidated EBITDA of Holdings and its Subsidiaries for the period of four consecutive fiscal quarters most recently ended for which financial statements have been delivered (or were required to be delivered) pursuant to Section 6.01.

“Impacted Loans” has the meaning specified in Section 3.03.

“Increase Effective Date” has the meaning specified in Section 2.14(b).

“Increase Joinder” has the meaning specified in Section 2.14(d).

“Incremental Lender” means a Revolving Credit Lender with an Incremental Revolving Commitment.

“Incremental Revolving Commitment” has the meaning specified in Section 2.14(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business and accrued expenses);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(f) all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(h) Tenant Improvement Debt; and

(i) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. Notwithstanding the foregoing, (i) in connection with any Permitted Acquisition, the term “Indebtedness” shall not include contingent post-closing purchase price adjustments or earn-outs to which the seller in such Permitted Acquisition may become entitled until such adjustments or earn-outs to which the seller in such Permitted Acquisition may become entitled until such adjustments or earn-outs have become due and payable or have been determined and (ii) in no event shall the following constitute “Indebtedness”: (w) warrant liability, (x) operating leases, (y) customary obligations under employment agreements and deferred compensation and (z) deferred revenue and deferred tax liabilities.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Intellectual Property Security Agreement” has the meaning specified in the Security Agreement.

“Intercompany Subordination Agreement” means the Intercompany Subordination Agreement dated as of the date hereof among each of the Loan Parties and their Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter (in each case, subject to availability), as selected by the Borrower in its Committed Loan Notice, or such other period that is twelve months or less requested by the Borrower and consented to by all the Lenders; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person; provided, however, that Investments shall not include (i) accounts receivable or other indebtedness owed by customers and other Persons that make payments in respect of customers of such Person (other than any Loan Party) which arose in the ordinary course of such Person’s business or (ii) prepaid expenses of such Person incurred and prepaid in the ordinary course of business. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning specified in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Joinder Agreement” has the meaning specified in the Security Agreement.

“JPMorgan Fee Letter” means the letter agreement dated as of July 9, 2015, between the Borrower and JPMorgan Chase Bank, N.A.

“Law” or “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Leases” means, collectively, each lease of real property related to a Restaurant or to the operation of the business of the Loan Parties.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent in accordance with Section 11.02(d), which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means any standby letter of credit issued hereunder, providing for the payment of cash upon the honoring of a presentation thereunder and shall include the Existing Letters of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to $35,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, easement, right-of-way or other encumbrance on title to real property, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Acquisition” means any Permitted Acquisition by the Borrower or any of its Subsidiaries, the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Credit Loan or a Swing Line Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Revolving Credit Notes, (c) any agreement creating or perfecting rights in cash collateral pursuant to the provisions of Section 2.15 of this Agreement, (d) the Collateral Documents, (e) the Fee Letters, (f) the Intercompany Subordination Agreement and (g) each Issuer Document.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Material Acquisition” shall mean (a) any Permitted Acquisition and (b) any acquisition of property or series of related acquisitions of property that constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person, in each case to the extent permitted under Section 7.03.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the results of operations, business, assets, properties, liabilities (actual or contingent) or financial condition of Holdings and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Secured Party under the Loan Documents, or of the ability of any Loan Party to perform its material obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Contract” means, with respect to any Person, (a) each contract to which such Person is a party which is material to the operations, business, assets, properties, or financial condition of such Person and (b) the Merger Agreement.

“Material Disposition” means any Disposition of property or series of related Dispositions of property (excluding ordinary course asset dispositions but including, whether or not in the ordinary course of business, Dispositions of stores and sales in connection with the refranchising of stores), in each case to the extent permitted under Section 7.05; provided, that if the Borrower or any of its Subsidiaries continues to have a leasehold interest in a property previously owned in fee as a result of a Sale-Leaseback Transaction permitted under Section 7.19, such transaction shall not be considered a Material Disposition.

“Material Real Property” means any fee-owned real property acquired after the Closing Date by the Borrower or any Loan Party with a fair market value in excess of $2,000,000.

“Maturity Date” means (a) August 4, 2020 and (b) solely as to any Lender with an Extended Credit Commitment, a Replacement Revolving Commitment, Extended Revolving Credit Loans, or Replacement Revolving Loans if the maturity date is extended pursuant to Section 2.17 or Section 2.18, as applicable, such extended maturity date as determined pursuant to such Section 2.17 or Section 2.18, as applicable; provided, however, that, in any case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Borrower.

“Merger Agreement” means the Agreement and Plan of Merger dated March 12, 2015, by and among Holdings, Levy Acquisition Corp. and Levy Merger Sub, LLC.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 103% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount equal to 103% of the Outstanding Amount of all L/C Obligations.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” has the meaning specified in Section 6.12(e).

“Mortgage Policy” has the meaning specified in Section 6.12(e).

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the Obligations shall exclude any Excluded Swap Obligations.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Parent” means Del Taco Restaurants, Inc., a Delaware corporation.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Perfection Certificate” means a certificate in the form of Exhibit F or any other form approved by the Administrative Agent.

“Permitted Acquisition” means (A) any acquisition consented to in writing by the Required Lenders prior to the date of such acquisition or (B) the purchase or other acquisition in a single transaction or a series of related transactions of (i) all of the Equity Interests (other than qualifying directors shares) in any Person that, upon the consummation thereof, will be wholly-owned directly by the Borrower or one or more of its Subsidiaries (including as a result of a merger or consolidation; such Person, an “Acquisition Target”), (ii) all or substantially all of the assets associated with the operation of one or more restaurants or (iii) all or substantially all of the assets of a Person (in each case, such Equity Interests or assets acquired hereinafter referred to as the “Acquired Assets”), provided that in each case, each of the following conditions are met:

(a) the line of business of the Person to be, or the property of which is to be, so purchased or otherwise acquired shall be permitted pursuant to Section 7.07;

(b) such acquisition shall not be a “hostile” acquisition and shall have been approved by the board of directors or similar governing body and/or shareholders or other equity holders of the applicable Loan Party or Subsidiary thereof and the Acquisition Target;

(c) if the Consolidated Total Lease Adjusted Leverage Ratio is in excess of the then applicable Consolidated Total Lease Adjusted Leverage Ratio as set forth in Section 7.11(a), less 0.50x, as of the most recently ended Measurement Period for which financial statements have been delivered (or were required to be delivered) pursuant to Section 6.01 calculated both before and immediately after giving effect on a pro forma basis to such purchase or other acquisition, the total cash and noncash consideration

(including the fair market value of all Equity Interests issued or transferred to the sellers thereof, all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under non-compete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the Borrower and its Subsidiaries for any such purchase or other acquisition, when aggregated with the total cash and noncash consideration paid by or on behalf of the Borrower and its Subsidiaries for all other Permitted Acquisitions consummated during the applicable fiscal year, shall not exceed $10,000,000 in the applicable fiscal year;

(d) immediately before and immediately after giving effect on a pro forma basis to any such purchase or other acquisition, (i) no Event of Default shall have occurred and be continuing; provided that in the case of any Limited Condition Acquisition (and related transaction costs) financed substantially concurrently with the proceeds of Loans pursuant to an Incremental Revolving Commitment, to the extent agreed by the applicable Incremental Lenders, the condition set forth in this clause (d)(i) shall be limited to (x) no Default or Event of Default shall exist on the date on which the definitive acquisition agreement with respect to such Permitted Acquisition is executed and delivered and (y) upon the effectiveness and making of any Incremental Revolving Commitment on the applicable Increase Effective Date, no Event of Default pursuant to Sections 8.01(a), 8.01(f) or 8.01(g) shall have occurred and be continuing or shall occur as a result thereof and (ii) the Borrower and its Subsidiaries shall be in compliance with all of the covenants set forth in Section 7.11, for the most recently ended Measurement Period for which financial statements have been delivered (or were required to be delivered) pursuant to Section 6.01.

(e) the Borrower shall have delivered to the Administrative Agent, at least three (3) Business Days prior to the date on which the purchase or acquisition (or such later date that is on or prior to the consummation of the purchase or acquisition as may be agreed upon in writing by the Administrative Agent) of the Acquired Assets is to be consummated, a certificate of the Borrower signed by a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth herein have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

(f) the Administrative Agent shall have received (i) a description of the material terms of such acquisition, (ii) upon request, for any such acquisition for which the purchase price is in excess of $5,000,000, audited financial statements (or, if unavailable, management-prepared financial statements) of the Acquisition Target for its two most recent fiscal years and for any fiscal quarters ended within the fiscal year to date and (iii) upon request, for any such acquisition for which the purchase price is in excess of $5,000,000, consolidated projected income statements of the Borrower or any Subsidiary (giving effect to such acquisition), all in form and substance reasonably satisfactory to the Administrative Agent;

(g) the Borrower shall have delivered (or shall deliver in connection with the closing of such acquisition) to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent that all Liens and encumbrances with respect to the Acquired Assets, other than Permitted Liens, have been discharged in full or arrangements therefor satisfactory to the Administrative Agent have been made;

(h) after giving effect to such purchase or other acquisition, the amount by which the Revolving Credit Facility exceeds the Total Outstandings shall not be less than $10,000,000; and

(i) any such newly-created or acquired Subsidiary shall comply with the requirements of Section 6.12, and/or, with respect to any newly-acquired assets, the Borrower or applicable Subsidiary shall comply with the requirements of Section 6.12.

“Permitted Encumbrances” means Liens of the type described in clauses (a), (c), (d), (g), (m), (r) and (t) of Section 7.01 and such Liens as identified on the Mortgage Policy applicable to such property and acceptable to the Administrative Agent.

“Permitted Tax Distributions” means for any taxable period in which the Borrower and/or any of its Subsidiaries is a member of a consolidated, combined or similar income tax group of which a direct or indirect parent of Borrower is the common parent (a “Tax Group”), distributions or payments by Borrower to such direct or indirect parent of Borrower to pay federal, foreign, state and local income Taxes of such Tax Group that are attributable to the taxable income of the Borrower and/or its Subsidiaries; provided that, for each taxable period, the amount of such distributions and payments made in respect of such taxable period in the aggregate shall not exceed the amount that the Borrower and the Subsidiaries would have been required to pay as a stand-alone Tax Group, reduced by any portion of such income Taxes directly paid by the Borrower or any of its Subsidiaries.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), other than a Multiemployer Plan, maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party with total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” means the Administrative Agent, any Lender or the L/C Issuer, as applicable.

“Refinancing Amendment” has the meaning specified in Section 2.18(d).

“Register” has the meaning specified in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

“Removal Effective Date” has the meaning specified in Section 9.06(b).

“Replaced Revolving Commitments” has the meaning specified in Section 2.18(a).

“Replacement Revolving Commitments” means one or more new classes of Revolving Credit Commitments established pursuant to a Refinancing Amendment in accordance with Section 2.18.

“Replacement Revolving Lenders” has the meaning specified Section 2.18(c).

“Replacement Revolving Loans” means Revolving Credit Loans made pursuant to Replacement Revolving Commitments.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, at any time, Lenders (but in no event less than two unaffiliated Lenders at any time there are two or more unaffiliated Lenders) holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that (i) the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that any Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination and (ii) the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making such determination.

“Resignation Effective Date” has the meaning specified in Section 9.06(a).

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restaurant” means a particular restaurant at a particular location that is owned (regardless of whether the real property is owned or leased) and operated by a Loan Party or any Subsidiary of a Loan Party.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof) or (c) any management fees, fees (consulting, management or other), allowances or similar arrangements directly or indirectly paid or payable by any Loan Party to any other Person under a management agreement.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(a).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01,(b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate Outstanding Amount of the Revolving Credit Loans of such Lender, plus such Lender’s participation in L/C Obligations and Swing Line Loans at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time. The Revolving Credit Facility on the Closing Date is $250,000,000.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(a).

“Revolving Credit Note” means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit C.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sale-Leaseback Transaction” has the meaning specified in Section 7.19.

“Sanction(s)” means any sanction or trade embargo imposed, administered or enforced by the United States Government (including without limitation, OFAC and the Department of State), the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any interest rate Swap Contract required or permitted under Article VI or VII that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and any other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Security Agreement” has the meaning specified in Section 4.01(a)(iii).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.11).

“Subordination Provisions” has the meaning specified in Section 8.01(m).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means with respect to any Person any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $5,000,000 and (b) the Revolving Credit Facility. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tax Group” has the meaning specified in the defined term “Permitted Tax Distributions”.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenant Improvement Debt” means at any date, the aggregate stated balance sheet principal amount of all Indebtedness and similar obligations of the Borrower and its Subsidiaries representing financing provided by a landlord of improvements made for the benefit of the Borrower or any of its Subsidiaries as a tenant under a long-term lease.

“Threshold Amount” means $7,500,000.

“Total Credit Exposure” means, as to any Lender at any time, the unused Revolving Credit Commitments and Revolving Credit Exposure of such Lender at such time.

“Total Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.

“Trade Effective Date” has the meaning specified in Section 11.06(g).

“Transaction” means, collectively, (a) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents to which they are or are intended to be a party and the initial Borrowing under the Revolving Credit Facility, (b) the refinancing of Indebtedness outstanding under the Existing Credit Agreement and the termination of all commitments with respect thereto and (c) the payment of the fees, costs and expenses incurred in connection with the consummation of the foregoing.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unit Locations” means, collectively, the property comprising any Restaurant locations.

“United States” and “U.S.” mean the United States of America.

“Unlimited Incremental Amount” has the meaning specified in Section 2.14(a).

“Unreimbursed Amount” has the meaning specified in Section 2.03(c).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).

“Warrants” means those certain warrants to purchase 12,250,000 shares of Parent’s common stock at a price of $11.50 per share outstanding as of the Closing Date; provided that up to 7,500,000 of such warrants may be redeemed by Parent at a price of $0.01 per warrant if the last sale price of Parent’s common stock equals or exceeds $24.00 per share for any 20 trading days within a 30-trading day period.

1.02 Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and

“including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required

Lenders); provided that until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.

1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07 Deliveries. Unless otherwise specified herein, whenever any document, agreement or other item (but not, for the avoidance of doubt, any payment) is required by any Loan Document to be delivered on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 The Revolving Credit Loans. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Outstandings shall not exceed the Revolving Credit Facility, and (ii) the Revolving Credit Exposure shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving

Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. At the Borrower’s option, Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Revolving Credit Borrowing, each conversion of Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each such Committed Loan Notice must be received by the Administrative Agent not later than noon (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than noon four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than noon, three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Appropriate Lenders. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Revolving Credit Borrowing, a conversion of Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Revolving Credit Loans are to be continued or converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurodollar Rate Loan.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the Revolving Credit Facility of the applicable Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. (or, if such Committed Loan Notice is received by the Administrative Agent later than 11:00 a.m. on such day, not later than 2:00 p.m.) on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction or waiver of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than 10 Interest Periods in effect in respect of the Revolving Credit Facility.

(f) Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.

2.03 Letters of Credit.

(a) The Letter of Credit Commitment. (1) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the

Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the Revolving Credit Facility, (y) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Lender’s Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date, shall be subject to and governed by the terms and conditions hereof.

(i) The L/C Issuer shall not issue any Letter of Credit if:

(A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (x) all the Revolving Credit Lenders and the L/C Issuer have approved such expiry date or (y) such Letter of Credit is Cash Collateralized.

(ii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000;

(D) such Letter of Credit is to be denominated in a currency other than Dollars;

(E) any Revolving Credit Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(F) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iii) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(iv) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(v) The L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than noon at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that, any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 3:00 p.m. on the date of any payment by the L/C Issuer under a Letter of Credit (if the Borrower shall have received notice of such drawing by 11:00 a.m. on such date) or not later than 3:00 p.m. on the Business Day immediately following the Borrower’s receipt of such notice (if the Borrower shall have received notice of such drawing after 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit) (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice ). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower;

(v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi) any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC or the ISP;

(vii) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit

Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower that are determined by a court of competent jurisdiction by final and non-appealable judgment to have been caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance, subject to Section 2.16, with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the last Business Day of each March, June,

September and December, commencing with the first such date to occur after the issuance of such Letter of Credit (or the Closing Date in the case of the Existing Letters of Credit), on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit at the rate per annum specified in the Administrative Agent Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the last Business Day of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit (or the Closing Date in the case of the Existing Letters of Credit), on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the business of each Subsidiary.

2.04 Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the

Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Revolving Credit Facility at such time, and (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Lender’s Revolving Credit Commitment, (y) the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $250,000 and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower by crediting the account of the Borrower on the books of the Swing Line Lender with the amount of such funds.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving

Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05 Prepayments.

(a) Optional.

(i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Credit Loans in whole or in part without premium or penalty; provided that (A) such notice must be in a form reasonably acceptable to the Administrative Agent and be received by the Administrative Agent not later than noon (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (C) any prepayment of Base Rate

Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, provided that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the closing of another transaction, the proceeds of which will be used to prepay any outstanding Obligations, in which case such prepayment may be conditional upon the effectiveness of such other credit facilities or the closing of such other transaction. Any prepayment of a Loan pursuant to this Section 2.05(a) shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05, if applicable.

(ii) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that, (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the closing of another transaction, the proceeds of which will be used to prepay any outstanding Obligations, in which case such prepayment may be conditional upon the effectiveness of such other credit facilities or the closing of such other transaction.

(b) Mandatory. If for any reason the Total Outstandings at any time exceed the Revolving Credit Facility at such time, the Borrower shall immediately prepay Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess.

2.06 Termination or Reduction of Revolving Credit Commitments.

(a) The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit, without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent not later than noon three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Revolving Credit Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Letter of Credit Sublimit.

(b) Mandatory. If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the Revolving Credit Facility at such time, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(c) Application of Revolving Credit Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Revolving Credit Commitment under this Section 2.06. Upon any reduction of the Revolving Credit Commitments, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination or reduction of the Revolving Credit Facility shall be paid by the Borrower to the Administrative Agent on the effective date of such termination or reduction.

2.07 Repayment of Loans.

(a) Revolving Credit Loans. The Borrower shall repay to the Revolving Credit Lenders on the Maturity Date the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

(b) Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.

2.08 Interest.

(a) Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans.

(b) (i) Immediately upon the occurrence and during the continuance of an Event of Default under Section 8.01(a)(i), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) Upon the request of the Required Lenders, while any Event of Default exists and is continuing (other than as set forth in clause 2.08(b)(i) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(c) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable on demand.

(d) Interest on each Loan shall be due and payable in cash in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees. In addition to certain fees described in Sections 2.03(h) and (i):

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Percentage, a commitment fee (the “Commitment Fee”) equal to the Applicable Rate times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.16. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Commitments for purposes of determining the Commitment Fee. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Other Fees.

(i) The Borrower shall pay to the Arrangers, Co-Syndication Agents, and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the applicable Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a) All computations of interest for Base Rate Loans (including Base Rate

Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated Total Lease Adjusted Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Total Lease Adjusted Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(a)(i) or 2.08(b) or under Article VIII. The Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.11 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Credit Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Revolving Credit Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

(b) Funding by Lenders; Presumption by Administrative Agent.

(i) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.

If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or Disqualified Lender), (y) the application of Cash Collateral provided for in Section 2.15, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to any Loan Party or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

2.14 Increase in Revolving Credit Commitments.

(a) The Borrower may, from time to time, by written notice to the Administrative Agent and the Lenders elect to request the Lenders to provide prior to the Maturity Date one or more increases to the existing Revolving Credit Commitments (each, an “Incremental Revolving Commitment”) by an aggregate amount not in excess of (i) $75,000,000 plus (ii) such additional amount (the “Unlimited Incremental Amount”) as shall be permitted in accordance with Section 2.14(c)(iii)(y) below. Each such notice shall specify the requested amount of the applicable Incremental Revolving Commitments and each such request shall be in a minimum amount of $10,000,000 or any whole multiple of $500,000 in excess thereof (provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the aggregate limit in respect of Incremental Revolving Commitments set forth in above). At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond, which shall in no event be less than 10 Business Days from the date of delivery of such notice to the Lenders (or such shorter period as may be agreed to by the Administrative Agent and each proposed Lender, in their sole discretion). Each Lender may elect or decline, in its sole discretion, and shall notify the Administrative Agent within such time period whether it agrees, to provide an Incremental Revolving Commitment and, if so, whether by an amount equal to, greater than or less than requested. Any Person not responding within such time period shall be deemed to have declined to provide an Incremental Revolving Commitment. If the requested amount of Incremental Revolving Commitments exceeds the amount existing Lenders have agreed to provide, the Borrower may seek Additional Lenders that are Eligible Assignees to provide such excess amount of Incremental Revolving Commitments.

(b) Increase Effective Date and Allocations. The Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such Incremental Revolving Commitment. The Administrative Agent shall promptly notify the Borrower and the Incremental Lenders of the final allocation of such Incremental Revolving Commitments and the Increase Effective Date (limited in the case of the Incremental Lenders to their own respective allocations thereof).

(c) Conditions. The Incremental Revolving Commitments shall become effective as of the Increase Effective Date; provided that:

(i) no Default shall have occurred and be continuing on the Increase Effective Date;

(ii) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date, and except that for purposes of this Section

2.14, the representations and warranties contained in Section 5.05(a) and Section 5.05(b) shall be deemed to refer to the most recent financial statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01;

(iii) on a pro forma basis (assuming that such Incremental Revolving Commitments are fully drawn) (x) the Borrower shall be in compliance with each of the covenants set forth in Section 7.11, and (y) with respect to any Incremental Revolving Commitments increased with any portion of the Unlimited Incremental Amount, the Consolidated Total Lease Adjusted Leverage Ratio shall not exceed 4.00:1.00, in each case of clauses (x) and (y), as of the end of the most recently ended Measurement Period for which financial statements have been delivered (or were required to be delivered) pursuant to Section 6.01;

(iv) the Borrower shall make any breakage payments in connection with any adjustment of Revolving Credit Loans pursuant to Section 2.14(e); and

(v) the Borrower shall deliver or cause to be delivered officer’s certificates and legal opinions of the type delivered on the Closing Date to the extent reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent.

Notwithstanding the foregoing, solely with respect to Loans made pursuant to an Incremental Revolving Commitment the proceeds of which are intended to and shall be used to finance substantially contemporaneously a Limited Condition Acquisition, the Persons providing such Incremental Revolving Commitment may agree to a “Funds Certain Provision” that does not impose as a condition to funding thereof that (A) no Default or Event of Default exists at the time such Limited Condition Acquisition is consummated, in which event, the condition shall be that no Default or Event of Default shall exist on the date on which the definitive acquisition agreement with respect to such Permitted Acquisition is executed and delivered, (B) certain representations and warranties of the entities to be acquired pursuant to such Permitted Acquisition be made on the date such Limited Condition Acquisition is consummated and (C) certain Collateral in respect of the entities to be acquired pursuant to such Permitted Acquisition be delivered and/or perfected on the date such Limited Condition Acquisition is consummated.

(d) Terms of New Loans and Revolving Credit Commitments. The terms and provisions of Loans made pursuant to Incremental Revolving Commitments shall be identical to those of the Revolving Credit Loans existing prior to giving effect to such Incremental Revolving Commitment.

The Incremental Revolving Commitments shall be effected by an amendment or joinder agreement (each, an “Increase Joinder”) executed by the Borrower, the Administrative Agent and each Lender making such Incremental Revolving Commitment, in form and substance reasonably satisfactory to each of them. Notwithstanding the provisions of Section 11.01, the Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.14. In addition, unless otherwise specifically provided herein, all references in Loan Documents to Revolving Credit Loans shall be deemed, unless the context otherwise requires, to include references to Revolving Credit Loans made pursuant to Incremental Revolving Commitments made pursuant to this Section 2.14 and the Increase Joinder. This Section 2.14 shall supersede any provisions in Section 2.13 or Section 11.01 to the contrary.

(e) Adjustment of Revolving Credit Loans. Each Revolving Credit Lender that is acquiring an Incremental Revolving Commitment on the Increase Effective Date shall make a Revolving Credit Loan, the proceeds of which will be used to prepay the Revolving Credit Loans of the other Revolving Credit Lenders immediately prior to such Increase Effective Date, so that, after giving effect thereto, the Revolving Credit Loans outstanding are held by the Revolving Credit Lenders pro rata based on their Revolving Credit Commitments after giving effect to such Increase Effective Date. If there is a new borrowing of Revolving Credit Loans on such Increase Effective Date, the Revolving Credit Lenders after giving effect to such Increase Effective Date shall make such Revolving Credit Loans in accordance with Section 2.01.

(f) Equal and Ratable Benefit. The Loans and Revolving Credit Commitments established pursuant to this Section 2.14 shall constitute Loans and Revolving Credit Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created hereunder and by the Collateral Documents. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Collateral Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any new Revolving Credit Commitments.

2.15 Cash Collateral.

(a) Certain Credit Support Events. If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrower shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases), following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the Case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender). Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the L/C Issuer.

(b) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, other than nonconsensual Liens permitted by Section 7.01, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in the Cash Collateral Account.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.03, 2.05, 2.06, 2.16 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations and obligations to fund any Defaulting Lender’s participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations as required pursuant to this Section 2.15 or Sections 2.03, 2.05, 2.06, 2.16 or 8.02 in respect of Letters of Credit shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, subject to Section 2.16, (x) to the extent that such Cash Collateral was provided by a Loan Party, any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, (y) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of an Event of Default and (z) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.16 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01 and in the definition of “Required Lender”.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans or funded participations under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.15; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Revolving Credit Commitments hereunder without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.15.

(C) With respect to any fee payable under Section 2.09(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.15.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swing Line Lender and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.17 Amend and Extend.

(a) The Borrower may, by written notice to the Administrative Agent from time to time, request an extension (each, an “Extension” and each group of Commitments so extended (each, an “Extended Revolving Credit Commitment”), as well as the original Revolving Credit Commitments not so extended, being a “Class”; any Extended Revolving Credit Commitments shall constitute a separate Class of Revolving Credit Commitments from the Class of Revolving Credit Commitments from which they were converted) of the maturity date of any Class of Loans and Revolving Credit Commitments to the extended maturity date specified in such notice. Such notice shall (i) set forth the amount of the applicable Class of Revolving Credit Commitments that will be subject to the Extension (which shall be in minimum increments of $1,000,000 and a minimum amount of $5,000,000), (ii) set forth the date on which such Extension is requested to become effective (which shall be not less than ten (10) Business Days nor more than sixty (60) days after the date of such Extension notice (or such longer or shorter periods as the Administrative Agent shall agree in its sole discretion)) and (iii) identify the relevant Class of Revolving Credit Commitments to which such Extension relates. Each Lender of the applicable Class shall be offered (an “Extension Offer”) an opportunity to participate in such Extension on a pro rata basis and on the same terms and conditions as each other Lender of such Class pursuant to procedures established by, or reasonably acceptable to, the Administrative Agent and the Borrower. If the aggregate principal amount of Revolving Credit Commitments in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolving Credit Commitments, subject to the Extension Offer as set forth in the Extension notice, then the Revolving Credit Commitments of Lenders of the applicable Class shall be extended ratably up to such maximum amount based on the respective principal amounts with respect to which such Lenders have accepted such Extension Offer.

(b) The following shall be conditions precedent to the effectiveness of any Extension:

(i) no Default or Event of Default shall have occurred and be continuing immediately prior to and immediately after giving effect to such Extension,

(ii) the representations and warranties set forth in Article V and in each other Loan Document shall be deemed to be made and shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the effective date of such Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date, and that the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively;

(iii) the L/C Issuer and the Swing Line Lender shall have consented to any such Extension to the extent that such Extension provides for the issuance or extension of Letters of Credit or making of Swing Line Loans at any time during the extended period which consent shall not be unreasonably withheld, delayed or conditioned; and

(iv) the terms of such Extended Revolving Credit Commitments shall comply with paragraph (c) of this Section.

(c) The terms of each Extension shall be determined by the Borrower and the applicable extending Lenders and set forth in an Extension Amendment; provided that (i) the final maturity date of any Extended Revolving Credit Commitment shall be no earlier than the Maturity Date, (ii) there shall be no reductions of commitments under any Extended Revolving Credit Commitments, (iii) the Extended Revolving Credit Loans will rank pari passu in right of payment and with respect to security with the existing Revolving Credit Loans and none of the obligors or guarantors in respect thereof shall be a Person that is not a Loan Party, (iv) the interest rate margin, rate floors, fees, original issue discount and premium applicable to any Extended Revolving Credit Commitment (and the Extended Revolving Credit Loans thereunder) shall be determined by the Borrower and the applicable extending Lenders, (v) borrowing and prepayment of Extended Revolving Credit Loans, or reductions of Extended Revolving Credit Commitments, and participation in Letters of Credit and Swing Line Loans thereunder, shall be on a pro rata basis with the other Revolving Credit Loans or Revolving Credit Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any Class on a better than pro rata basis as compared to any other Class with a later maturity date than such Class, and (vi) the terms of the Extended Revolving Credit Commitments shall be substantially identical to the terms set forth herein (except as set forth in clauses (i) through (v) above).

(d) In connection with any Extension, the Borrower, the Administrative Agent, the Required Lenders and each applicable extending Lender shall execute and deliver to the Administrative Agent an amendment to this Agreement (an “Extension Amendment”) and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extension. Any Extension Amendment may include conditions for delivery of opinions of counsel and other documentation consistent to the extent reasonably requested by the Administrative Agent to such Refinancing Amendment. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension. Any Extension Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to implement the terms of any such Extension, including any amendments necessary to establish Extended Revolving Credit Commitments as a new Class of Revolving Credit Commitments and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Class (including to preserve the pro rata treatment of the extended and non-extended Classes and to provide for the reallocation of Revolving Credit Exposure upon the expiration or termination of the commitments under any Class), in each case on terms consistent with this Section.

(e) With respect to all Extensions consummated by the Borrower pursuant to this Section, such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05.

2.18 Refinancing Amendments.

(a) The Borrower may, by written notice to the Administrative Agent from time to time, request Replacement Revolving Commitments to replace all or a portion of any existing Class of Revolving Credit Commitments (the “Replaced Revolving Commitments”) in an aggregate amount not to exceed the aggregate amount of the Replaced Revolving Commitments plus any accrued interest, fees, costs and expenses related thereto. Such notice shall set forth (i) the amount of the Replacement Revolving Commitments (which shall be in minimum increments of $1,000,000 and a minimum amount of $5,000,000) and (ii) the requested date on which the Replacement Revolving Commitments shall become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice (or such longer or shorter periods as the Administrative Agent shall agree)). Each Lender of the applicable Class shall be offered an opportunity to participate in such Replacement Revolving Commitments on a pro rata basis and on the same terms and conditions as each other Lender of such Class pursuant to procedures established by, or reasonably acceptable to the Administrative Agent and the Borrower. Each such existing Lender shall be entitled to agree or decline to participate in such Replacement Revolving Commitments in its sole discretion, and if the requested amount of Replacement Revolving Commitments exceeds the amount existing Lenders have agreed to provide, the Borrower may seek Additional Lenders to provide such excess amount of Replacement Revolving Commitments.

(b) It shall be a condition precedent to the effectiveness of any Replacement Revolving Commitments that (i) no Default or Event of Default shall have occurred and be continuing immediately prior to or immediately after giving effect to such Replacement Revolving Commitments, (ii) the representations and warranties set forth in Article V and in each other Loan Document shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date such Replacement Revolving Commitments become effective, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date and that the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively and (iii) the terms of the Replacement Revolving Commitments shall comply with Section 2.18(c).

(c) The terms of any Replacement Revolving Commitments shall be determined by the Borrower and the applicable Lenders participating in such Replacement Revolving Commitments (the “Replacement Revolving Lenders”) and set forth in a Refinancing Amendment; provided that (i) the final maturity date of any Replacement Revolving Commitments shall not be earlier than the Maturity Date of the Replaced Revolving Commitment, (ii) the Replacement Revolving Loans will rank pari passu in right of payment and of security with the Revolving Credit Loans and none of the obligors or guarantors with respect thereto shall be a Person that is not a Loan Party, (iii) the interest rate margin, rate, floors, fees, original issue discount and premium applicable to the Replacement Revolving Commitments and the Replacement Revolving Loans shall be determined by the Borrower and the Replacement Revolving Lenders, (iv) borrowing and prepayment of Replacement Revolving Loans, or reductions of Replacement Revolving Commitments, and participation in Letters of Credit and Swing Line Loans thereunder, shall be on a pro rata basis with the other Revolving Credit Loans or Revolving Credit Commitments and (v) the terms of the Replacement Revolving Commitments shall be substantially identical to the terms set forth herein (except as set forth in clause (i) through (iv)).

(d) In connection with any Replacement Revolving Commitments pursuant to this Section 2.18, the Borrower, the Administrative Agent, the Required Lenders and each applicable Replacement Revolving Lender shall execute and deliver to the Administrative Agent an amendment to this Agreement (a “Refinancing Amendment”) and such other documentation as the Administrative Agent shall reasonably specify to evidence such Replacement Revolving Commitments. Any Refinancing Amendment may include conditions for delivery of opinions of counsel and other documentation consistent to the extent reasonably requested by the Administrative Agent or the other parties to such Refinancing Amendment. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Any Refinancing Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.18, including any amendments necessary to establish the applicable Replacement Revolving Commitments as a new class of Revolving Credit Commitments and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection therewith, in each case on terms consistent with this Section 2.18. Upon effectiveness of any Replacement Revolving Commitments pursuant to this Section 2.18, each Revolving Credit Lender with a Revolving Credit Commitment immediately prior to such effectiveness will automatically and without further act be deemed to have assigned to each Replacement Revolving Lender, and each such Replacement Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such existing Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit and Swing Line Loans held by each Revolving Credit Lender (including each such Replacement Revolving Lender) will equal its Applicable Percentage of the Aggregate Commitments. If, on the date of such effectiveness, there are any Revolving Credit Loans outstanding, such Revolving Credit Loans shall upon the effectiveness of such Replacement Revolving Commitment be prepaid from the proceeds of additional Revolving Credit Loans made hereunder so that Revolving Credit Loans are thereafter held by the Revolving Credit Lenders (including each Replacement Revolving Lender) according to their Applicable Percentage of the Aggregate Commitments, which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any breakage payments in connection with any adjustment of Revolving Credit Loans pursuant to this Section 2.18. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(e) With respect to all Replaced Revolving Commitments consummated by the Borrower pursuant to this Section, such Replaced Revolving Commitments and the proceeds from the Loans thereof shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii) If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnifications.

(i) Each of the Loan Parties shall, and does hereby, jointly and severally, indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(ii) Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within ten (10) days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E

(or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Recipient under any Loan Document would be subject to any Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code)

and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) The Administrative Agent shall, on or before the date on which it becomes a party hereto (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), deliver to the Borrower two (2) accurate, complete and original signed copies of (i) IRS Form W-9 or (ii) and such other applicable form reasonably requested by the Borrower as may be necessary for the Borrower to comply with its withholding obligations.

(iv) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to any Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Revolving Credit Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest, or continue, Eurodollar Rate Loans, or to convert Base Rate Loans to Eurodollar Rate Loans, shall be suspended and replaced with an obligation of such Lender to fund Base Rate Loans rather than Eurodollar Rate Loans, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates. If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (a) the Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (b) the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, until (x) in the case of clause (a) above, the Administrative Agent notifies the Borrower that such circumstances no longer exist, (y) in the case of clause (b) above, the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods) and (z) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended. Upon receipt of such notice, the Borrower shall either (A) revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods), (B) repay (without regard to any prior notice requirement set forth in Section 2.05) in full (or cause to be repaid in full) the then outstanding principal amount of each such Eurodollar Rate Loan together with accrued interest thereon on the last day of the then current Interest Period applicable to such Eurodollar Rate Loan, or (C) convert the then outstanding principal amount of each such Eurodollar Rate Loan to a Base Rate Loan as to which the interest rate is not determined by reference to the Eurodollar Rate as of the last day of such Interest Period.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this Section 3.03 (such Loans subject to such determinations, the “Impacted Loans”), the Administrative Agent, in consultation with the Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this Section 3.03, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

3.04 Increased Costs; Reserves on Eurodollar Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate) or the L/C Issuer;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, or continuing any Loan the interest on which is determined by reference to the Eurodollar Rate, or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least ten (10) Business Days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice ten (10) Business Days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) Business Days from receipt of such notice.

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13;

including any loss or expense arising from the liquidation or reemployment of funds obtained (but excluding any loss of anticipated profits) by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking of its Credit Extensions hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If (i) any Lender requests compensation under Section 3.04, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 or (iii) any Lender gives a notice pursuant to Section 3.02, unless such notice has been given by Lenders holding at least fifty percent (50%) of the outstanding Loans and Revolving Credit Commitments under any applicable Class and in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 11.13.

3.07 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction or waiver of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals, facsimiles or electronic copies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i) executed counterparts of this Agreement;

(ii) a Revolving Credit Note executed by the Borrower in favor of each Lender that has requested a Revolving Credit Note at least two (2) Business Days prior to the Closing Date;

(iii) a security agreement (together with each other security agreement and security agreement supplement delivered pursuant to Section 6.12, in each case as amended, the “Security Agreement”), duly executed by each Loan Party, together with:

(A) certificates and instruments representing the Securities Collateral (as defined in the Security Agreement) accompanied by undated stock powers or instruments of transfer executed in blank,

(B) proper UCC-1 financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary in order to perfect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement,

(C) certified copies of UCC, tax and judgment lien searches, or equivalent reports or searches, each of a recent date reasonably satisfactory to the Administrative Agent listing all effective financing statements, lien notices or comparable documents (together with copies of such financing statements and documents) that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which any Loan Party is organized or maintains its principal place of business, searches run in the databases of the United States Patent and Trademark Office and United States Copyright Office, and such other searches that are required by the Perfection Certificate or that the Administrative Agent deems necessary or appropriate, indicating the absence of Liens (other than Permitted Liens) on the Collateral covered or intended to be covered by the Collateral Documents,

(D) a Perfection Certificate, in substantially the form of Exhibit F, duly executed by each of the Loan Parties,

(E) any instruments evidencing Collateral consisting of debt pledged pursuant to the Security Agreement required to be delivered to the Administrative Agent under the Loan Documents; and

(F) evidence that all other actions, recordings and filings that the Administrative Agent may deem necessary in order to perfect the Liens created under the Security Agreement has been taken;

(iv) a Notice of Grant of Security Interest in Trademarks, duly executed by the applicable Loan Party, together with evidence that all action that the Administrative Agent may deem necessary in order to perfect the Liens created under the Intellectual Property Security Agreements has been taken;

(v) a certificate executed by a Responsible Officer of each Loan Party attaching (1) resolutions or other action authorizing the execution and delivery of, and performance of its obligations under, this Agreement and the other Loan Documents, (2) incumbency certificates, (3) copies of the Organization Documents of such Loan Party, in each case, certified by the Secretary of State of the state of organization of such Loan Party as of a recent date, and certified by such Responsible Officer of such Loan Party to be true, accurate and complete and in effect on the Closing Date and (4) such other documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(vi) a balance sheet and income statement of the Borrower and its Subsidiaries on a consolidated basis for the Measurement Period ended June 16, 2015 giving pro forma effect to the Transaction, certified by the chief financial officer or treasurer of the Borrower;

(vii) a favorable opinion of Latham & Watkins LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

(viii) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the consummation by such Loan Party of the Transaction, and such consents, licenses and approvals shall be in full force and effect (and all applicable waiting periods with respect thereto shall have expired), or (B) stating that no such consents, licenses or approvals are so required;

(ix) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied; (B) as to an attached calculation of the Consolidated Total Lease Adjusted Leverage Ratio for the Measurement Period most recently ended prior to the Closing Date for which financial statements are available calculated on a pro forma basis after giving effect to the initial Credit Extension to occur on the Closing Date and the consummation of the Transaction, which shall not exceed 4.75:1.00; and (C) as to an attached true, correct and complete form of the Borrower’s Franchise Agreement;

(x) a certificate from the Chief Financial Officer of Holdings attesting to the Solvency of Holdings and its Subsidiaries, taken as a whole and as to the Borrower and its Subsidiaries, taken as a whole, before and after giving effect to the Transaction;

(xi) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance, naming the Administrative Agent, on behalf of the Secured Parties, as an additional insured or loss payee, as the case may be, under all insurance policies (including flood insurance policies) maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral;

(xii) to the extent the Borrower selects to borrow Eurodollar Rate Loans on the Closing Date, a funding indemnity letter from the Borrower addressed to the Administrative Agent and the Revolving Credit Lenders;

(xiii) a funds flow memorandum and disbursement letter setting forth the payments and transfers of funds to be made on the Closing Date;

(xiv) a duly executed copy of the Intercompany Subordination Agreement; and

(xv) a payoff letter and other documentation evidencing that (A) the Existing Credit Agreement has been, or concurrently with the Closing Date is being terminated, (B) all Indebtedness thereunder has been, or concurrently with the Closing Date will be, repaid in full, (C) all Liens securing obligations under the Existing Credit Agreement have been, or concurrently with the Closing Date are being, released, and (D) after giving effect to the Transaction, Holdings and its Subsidiaries shall have no Indebtedness except to the extent permitted hereunder;

(b) (i) All fees required to be paid to the Administrative Agent, the Co-Syndication Agents and the Arrangers on or before the Closing Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid.

(c) Unless waived by the Administrative Agent and in accordance with Section 11.04 (other than clause (e) thereof), the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced three (3) Business Days prior to the Closing Date (which invoices may include such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings) provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(d) The Administrative Agent and the Arrangers shall have received satisfactory evidence that there is no material pending or threatened (in writing) litigation, investigations or other proceeding (other than the Disclosed Litigation).

(e) The Closing Date shall have occurred on or before September 30, 2015.

(f) The Loan Parties shall have provided to the Lenders all documentation and other information about the Loan Parties required under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act, to the extent that such information was requested by the applicable Lender at least five (5) Business Days prior to the Closing Date.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof; provided that no L/C Applications shall be required in connection with the Existing Letters of Credit becoming Letters of Credit issued hereunder.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent and the Lenders that:

5.01 Existence, Qualification and Power. Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the Transaction, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of any Material Contract, any Lease or any Franchise Agreement to which such Person is a party, (c) conflict with or result in any breach or contravention of any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (d) violate any Law, in each case under clauses (b) through (d) in a way that has or could reasonably be expected to have a Material Adverse Effect.

5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) (other than the filing of Uniform Commercial Code financing statements and Intellectual Property Security Agreements) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created by the Loan Documents, and (iii) other approvals, consents, authorizations or other actions by, or notices to, or filings the failure to obtain or perform which would not adversely affect the Liens created under the Collateral Documents and could not reasonably be expected to result in a Material Adverse Effect.

5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, whether enforcement is sought by a proceeding in equity or at law.

5.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) disclose all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for Taxes, material commitments and Indebtedness.

(b) The unaudited consolidated balance sheet of the Borrower and its Subsidiaries dated June 16, 2015 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) The consolidated pro forma balance sheets of the Borrower and its Subsidiaries and the related consolidated pro forma income statements delivered pursuant to Section 4.01(a)(vi) for the Measurement Period ended June 16, 2015, certified by the chief financial officer or treasurer of the Borrower, fairly present in all material respects the consolidated pro forma financial condition of the Borrower and its Subsidiaries as at such date giving effect to the Transaction, all in accordance with GAAP.

5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document or the consummation of the Transaction, or (b) except as specifically disclosed in Schedule 5.06 (the “Disclosed Litigation”), either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect, and there has been no adverse change in the status, or financial effect on any Loan Party or any Subsidiary thereof, of the matters described in Schedule 5.06.

5.07 No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Ownership of Property; Liens; Investments.

(a) Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, including all leases relating to real property on which a Restaurant is situated, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

(c) Schedule 5.08(c) (as such schedule may be updated from time to time pursuant to Section 6.02) sets forth a complete and accurate list of all real property owned by each Loan Party and each of its Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state and record owner with respect to all real property owned and set forth thereon. Each Loan Party and each of its Subsidiaries has good and marketable fee simple title to the real property owned by such Loan Party or such Subsidiary, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

(d) Schedule 5.08(d) (as such schedule may be updated from time to time pursuant to Section 6.02) sets forth a complete and accurate list of all Leases of real property under which any Loan Party or any Subsidiary of a Loan Party is the lessee or lessor, as applicable, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee and expiration date thereof. Each such Lease is the legal, valid and binding obligation of each such Loan Party as lessee or lessor thereof, as applicable, enforceable in accordance with its terms, except to the extent the failure of such Lease to be so enforceable would not cause, or could not reasonably be expected to result in a Material Adverse Effect.

(e) Schedule 5.08(e) sets forth a complete and accurate list of all Franchised Unit Locations franchised by any Loan Party or any Subsidiary of a Loan Party as Franchisor to any Franchisee as of the Closing Date.

(f) Schedule 5.08(f) sets forth a list of all material Investments (but excluding interests in real property, Cash Equivalents, cash, intercompany Investments by one Loan Party in another Loan Party and Equity Interests in any Loan Party) held by any Loan Party or any Subsidiary thereof. Schedule 5.08(f) shows, with respect to Investments consisting of promissory notes, the amount, obligor or issuer and maturity, if any, thereof.

5.09 Environmental Compliance.

(a) The Loan Parties and their respective Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that, except as specifically disclosed in Schedule 5.09, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as otherwise set forth in Schedule 5.09, none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or formally proposed for listing on the NPL or on the CERCLIS or any analogous state or local list or is adjacent to any such property; there are no, and to the knowledge of any Loan Party never have been, any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the knowledge of any Loan Party, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on, at or in any property currently owned or operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been Released on, at, under or from any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries, in each case of this clause (b), in a manner, form or amount which could reasonably be expected to result in a Material Adverse Effect.

(c) Except as otherwise set forth on Schedule 5.09, (i) neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened Release of Hazardous Materials at, on, under, or from any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law in any instance that could reasonably be expected to result in a Material Adverse Effect; and (ii) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner which could not reasonably be expected to result in a Material Adverse Effect.

(d) The Loan Parties and their respective Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) to the extent within the control of the Loan Parties and their respective Subsidiaries, each of their Environmental Permits will be timely renewed and complied with, any additional Environmental permits that may be required of any of them will be timely obtained and complied with, without material expense, and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense, in each case of this clause (d), except to the extent that the failure to so comply, hold, or renew could not reasonably be expected to have a Material Adverse Effect.

5.10 Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

5.11 Taxes. The Loan Parties and their Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material Taxes (whether or not shown on a tax return), including in its capacity as a withholding agent, levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

5.12 ERISA Compliance.

(a) Except as would not reasonably be expected to have a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other

Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status. Except as would not reasonably be expected to have a Material Adverse Effect, the Borrower and each ERISA Affiliate have made all required contributions to each Pension Plan and each Multiemployer Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Pension Plan or Multiemployer Plan.

(b) There are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) Except as would not reasonably be expected to have a Material Adverse Effect: (i) no ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan and Multiemployer Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that is subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d) As of the Closing Date, neither the Borrower or any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than those listed on Schedule 5.12(d) hereto.

5.13 Subsidiaries; Equity Interests; Loan Parties. No Loan Party has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13 (as such Schedule may be updated from time to time pursuant to Section 6.02 or as disclosed in writing to the Administrative Agent pursuant to the terms of Section 6.12 from time to time), and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 (as such Schedule may be updated from time to time pursuant to Section 6.02 or as disclosed in writing to the Administrative Agent pursuant to the terms of Section 6.12 from time to time) free and clear of all Liens except those created under the Collateral Documents and those permitted under Section 7.01(c). No Loan Party has any equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13 (as such Schedule may be updated from time to time pursuant to Section 6.02 or as disclosed in writing to the Administrative Agent pursuant to the terms of Section 6.12 from time to time). Set forth on Part (c) of Schedule 5.13 (as such Schedule may be updated from time to time pursuant to Section 6.02 or as disclosed in writing to the Administrative Agent pursuant to the terms of Section 6.12 from time to time) is a complete and accurate list of all Loan Parties, showing as of the Closing Date (as to each Loan Party) the jurisdiction of its incorporation or formation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation or formation. The copy of the Organization Documents of each Loan Party and each amendment thereto provided pursuant to Section 4.01(a)(v) and the copy of the Organization Documents of each Loan Party formed or acquired after the Closing Date and each amendment thereto provided pursuant to Section 6.12 is a true and correct copy of each such Organization Document, each of which is valid and in full force and effect.

5.14 Margin Regulations; Investment Company Act.

(a) No Loan Party is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b) Neither any Loan Party, any Person Controlling a Loan Party, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15 Disclosure. Each of the Loan Parties has disclosed to the Administrative Agent all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject as of the Closing Date, and all other matters known to it as of the Closing Date, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No written report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished), when furnished and taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information and estimates, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time; it being understood that such projected information as to future events and are not to be viewed as facts, such projected information is subject to uncertainties and contingencies, many of which are beyond the Borrower’s control, no assurance can be given that any particular projected information will be realized and actual results during the period or periods covered by any such projected information may differ significantly from the projected results and such differences may be material.

5.16 Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17 Intellectual Property; Licenses, Etc. Each Loan Party and each of its Subsidiaries owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, except for any such failure to own or possess the right to use that, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any of its Subsidiaries infringes upon any rights held by any other Person in any manner that could reasonably be expected to result in a Material Adverse Effect. Except as specifically disclosed in the Perfection Certificate or the Disclosed Litigation, no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18 Solvency. Holdings and its Subsidiaries, taken as a whole, and the Borrower and its Subsidiaries, taken as a whole are Solvent.

5.19 Casualty, Etc. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), condemnation or eminent domain proceeding that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.20 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (a) there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of its Subsidiaries as of the Closing Date and (b) neither the Borrower or any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

5.21 OFAC; Sanctions. No Loan Party, nor any of its Subsidiaries, nor, to the knowledge of any Loan Party and its Subsidiaries, any director, officer, employee, agent, Affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on

OFAC’s List of Specially Designated nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) operating, located, organized or resident in a Designated Jurisdiction. Each Loan Party and its Subsidiaries have conducted their businesses in compliance with applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with applicable Sanctions by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents and, to the knowledge of such Loan Party, its directors and agents are in compliance with applicable Sanctions in all material respects.

5.22 Anti-Corruption Laws. Each Loan Party and its Subsidiaries have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents and, to the knowledge of such Loan Party, its directors and agents are in compliance with Anti-Corruption Laws in all material respects.

5.23 Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Permitted Liens that are senior in priority under applicable Law) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings completed on or about the Closing Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.

5.24 Franchise Agreements.

(a) Schedule 5.24 sets forth a complete and accurate list of all Franchise Agreements as of the Closing Date.

(b) Each Franchise Agreement is (i) in full force and effect except to the extent the failure to comply therewith, either individually or in the aggregate with all other failures to comply with any Franchise Agreement, could not reasonably be expected to have a Material Adverse Effect, and (ii) without any amendment or modification from the form delivered to the Administrative Agent and the Lenders on the Closing Date except for amendments permitted hereunder and which do not materially and adversely affect the rights of the Lenders.

5.25 Material Contracts. No default by any Loan Party or to the knowledge of any Loan Party, by any other party thereto exists under any Material Contract, other than such defaults that could not, whether individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Revolving Credit Commitment hereunder, any Loan or other Obligation hereunder (other than (A) contingent indemnification obligations for which no claim has been asserted and (B) obligations and liabilities under Secured Cash

Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer have been made) each Loan Party shall and shall cause each Subsidiary (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) to:

6.01 Financial Statements. Deliver to the Administrative Agent for further distribution to each Lender, in form and detail consistent with the Audited Financial Statements or as applicable, the financial statements delivered pursuant to Section 4.01(a)(iv):

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young (or another independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent), which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than solely as a result of the Maturity Date being scheduled to occur within twelve (12) months from the date of such report) or any qualification or exception as to the scope of such audit;

(b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c) as soon as available, but in any event within 60 days after the end of each fiscal year of the Borrower, an annual business plan and budget of the Borrower and its Subsidiaries on a consolidated basis in form reasonably satisfactory to the Administrative Agent and the Required Lenders (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto and also including a presentation of such budget for each fiscal quarter), on a quarterly basis for the immediately following fiscal year (including the fiscal year in which the Maturity Date occurs).

As to any information contained in materials furnished pursuant to Section 6.02(d), the Borrower shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.

6.02 Certificates; Other Information. Deliver to the Administrative Agent for further distribution to each Lender:

(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower (which delivery may, unless the Administrative Agent requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(b) within 45 days after the end of each of the first three fiscal quarters of the Borrower and 90 days after the end of each fiscal year of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter or fiscal year, as compared to the comparable periods of the previous fiscal year;

(c) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them;

(d) promptly after the same are available to the extent applicable, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Parent and copies of all annual, regular, periodic and special reports and registration statements which Parent may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e) to the extent applicable, within five (5) Business Days after the furnishing thereof, copies of any material financial statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(f) promptly, and in any event within five (5) Business Days after receipt thereof by Parent or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of Parent or any Subsidiary thereof;

(g) not later than five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of all notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any instrument, indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect and, from time to time upon request by the Administrative Agent, such information and reports regarding such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request;

(h) promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law;

(i) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a report supplementing Schedules 5.08(c), 5.08(d) and 5.13, in each case to the extent not previously disclosed on such Schedule as may be necessary for such Schedule to be accurate and complete, and (ii) a report supplementing the Perfection Certificate, setting forth (A) a list of registration numbers for all patents, trademarks, service marks, trade names and copyrights awarded to any Loan Party or any Subsidiary thereof during such fiscal year and (B) a list of all patent applications, trademark applications, service mark applications, trade name applications and copyright applications submitted by any Loan Party or any Subsidiary thereof during such fiscal year and the status of each such application; each such report to be signed by a Responsible Officer of the Borrower and to be in a form reasonably satisfactory to the Administrative Agent; and

(j) promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its written request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and

(ii) the Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower and its Subsidiaries hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each a “Public Lender”) may have personnel who may not wish to receive material non-public information with respect to the Parent or its Affiliates or the respective securities of any of the foregoing, and may be engaged in investment or other market related activities with respect to such Person’s securities. The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.

6.03 Notices. Promptly notify the Administrative Agent and each Lender of:

(a) the occurrence of any Default;

(b) any matter that has resulted in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary thereof; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary thereof (A) in which the amount involved is $5,000,000 or more and not covered by insurance, (B) in which injunctive or similar relief is sought (C) pursuant to or arising under any applicable Environmental Laws which could reasonably be expected to result in liabilities of any Loan Party or any Subsidiary in excess of $5,000,000 or (D) which relates to any Loan Document;

(c) the occurrence of any ERISA Event that has occurred and could reasonably be expected to result in liabilities of the Loan Parties in excess of $5,000,000; and

(d) any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all of its obligations and liabilities, in respect of all material Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such liability, assessment, charge or levy) and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary.

6.05 Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; except, solely in the case of Excluded Subsidiaries, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(c) preserve or renew all of its registered patents, copyrights, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Properties.

(a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted (provided that the foregoing shall not be deemed to apply to any casualty or condemnation that could not reasonably be expected to have a Material Adverse Effect); and

(b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07 Maintenance of Insurance.

(a) Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and all such insurance shall (i) provide for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance (10 days’ prior notice for non-payment) and (ii) name the Administrative Agent as mortgagee (in the case of property insurance, if applicable) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable.

(b) If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrower shall, or shall cause each Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09 Books and Records.

(a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and

(b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender (in the case of a Lender, coordinated through the Administrative Agent) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that (i) a representative of the Loan Parties shall be given the opportunity to be present for any discussion with their independent public accountants and (ii) so long as no Event of Default has occurred and is continuing, (x) no more than two visits per fiscal year may be made and (y) the Loan Parties shall not be required to pay for more than one such visit per fiscal year; provided, further, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

6.11 Use of Proceeds. Use the proceeds of the Credit Extensions (a) to refinance the Indebtedness of the Borrower outstanding under the Existing Credit Agreement on the Closing Date, (b) to pay fees and expenses incurred in connection with the Transaction on the Closing Date and (c) for ongoing working capital and other general corporate purposes; provided that in no event shall the proceeds of the Credit Extensions be used (x) in contravention of any Law or of any Loan Document or (y) to purchase or carry margin stock.

6.12 Covenant to Guarantee Obligations and Give Security.

(a) At any time that any Loan Party or any newly formed or acquired Subsidiary that is to become a Loan Party pursuant to clause (b) below acquires any Material Real Property or personal property (other than Excluded Property) not subject to a perfected, first priority Lien (subject to Liens permitted by Section 7.01) in favor of the Administrative Agent pursuant to the Collateral Documents, within ten (10) Business Days after the acquisition of such Material Real Property or personal property (other than Excluded Property) by such Loan Party (other than any leasehold interests in real property) or the formation or acquisition of such Subsidiary, the Borrower shall furnish to the Administrative Agent, in detail satisfactory to the Administrative Agent, a written description of such Material Real Property and personal property (other than Excluded Property).

(b) Within forty-five (45) days (or such longer period as the Administrative Agent may agree in its reasonable discretion) of the formation or acquisition of a Subsidiary (other than (x) an Excluded Subsidiary, (y) a CFC or (z) a CFC Holdco) by any Loan Party, the Borrower shall, or shall cause such Loan Party and/or such Subsidiary to, at the Borrower’s expense, (i) duly execute and deliver to the Administrative Agent a Joinder Agreement; (ii) deliver appropriate UCC-1 financing statements or such other financing statements as may be necessary in the Administrative Agent’s reasonable determination to obtain a first priority perfected Lien (subject to Permitted Liens that are senior in priority under applicable Law) upon the assets of such Subsidiary; (iii) deliver to the Administrative Agent any instruments evidencing Collateral consisting of debt pledged pursuant to the Security Agreement or other instruments specified in the Collateral Documents (including delivery of all pledged Equity Interests in and of such Subsidiary); and (iv) provide to Administrative Agent all other documentation (including, to the extent requested by the Administrative Agent, one or more legal opinions of counsel with respect to the execution and delivery of the applicable documentation referred to herein and perfection of the Administrative Agent’s Lien granted in connection therewith); in each case, all in form and substance reasonably satisfactory to Administrative Agent.

(c) Within forty-five (45) days (or such longer period as the Administrative Agent may agree in its reasonable discretion) of the formation or acquisition of any new direct Subsidiary that is a (x) CFC or (y) CFC Holdco, by any Loan Party, the Borrower shall, or shall cause such Loan Party, at the Borrower’s expense, (i) to enter into a supplement to the Security Agreement to pledge 66% of the voting Equity Interests held by such Loan Party in such Subsidiary and 100% of any non-voting Equity Interests held by such Loan Party, (ii) to deliver to the Administrative Agent any Securities Collateral and instruments evidencing Collateral consisting of debt pledged pursuant to the Security Agreement (in each case, including transfer powers related thereto) or other instruments required to be so delivered in the Collateral Documents and (iii) to provide to Administrative Agent all other documentation (including, to the extent requested by the Administrative Agent, one or more legal opinions of counsel with respect to the execution and delivery of the applicable documentation referred to herein and perfection of the Administrative Agent’s Lien granted in connection therewith); in each case, all in form and substance reasonably satisfactory to Administrative Agent. For the avoidance of doubt, (A) no Excluded Subsidiary, CFC or CFC Holdco is required to guaranty the payment of any Obligations or grant a security interest on any of its property as security for any Obligation and (B) any Loan Party that pledges the Equity Interests of any Foreign Subsidiary, CFC or CFC Holdco shall not be required to execute a pledge governed by any foreign Laws.

(d) As soon as practicable but in any event within forty-five (45) days (or such longer period as the Administrative Agent may agree in its reasonable discretion) of the acquisition of any personal property (other than Excluded Property not subject to a first priority perfected Lien (subject to Permitted Liens that are senior in priority under applicable Law) in favor of the Administrative Agent by a Loan Party, the Borrower shall, or shall cause the applicable Loan Party to, at the Borrower’s expense, (i) deliver to the Administrative Agent any Securities Collateral and instruments evidencing Collateral consisting of debt pledged pursuant to the Security Agreement or other instruments specified in the Collateral Documents and (ii) take all such other action as the Administrative Agent may reasonably determine to be necessary to obtain the full benefits of, or (as applicable) in perfecting and preserving the Liens of, the Collateral Documents; provided, however, that the Loan Parties shall not be obligated to grant leasehold mortgages in real property to the Administrative Agent.

(e) Promptly, but in any event within ninety (90) days (or such longer period as the Administrative Agent may agree in its reasonable discretion) of the acquisition by a Loan Party of any Material Real Property, the Borrower shall or shall cause such Loan Party to deliver deeds of trust, trust deeds, deeds to secure debt or mortgages, as the case may be, in form and substance reasonably satisfactory to the Administrative Agent and its counsel to account for local matters, covering such Material Real Property (together with the fixture filings and Assignments of Leases and Rents referred to therein in each case as amended, the “Mortgages”), duly executed by the appropriate Loan Party, together with:

(i) evidence that all filing, documentary, stamp, intangible and recording taxes and other fees in connection therewith have been paid,

(ii) fully paid American Land Title Association Lender’s Extended Coverage title insurance policies (the “Mortgage Policies”), with endorsements and in amounts reasonably acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Encumbrances, and providing for such other affirmative insurance and such coinsurance and direct access reinsurance as the Administrative Agent may deem necessary,

(iii) evidence of the insurance required by the terms of the Mortgages, and

(iv) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Loan Party relating thereto).

(f) Upon the request of the Administrative Agent following the occurrence and during the continuance of an Event of Default, the Borrower shall, at the Borrower’s expense within ten (10) days after such request, furnish to the Administrative Agent a description of the real property of the Loan Parties and their respective Subsidiaries in detail satisfactory to the Administrative Agent.

6.13 Compliance with Environmental Laws.

(a) Except for any failure to do so which would not reasonably be expected to result in a Material Adverse Effect, (i) comply and use commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; (ii) obtain and renew all Environmental Permits necessary for its operations and properties; and (iii) conduct any investigation, study, sampling and testing, and undertake any cleanup, response or other corrective action necessary to address all Hazardous Materials at, on, under or emanating from any of properties owned, leased or operated by it in accordance with the requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

(b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under applicable Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws; except to the extent that (i) the Borrower timely challenges in good faith any such order or directive in a manner consistent with all applicable Environmental Laws and any other applicable legal requirements, and pursues such challenge diligently, and the outcome of such challenges, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect or (ii) the failure to take such action has not resulted and could not reasonably be expected to result in liability of the Borrower or any of its Subsidiaries in an aggregate amount exceeding the Threshold Amount for all such failures.

6.14 Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) to the fullest extent permitted by applicable Law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (ii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iii) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

6.15 Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all Leases to which the Borrower or any of its Subsidiaries is a party, keep such Leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such Leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such Leases and promptly cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

6.16 Information Regarding Collateral. Not effect any change (a) in any Loan Party’s legal name, (b) in the location of any Loan Party’s chief executive office, (c) in any Loan Party’s identity or organizational structure, (d) in any Loan Party’s Federal Taxpayer Identification Number, if any, or (e) in any Loan Party’s jurisdiction of organization or formation (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction, except as permitted by Section 7.04), until (i) it shall have given the Administrative Agent not less than ten (10) Business Days’ prior written notice or such lesser notice period agreed to by the Administrative Agent in its sole discretion, of its intention so to do and (ii) it shall have taken all action reasonably satisfactory to the Administrative Agent to maintain the perfection and priority of the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral, if applicable. Each Loan Party agrees to promptly provide the Administrative Agent with certified Organization Documents reflecting any changes described in the preceding sentence.

6.17 Material Contracts. Perform and observe all the material terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its material terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent, except where the failure to do any of the foregoing, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.18 Compliance with Terms of Franchise Agreements.

(a) Make all payments and otherwise perform all obligations in respect of Franchise Agreements to which any Loan Party is a party, (b) keep such Franchise Agreements in full force and effect, (c) not allow such Franchise Agreements to lapse or be terminated or any rights to renew such Franchise Agreements to be forfeited or cancelled and (d) notify the Administrative Agent of any default by any party with respect to such Franchise Agreements and promptly cure any such default, other than, in each case of clauses (a) through (d) where the failure to do so, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

6.19 Cash Collateral Accounts. Maintain, and cause each of the other Loan Parties to maintain, all Cash Collateral Accounts with Bank of America or another commercial bank located in the United States, which has accepted the assignment of such accounts to the Administrative Agent for the benefit of the Secured Parties pursuant to the terms of the Security Agreement.

6.20 Anti-Corruption Laws. Conduct its businesses in compliance with Anti-Corruption Laws, and maintain policies and procedures designed to promote and achieve compliance with such laws.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Revolving Credit Commitment hereunder, any Loan or other Obligation hereunder (other than (A) contingent indemnification obligations for which no claim has been asserted and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer have been made) no Loan Party shall, nor shall any of them permit a Subsidiary to, directly or indirectly:

7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names such Loan Party or any Subsidiary thereof as debtor, or assign any accounts or other right to receive income, other than the following:

(a) Liens securing the Obligations pursuant to any Loan Document;

(b) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed (other than with respect to improvements), (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.02(d), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(d);

(c) Liens for ad valorem property taxes, assessments or government charges or levies not yet due or Liens for taxes which are being contested in good faith and by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien), if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien), if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) easements, rights-of-way, oil and gas leases, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i) Liens securing Indebtedness permitted under Sections 7.02(f) and Section 7.02(n); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost of the property being acquired on the date of acquisition;

(j) Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution or securities intermediary;

(k) precautionary Liens arising from filing UCC financing statements in respect of operating leases, provided that such Liens do not extend to any assets other than those subject of such operating lease;

(l) Liens arising under non-exclusive licenses of Intellectual Property granted by any Loan Party or any of its Subsidiaries in the ordinary course of business and which do not interfere in any material respect with the ordinary conduct of business of the Loan Parties and which do not secure any Indebtedness for borrowed money;

(m) Liens constituting leases or subleases of real property granted to others in the ordinary course of business consistent with past practices;

(n) Liens on property of a Person existing at the time such Person is acquired or merged with or into or consolidated with any Loan Party to the extent permitted under Section 7.03(g); provided that such Liens (i) do not extend to property not subject to such Liens at the time of such acquisition, merger or consolidation (other than improvements thereon) and (ii) are not created in anticipation or contemplation of such acquisition, merger or consolidation;

(o) Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(p) leases, subleases, licenses or sublicenses on property (other than Intellectual Property, which is addressed in clause (l) above) of any Loan Party or any of its Subsidiaries that is covered thereby, in each case, in the ordinary course of business which do not (i) individually or in the aggregate materially interfere with the business of the Loan Parties, taken as a whole, or (ii) secure any Indebtedness for borrowed money;

(q) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in this Section 7.01; provided, that (i) such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property) and (ii) such extension, renewal or replacement of Indebtedness secured by such Lien is permitted pursuant to Section 7.02(d);

(r) any zoning, building or similar laws or rights reserved to or vested in any Governmental Authority;

(s) restrictions on transfers of securities imposed by applicable securities laws;

(t) assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any Lease and Liens or rights reserved in any Lease for rent or for compliance with the terms of such Lease;

(u) Liens in favor of any escrow agent solely on and in respect of any cash deposit arrangements made by the Borrower or any Subsidiary in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition or any other transaction permitted hereunder;

(v) Liens on deposits required in the ordinary course of business to obtain commodity rate contracts;

(w) Liens encumbering customary initial deposits and customary margin deposits, and similar customary Liens attaching to commodity trading accounts or other brokerage accounts permitted hereunder incurred, in each case, in the ordinary course of business; and

(x) other Liens with respect to obligations that do not exceed $5,000,000 at any one time outstanding.

7.02 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates and not for purposes of speculation or taking a “market view” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(b) Indebtedness of the Borrower or a Subsidiary of the Borrower owed to a Loan Party which Indebtedness shall (i) be pledged to the Administrative Agent to secure the Obligations pursuant to the Security Agreement, (ii) be on terms (including subordination terms) acceptable to the Administrative Agent and (iii) be otherwise permitted under the provisions of Section 7.03;

(c) Indebtedness under the Loan Documents;

(d) Indebtedness outstanding on the date hereof and listed on Schedule 7.02 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension; and provided, still further, that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(e) Guarantees of any Loan Party in respect of Indebtedness otherwise permitted hereunder of any Loan Party;

(f) Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $25,000,000;

(g) Indebtedness of any Loan Party arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn by such Loan Party in the ordinary course of business against insufficient funds;

(h) Indebtedness in the form of performance based earn-outs and purchase price adjustments and other similar contingent payment obligations in respect of any Permitted Acquisition;

(i) Indebtedness of any Loan Party in respect of workers’ compensation claims, performance, bid and surety bonds and completion guaranties, in each case, in the ordinary course of business;

(j) Indebtedness incurred in connection with the financing of insurance premiums in the ordinary course of business payable by the Loan Parties to Persons that are not Affiliates in connection with the procurement of insurance;

(k) Indebtedness of an Acquisition Target that is not incurred by such Acquisition Target in contemplation of (or in connection with) a Permitted Acquisition, including any obligations under agreements providing for earn outs, deferred purchase price, indemnification, adjustment of purchase price or similar obligations therewith; provided that if the Consolidated Total Lease Adjusted Leverage Ratio is greater than 4.25 to 1.00 as of the most recently ended Measurement Period for which financial statements have been delivered (or were required to be delivered) pursuant to Section 6.01, calculated both before and immediately after giving effect on a pro forma basis to such Permitted Acquisition, the aggregate principal amount of all such Indebtedness of all Acquisition Targets shall not exceed $5,000,000 at any time outstanding; provided, further, that such limitation shall not apply retroactively to any such Indebtedness that was incurred at a time when the Consolidated Total Lease Adjusted Leverage Ratio was 4.25 to 1.00 or less, calculated both before and immediately after giving effect on a pro forma basis to the applicable Permitted Acquisition;

(l) Indebtedness consisting of deferred purchase price or notes issued to officers, directors and employees to purchase or redeem Equity Interests of Parent in the aggregate amount not to exceed $1,000,000 outstanding at any time;

(m) Tenant Improvement Debt;

(n) purchase money Indebtedness (including Indebtedness under Capital Leases with respect to personal property) incurred after the Closing Date to finance the acquisition or cost of construction of an asset within the limitations set forth in Section 7.01(i); provided that (i) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing; and (ii) the total amount of all such Indebtedness shall not exceed $10,000,000 at any time outstanding;

(o) Guarantees entered into by the Borrower or any of its Subsidiaries in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the Borrower and the Subsidiaries; provided, however, that the aggregate principal amount of such Indebtedness shall not exceed $5,000,000 outstanding at any time; and

(p) Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.

7.03 Investments. Make or hold any Investments, except:

(a) Investments held by the Loan Parties in the form of cash and Cash Equivalents;

(b) advances to officers, directors and employees of the Borrower and Subsidiaries in an aggregate amount not to exceed $2,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(c) (i) Investments by the Loan Parties and their Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) additional Investments by a Loan Party or any of its Subsidiaries in a Loan Party (other than Holdings or F&C), and (iii) so long as no Event of Default has occurred and is continuing or would result from such Investment, additional Investments by the Loan Parties and their respective Subsidiaries in their respective Subsidiaries; provided that any Investment in the form of a loan or advance shall be evidenced by an intercompany note (and shall be subject to the Intercompany Subordination Agreement) and, in the case of a loan or advance by a Loan Party, pledged by such Loan Party as Collateral pursuant to the Collateral Documents;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e) Guarantees permitted by Section 7.02;

(f) Investments existing on the date hereof (other than those referred to in Section 7.03(c)(i)) and set forth on Schedule 5.08(f) and any extension, renewal or reinvestment thereof; provided that the amount of such Investment is not increased at the time of such extension, renewal or reinvestment except an amount equal to the net amount of any accrued interest and any reasonable premium or other reasonable amount paid on such Investment, in each case to the extent actually received in cash by the Loan Parties and their Subsidiaries and applied to such Investment, unless such additional Investment is otherwise permitted under this Section 7.03;

(g) Permitted Acquisitions and any Investments owned by a Person acquired in a Permitted Acquisition at the time such Permitted Acquisition is consummated;

(h) Investments by any Loan Party in Swap Contracts permitted under Section 7.02(a);

(i) Investments made in the ordinary course of business in connection with security deposits and prepayments of rents under Leases or prepayments of suppliers in the ordinary course of business, provided that in any case not more than one month’s security deposit, rent or amounts paid to such suppliers in the ordinary course of business shall be so paid;

(j) Investments (including debt obligations) (i) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and (ii) constituting deposits, prepayments and other credits to suppliers made in the ordinary course of business;

(k) Investments received from purchasers of assets pursuant to Dispositions permitted hereunder;

(l) to the extent permitted by applicable Law, notes from officers and employees in exchange for Equity Interests of Parent purchased by such officers or employees pursuant to a stock ownership or purchase plan or compensation plan;

(m) earnest money deposits required to be made in connection with Permitted Acquisitions and Investments permitted hereunder;

(n) Investments in Foreign Subsidiaries in an aggregate amount not to exceed $2,000,000 per fiscal year; and

(o) Investments by the Borrower and its Subsidiaries not otherwise permitted under this Section 7.03 in an aggregate amount not to exceed $10,000,000; provided that with respect to each Investment made pursuant to this Section 7.03(o):

(i) such Investment shall not include or result in any contingent liabilities that could reasonably be expected to be material to the business, financial condition, operations or prospects of the Borrower and its Subsidiaries, taken as a whole (as determined in good faith by the board of directors (or persons performing similar functions) of the Borrower or such Subsidiary if the board of directors is otherwise approving such transaction and, in each other case, by a Responsible Officer);

(ii) such Investment shall be in property that is part of, or in lines of business that are, substantially the same lines of business as one or more of the principal businesses of the Borrower and its Subsidiaries in the ordinary course;

(iii) any determination of the amount of such Investment shall include all cash and noncash consideration (including the fair market value of all Equity Interests issued or transferred to the sellers thereof, all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the Borrower and its Subsidiaries in connection with such Investment; and

(iv) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Event of Default shall have occurred and be continuing and (B) immediately after giving effect to such purchase or other acquisition, the Borrower and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 7.11, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such Investment had been consummated as of the first day of the fiscal period covered thereby;

provided that notwithstanding the foregoing, no Loan Party shall make Investments in any joint ventures, Excluded Subsidiaries or Persons that are not wholly owned Subsidiaries following the Closing Date in an aggregate amount in excess of $10,000,000.

7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default or Event of Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a) any Subsidiary or F&C may merge with (i) any Loan Party, provided that such Loan Party shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries of the Borrower; provided that when any wholly-owned Subsidiary is merging with another Subsidiary, such wholly-owned Subsidiary shall be the continuing or surviving Person;

(b) any Loan Party (other than the Borrower) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Loan Party (other than Holdings or F&C);

(c) any Subsidiary that is not a Loan Party may dispose of all or substantially all its assets (including any Disposition that is in the nature of a liquidation) to (i) another Subsidiary that is not a Loan Party or (ii) to a Loan Party (other than Holdings or F&C); and

(d) in connection with any acquisition permitted under Section 7.03, the Borrower or any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (i) in the case of any such merger to which the Borrower is a party, the Borrower is the surviving Person, (ii) in the case of any such merger to which any Loan Party (other than the Borrower) is a party, such Loan Party is the surviving Person (iii) in the case of any such merger to which a wholly-owned Subsidiary of the Borrower is a party, such wholly-owned Subsidiary is the surviving Person and (iv) in any other case, the Person surviving such merger shall be a Subsidiary of the Borrower.

7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory in the ordinary course of business;

(c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d) Dispositions of property by any Subsidiary to the Borrower or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must be a Loan Party other than Holdings or F&C;

(e) Dispositions permitted by Section 7.04;

(f) Dispositions constituting non-exclusive licenses of IP Rights in the ordinary course of business;

(g) the surrender or waiver of contractual rights or settlement, release or surrender of any contract or other litigation claims relating to ordinary course business operations and not interfering in any material respect with the ordinary conduct of business of the Loan Parties;

(h) to the extent constituting a Disposition, the granting of any Permitted Lien on any property;

(i) Dispositions of accounts receivable arising in the ordinary course of business in connection with the collection or compromise thereof and not as part of any financing transaction;

(j) leases of property owned by any Loan Party (other than Holdings or F&C), in fee, to franchisees or licensees for the purpose of operating a Del Taco Restaurant thereon, entered into in the ordinary course of such Loan Party’s business in an arm’s length transaction and provided that any such lease shall provide that such lease, and the tenant’s rights thereunder, are subject and subordinate in all respects to the Collateral Documents thereon and to the Lien thereof;

(k) leases or subleases of property owned or leased by any Loan Party (other than Holdings or F&C), and not necessary to the business of the Loan Parties, to Persons and for purposes other than those permitted in Section 7.05(j), entered into in the ordinary course of such Loan Party’s business in an arm’s length transaction and provided that any such lease shall provide that such lease, and the tenant’s rights thereunder, are subject and subordinate in all respects to the Collateral Documents and to the Lien thereof;

(l) discounts or forgiveness of accounts receivable in the ordinary course of business or in connection with collection or compromise thereof and for which adequate reserves have been established;

(m) Sale-Leaseback Transactions permitted pursuant to Section 7.19;

(n) any transfer of assets of any Loan Party to any Person other than a Loan Party in exchange for assets of such Person as part or all of the purchase price in a Permitted

Acquisition; provided that (i) such exchange is consummated on an arm’s length basis for fair consideration, and (ii) the provisions relating to a Permitted Acquisition shall otherwise have been complied with, including with respect to Section 6.12 hereof; and

(o) Dispositions by the Borrower and its Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Event of Default shall exist or would result from such Disposition, (ii) the aggregate book value of all property Disposed of in reliance on this clause (o) shall not exceed (x) $15,000,000 in any fiscal year or (y) $50,000,000 in the aggregate during the term of this Agreement and (iii) at least 75% of the consideration received therefor by the Borrower or such Subsidiary shall be in the form of cash or Cash Equivalents;

provided, however, that any Disposition pursuant to Section 7.05(a) through Section 7.05(o) shall be for fair market value.

7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests or accept any capital contributions, except that:

(a) each Subsidiary may make Restricted Payments to the Borrower, any Subsidiaries of the Borrower that are Guarantors and any other Person that owns a direct Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b) Holdings and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person so long as no Change of Control would result therefrom;

(c) Holdings and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new common Equity Interests so long as no Change of Control would result therefrom;

(d) the Loan Parties may make Restricted Payments solely from, and in an aggregate amount not to exceed the amount of, proceeds received in connection the exercise of the Warrants;

(e) the Loan Parties may make Restricted Payments, in each case not to exceed an amount necessary to permit F&C, Holdings, or Parent as applicable, to pay reasonable and customary corporate and operating expenses (including reasonable out-of-pocket expenses for legal, administrative and accounting services provided by third parties, and compensation, benefits and other amounts payable to officers and employees in connection with their employment in the ordinary course of business and to board of director observers); provided that the aggregate amount of such corporate and operating expenses, together with any fees paid to directors pursuant to Section 7.08(d) shall not exceed (i) during the existence of an Event of Default, $1,000,000 per fiscal year; provided, that (A) such limitation shall not apply retroactively to any such expenses and fees paid prior to the occurrence and continuance of an Event of Default during such fiscal year and (B) when combined with such corporate and operating expenses and fees paid prior to such Event of Default during such fiscal year, such corporate and operating expenses and fees shall not exceed $5,000,000 in the aggregate for such fiscal year and (ii) so long as no Event of Default shall have occurred and be continuing or would result therefrom, $5,000,000 per fiscal year;

(f) so long as no Event of Default shall have occurred and be continuing or would result therefrom, Holdings and each of its Subsidiaries may make Restricted Payments (i) to permit Parent to purchase Parent’s Equity Interests or common stock options from present or former directors, officers or employees of any Loan Party or Subsidiary or other individuals providing bona fide services to or for any Loan Party or Subsidiary thereof upon the death, disability or termination of employment or services of such Person; provided that the aggregate amount of payments under this clause (i) after the date hereof (net of any cash proceeds received by Parent and contributed to the Borrower after the date hereof in connection with resales of any Equity Interests or common stock options so purchased) shall not exceed $5,000,000 (plus, the amount of net proceeds received by Parent and contributed to any Loan Party during such fiscal year from (x) sales of Equity Interests of Parent to directors, officers or employees of Parent or any Loan Party or Subsidiary thereof in connection with permitted employee compensation and incentive arrangements and (y) third-party insurers under key-man life insurance policies and applied to make a Restricted Payment under this clause (i)) during the term of this Agreement; and (ii) to pay, in connection with any Permitted Acquisition, earn-outs, deferred compensation, non-competition arrangements or retirements of Indebtedness or other liabilities assumed by the Loan Parties and their Subsidiaries; provided that if the Consolidated Total Lease Adjusted Leverage Ratio is in excess of 4.25 to 1.00 as of the most recently ended Measurement Period for which financial statements have been delivered (or were required to be delivered) pursuant to Section 6.01, calculated both before and immediately after giving effect on a pro forma basis to such Permitted Acquisition, the aggregate principal amount of all such Restricted Payments shall not exceed $2,500,000 at any time outstanding during the term of this Agreement; provided, further, that such limitation shall not apply retroactively to any such Restricted Payments that were made at a time when the Consolidated Total Lease Adjusted Leverage Ratio was 4.25 to 1.00 or less, calculated both before and immediately after giving effect on a pro forma basis to the applicable Permitted Acquisition;

(g) the Borrower may make Permitted Tax Distributions;

(h) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Holdings and each of its Subsidiaries may make Restricted Payments; provided that (i) after giving effect to such Restricted Payment, on a pro forma basis as of the last day of the most recently ended Measurement Period for which financial statements have been delivered (or were required to be delivered) pursuant to Section 6.01, the Loan Parties are in compliance with the covenants set forth in Section 7.11 and (ii) the aggregate amount of such Restricted Payments shall not exceed $7,500,000 per fiscal year; provided, further, that this clause (ii) (x) shall not apply if the Consolidated Total Lease Adjusted Leverage Ratio is not greater than 4.25 to 1.00 as of the most recently ended Measurement Period for which financial statements have been delivered (or were required to be delivered) pursuant to Section 6.01 and (y) shall not apply retroactively to any such Restricted Payments that were made at a time when the Consolidated Total Lease Adjusted Leverage Ratio was 4.25 to 1.00 or less; and

(i) with respect to an equity award granted to any Person pursuant to an equity incentive compensation plan approved by the Board of Directors of Parent, upon the grant, exercise, vesting or payment of each such equity award by the applicable Person, each of Holdings and its Subsidiaries may make Restricted Payments to permit Parent to (i) repurchase its Equity Interests from such Person if such Equity Interests represent a portion of the exercise price or Tax withholding obligation of such equity awards, or (ii) grant, award, modify or pay any such equity award, so long as, in either case of clauses (i) or (ii) the exercise, vesting or payment of such equity awards would not give rise to a Change of Control.

7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business, or franchise conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, except:

(a) transactions by or among Loan Parties (other than Holdings and F&C);

(b) Restricted Payments permitted under Section 7.06;

(c) Investments permitted under Section 7.03;

(d) payment of reasonable and customary fees to directors; provided that the aggregate amount of such fees, together with any corporate and operating expenses paid pursuant to Section 7.06(e), shall not exceed (i) during the existence of an Event of Default, $1,000,000 per fiscal year; provided, that (A) such limitation shall not apply retroactively to any such fees and corporate and operating expenses paid prior to the occurrence and continuance of an Event of Default during such fiscal year and (B) when combined with such fees and corporate and operating expenses paid prior to such Event of Default during such fiscal year, such fees and corporate operating expenses shall not exceed $5,000,000 in the aggregate for such fiscal year and (ii) so long as no Event of Default shall have occurred and be continuing or would result therefrom, $5,000,000 per fiscal year;

(e) payment of reasonable compensation and benefits (including, without limitation, permitted incentive stock plans) to officers, in each case to the extent approved by the applicable Loan Party’s or Subsidiary’s board of directors or equivalent governing body in the ordinary course of business; and

(f) entering into compensation arrangements for officers and other employees of Holdings and its Subsidiaries to the extent approved by the applicable Loan Party’s or Subsidiary’s board of directors or equivalent governing body in the ordinary course of business.

7.09 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to any Loan Party or to otherwise transfer property to or invest in any Loan Party, except (A) for any agreement in effect on the date hereof and set forth on Schedule 7.09; (B) for any agreement in effect at the time any Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower; (C) for those arising by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business or (D) for restrictions imposed upon the transfer of certain assets or Equity Interests pursuant to an agreement that has been entered into in connection with the Disposition of such assets or Equity Interests which Disposition is permitted hereunder, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Sections 7.02(f) or (o) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11 Financial Covenants.

(a) Consolidated Total Lease Adjusted Leverage Ratio. Permit the Consolidated Total Lease Adjusted Leverage Ratio as of the last day of any Measurement Period set forth below to be greater than the ratio set forth below opposite such Measurement Period:

Measurement Period	Maximum Consolidated Total Lease Adjusted Leverage Ratio
Closing Date through the last day of the third fiscal quarter for the 2016 fiscal year	5.50:1.00

First day of the fourth quarter of the 2016 fiscal year through the last day of the third fiscal quarter for the 2017 fiscal year	5.25:1.00

First day of the fourth fiscal quarter for the 2017 fiscal year through the last day of the third fiscal quarter for the 2018 fiscal year	5.00:1.00

First day of the fourth fiscal quarter for the 2018 fiscal year and each fiscal quarter ending thereafter	4.75:1.00

(b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the last day of any Measurement Period, commencing with the Measurement Period ending on the last day of the third fiscal quarter for the 2015 fiscal year, to be less than 1.95:1.00 for such Measurement Period.

7.12 Amendments of Organization Documents. Amend, modify, supplement or replace any Organization Document in a manner which could reasonably be expected to adversely affect in any material respect the interests of the Administrative Agent and the Lenders.

7.13 Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness that is subordinated to the Obligations, except (a) payments expressly approved in writing by the Required Lenders and (b) regularly scheduled or required repayments or redemptions of Indebtedness set forth in Schedule 7.02 and refinancings and refundings of such Indebtedness in compliance with Section 7.02(d).

7.14 Amendment, Etc. of Franchise Agreements; Material Contracts; Indebtedness. (a) Amend, modify, supplement or replace in any manner any term or condition of any Indebtedness set forth in Schedule 7.02, except for (i) any refinancing, refunding, renewal or extension thereof permitted by Section 7.02(d) or (ii) any amendment, modification or supplement which could not reasonably be expected to adversely affect in any material respect the interests of the Administrative Agent or any Lender, or (b) amend, modify, supplement, replace or terminate the Merger Agreement or other Material Contract in a manner which could reasonably be expected to materially adversely affect in any material respect the interests of the Administrative Agent and the Lenders or (c) amend, modify or terminate any Franchise Agreement or Lease without the prior consent of the Administrative Agent unless it could not reasonably be expected that a Material Adverse Effect would result from such amendment, modification or termination.

7.15 Holding Company. In the case of Holdings or F&C, (i) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever except under the Loan Documents; (ii) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than the Liens created under the Collateral Documents to which it is a party; (iii) engage in any business or activity other than (a) the ownership of all outstanding Equity Interests in the Borrower or F&C, as applicable, (b) maintaining its corporate existence, (c) participating in tax, accounting and other administrative activities (in the case of Holdings, as the parent of the consolidated group of companies, including the other Loan Parties), (d) the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder, (e) making Restricted Payments to the extent permitted under Section 7.06, (f) issuing its Equity Interests to the extent permitted under this Agreement, and (g) activities incidental to the businesses or activities described in clauses (a) through (f) of this Section.

7.16 Sanctions. Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by an individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.

7.17 Anti-Corruption Laws. Directly or indirectly use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, for any purpose which would breach any Anti-Corruption Laws.

7.18 Accounting Changes. Make any change in (a) accounting policies or reporting practices, except as required by GAAP, or (b) the fiscal year of any Loan Party.

7.19 Sale-Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Loan Party or Subsidiary of real or personal property that has been or is to be sold or transferred by such Loan Party or Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of any Loan Party or Subsidiary (any such transaction, a “Sale-Leaseback Transaction”) except that the Loan Parties may become liable as lessee, guarantor or other surety with respect to a new lease, whether a Capitalized Lease or an operating lease, that would otherwise be prohibited by this Section 7.19 to the extent that (a) such lease, if a Capitalized Lease, is permitted pursuant to Section 7.02(d), (b) the consideration received is at least equal to the fair market value of the property sold as determined in good faith by the management of such Loan Party, (c) such Sale-Leaseback Transaction shall be completed on an arm’s-length basis, (d) no Default or Event of Default shall exist or would exist after giving effect thereto, (e) the Loan Parties shall be in compliance on a pro forma basis with the financial covenants set forth in Section 7.11 as of the last day of the most recently ended Measurement Period for which financial statements have been delivered (or were required to be delivered) under Section 6.01 after giving effect thereto and (f) to the extent such Sale-Leaseback Transaction relates to a property acquired in fee prior to the Closing Date, the aggregate amount of assets sold pursuant to all Sale-Leaseback Transactions made under this clause (f) shall not exceed $25,000,000 during the term of this Agreement.

ARTICLE VII

IEVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) pay within five Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, any fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. (i) The Borrower fails to perform or observe any term, covenant or agreement contained in (w) any of Sections 6.01, 6.02(a), 6.02(b), or 6.02(i) on its part to be performed or observed and such failure continues for five (5) Business Days, (x) any of Section 6.02(c) or Sections 6.02(e) through 6.02(g) on its part to be performed or observed and such failure continues for ten (10) Business Days, (y) Sections 6.02(d) or 6.02(h) on its part to be performed or observed and such failure continues for ten (10) Business Days, solely in the case of this clause (y) after the earlier of (A) an officer of the Borrower obtaining knowledge of such default or (B) the Borrower receiving written notice of such default from the Administrative Agent or the Required Lenders (any such notice to be identified as a “notice of default” and to refer specifically to this paragraph), and (z) any of Sections 6.03(a), 6.05(a) (solely with respect to any Loan Party), 6.10, 6.11 or Article VII; or (ii) any of the Guarantors fails to perform or observe any term, covenant or agreement contained in Article X; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) an officer of any Loan Party or Subsidiary obtaining knowledge of such default or (ii) the Borrower receiving written notice of such default from the Administrative Agent or the Required Lenders (any such notice to be identified as a “notice of default” and to refer specifically to this clause (c)); or

(d) Representations and Warranties. Any representation, warranty, certification or written statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (without duplication of any materiality qualifiers) when made or deemed made; or

(e) Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due after the expiration of any applicable grace or cure periods set forth therein (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as defined in such Swap Contract) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary thereof (other than an Immaterial Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary thereof (other than an Immaterial Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 consecutive days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Subsidiary thereof one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage) and (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower or an ERISA Affiliate under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC and such liability would reasonably be expected to have a Material Adverse Effect; or

(j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k) Change of Control. There occurs any Change of Control; or

(l) Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.12 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Permitted Liens that are senior to the Liens under the Collateral Documents in priority under applicable law) on any material portion of the Collateral purported to be covered thereby (other than any loss of perfection or priority that results from the failure of the Administrative Agent to (i) maintain control of certificates representing Equity Interests or instruments evidencing Collateral consisting of debt pledged pursuant to the Security Agreement or (ii) file UCC financing or continuation statements); or

(m) Subordination. (i) The subordination provisions of the documents evidencing or governing any subordinated Indebtedness (the “Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any party subordinated thereby; or (ii) any Loan Party or any Subsidiary thereof shall, directly or indirectly, disavow or contest in writing (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Administrative Agent, the Lenders and the L/C Issuer or (C) that all payments of principal of or premium and interest on the applicable subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions; or

(n) Uninsured Loss. Any Loan Party or any Subsidiary shall suffer a loss or casualty of any of its assets (to the extent not covered by insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage) that could reasonably be expected to result in a Material Adverse Effect; or

(o) Material Franchise Agreement Default. (i) An event of default (however defined under any Franchise Agreement) occurs under any Franchise Agreement, as it relates to the failure by the related Franchisee to make any material payment required thereunder, if and to the extent that such payment is not made within thirty (30) days of the date on which it was originally due, (ii) any Franchisee institutes or consents to the institution of any proceeding under any Debtor Relief Law or makes an assignment for the benefit of creditors, or (iii) any Franchisee applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or substantially all of its property; in each case, in clauses (i), (ii) and (iii) above, to the extent that, either individually or in the aggregate with all such similar events under the Franchise Agreements of such Franchisee or other Franchisees, such occurrence or occurrences could reasonably be expected to have a Material Adverse Effect.

8.02 Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

(d) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents and under applicable Law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.15 and 2.16, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer arising under the Loan Documents and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.15;

Sixth, to all other Obligations; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01 Appointment and Authority.

(a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Other than with respect to the Borrower’s consent rights under Section 9.06, the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity;

(d) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer;

(e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, (vi) or monitor or enforce compliance with the provisions hereof relating to Disqualified Lenders (including whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender) or (vii) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent; and

(f) shall not have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.

9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents, co-agents and/or attorneys-in-fact appointed by the Administrative Agent. The Administrative Agent and any such sub-agent, co-agent and/or attorney-in-fact may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent, co-agent and/or attorney-in-fact and to their and the Administrative Agent’s Related Parties, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents, co-agents or attorneys-in-fact except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06 Resignation, Removal of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (so long as no Event of Default shall have occurred and be continuing) to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, with the consent of the Borrower (so long as no Event of Default shall have occurred and be continuing) appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor

Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(e) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d) Any resignation or removal of Bank of America as Administrative Agent pursuant to this Section 9.06 shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Borrower of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent, the L/C Issuer or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar

Laws in any other jurisdictions to which a Loan Party is subject or (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (j) of Section 11.01 of this Agreement, (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

9.10 Collateral and Guaranty Matters. Without limiting the provisions of Section 9.09, each of the Lenders (including in any capacity as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations for which no claim has been asserted and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, (iii) that constitutes Excluded Property or (iv) if approved, authorized or ratified in writing in accordance with Section 11.01;

(b) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary of Holdings (in the case of F&C) or the Borrower as a result of a transaction permitted hereunder; and

(c) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.11 Secured Cash Management Agreements and Secured Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE X

CONTINUING GUARANTY

10.01 Guaranty. Each Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, jointly and severally with the other Guarantors, the prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrower to the Secured Parties, and whether arising hereunder or under any other Loan Document, any Secured Cash Management Agreement or any Secured Hedge Agreement (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof). The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive absent manifest error for the purpose of establishing the amount of the Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of such Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing other than the payment and performance of the Obligations in full in cash in accordance with the Loan Documents.

10.02 Rights of Lenders. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuer and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

10.03 Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower, other than the payment and performance of the Obligations in full in cash in accordance with the Loan Documents; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any right to proceed against the Borrower, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations. Each Guarantor waives any rights and defenses that are or may become available to such Guarantor by reason of §§ 2787 to 2855, inclusive, and §§ 2899 and 3433 of the California Civil Code. As provided below, this Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York. The foregoing waivers and the provisions hereinafter set forth in this Guaranty which pertain to California law are included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or the Obligations.

10.04 Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against such Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

10.05 Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been paid and performed in full and the Revolving Credit Commitments and the Revolving Credit Facility is terminated. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.

10.06 Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under this Guaranty are paid in full in cash and the Revolving Credit Commitments and the Revolving Credit Facility with respect to the Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or any Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.

10.07 Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to such Guarantor as subrogee of the Secured Parties or resulting from such Guarantor’s performance under this Guaranty, to the payment in full in cash of all Obligations and the termination of the Revolving Credit Commitments and the Revolving Credit Facility. If the Secured Parties so request, any such obligation or indebtedness of the Borrower to any Guarantor shall be enforced and performance received by any Guarantor as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Obligations, but without reducing or affecting in any manner the liability of the Guarantors under this Guaranty.

10.08 Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by such Guarantor immediately upon demand by the Secured Parties.

10.09 Condition of Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Borrower or any other Guarantor (such Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

10.10 Joint and Several Liability of the Guarantors. In addition to and not in limitation of the provisions set forth herein, each of the Guarantors hereby agrees to the following:

(a) If the Secured Parties foreclose judicially or nonjudicially against any real property security for the Obligations, that foreclosure could impair or destroy any ability that such Guarantor may have to seek reimbursement, contribution, or indemnification from the Borrower or others based on any right such Guarantor may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by such Guarantor under this Guaranty. Each Guarantor further understands and acknowledges that in the absence of this paragraph, such potential impairment or destruction of such Guarantor’s rights, if any, may entitle such Guarantor to assert a defense to this Guaranty based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968). By executing this Guaranty, each Guarantor freely, irrevocably, and unconditionally: (i) waives and relinquishes that defense and agrees that such Guarantor will be fully liable under this Guaranty even though the Secured Parties may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Obligations; (ii) agrees that such Guarantor will not assert that defense in any action or proceeding which the Secured Parties may commence to enforce this Guaranty; (iii) acknowledges and agrees that the rights and defenses waived by such Guarantor in this Guaranty include any right or defense that such Guarantor may have or be entitled to assert based upon or arising out of any one or more of §§ 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or § 2848 of the California Civil Code; and (iv) acknowledges and agrees that the Secured Parties are relying on this waiver in creating the Obligations, and that this waiver is a material part of the consideration which the Secured Parties are receiving for creating the Obligations.

(b) Each Guarantor waives all rights and defenses that such Guarantor may have because any of the Obligations is secured by real property. This means, among other things: (i) the Secured Parties may collect from such Guarantor without first foreclosing on any real or personal property collateral pledged by the other Loan Parties; and (ii) if the Secured Parties foreclose on any real property collateral pledged by the other Loan Parties: (A) the amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) the Secured Parties may collect from such Guarantor even if the Secured Parties, by foreclosing on the real property collateral, have destroyed any right such Guarantor may have to collect from the Borrower. This is an unconditional and irrevocable waiver of any rights and defenses such Guarantor may have because any of the Obligations is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon § 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

(c) Each Guarantor waives any right or defense it may have at law or equity, including California Code of Civil Procedure § 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

(d) The obligations of each Guarantor under the provisions of this Guaranty constitute full recourse obligations of each Guarantor enforceable against each such Guarantor to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement, any other Loan Documents or any other agreement or document relating to the Obligations or any other circumstance whatsoever.

(e) Until all Obligations (other than (A) contingent indemnification obligations for which no claim has been asserted and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) shall have been paid in full in cash and all of the Revolving Credit Commitments under this Agreement and Loan Documents have been terminated, the Guarantors will not, and will not cause or permit any of their Subsidiaries to, commence or join with any other creditor or creditors of any of their Subsidiaries in commencing the application of any Debtor Relief Laws against any of their Subsidiaries.

10.11 Keepwell. Each Qualified ECP Guarantor at the time the Guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 10.11 voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 10.11 shall remain in full force and effect until the Obligations have been paid and performed in full and the Revolving Credit Commitments have been terminated. Each Qualified ECP Guarantor intends this Section 10.11 to constitute, and this Section 10.11 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

10.12 Guarantors’ Agreement to Pay Enforcement Costs, Etc. Each Guarantor further jointly and severally agrees, as a principal obligor and not as a guarantor only, to pay to the Administrative Agent, on demand, all costs and expenses set forth in Section 11.04. The obligations of each Guarantor under this paragraph shall survive the payment in full of the Obligations and termination of this Guaranty (other than (A) contingent indemnification obligations for which no claim has been asserted and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made).

ARTICLE XI

MISCELLANEOUS

11.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01 (other than Section 4.01(b)(i) or (c), in either case without the written consent of the Administrative Agent, the applicable Co-Syndication Agent or the applicable Arranger, as applicable), or, in the case of the initial Credit Extension, Section 4.02, without the written consent of each Lender;

(b) extend or increase the Revolving Credit Commitment of any Lender (or reinstate any Revolving Credit Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder.

(e) change Section 2.13 or Section 8.03 in a manner that would materially alter the pro rata sharing of payments required thereby, without the written consent of each Lender;

(f) change any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(g) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; or

(h) release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Loan Party from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone).

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights and duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the applicable parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Revolving Credit Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Required Lenders, the Administrative Agent, the other applicable Lenders and the Borrower pursuant to any Extension Amendment or Refinancing Amendment in accordance with Section 2.17 or Section 2.18, as applicable.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrower may replace such non-consenting Lender in accordance with

Section 11.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section 11.13 (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

11.02 Notices; Effectiveness; Electronic Communications.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to any Loan Party, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, the L/C Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested”

function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each Loan Party and each of the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Committed Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by each Arranger, the Administrative Agent and their respective Affiliates (including the reasonable and documented fees, charges and disbursements and other charges of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications, waivers or other supplements of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Loan Parties. Each Loan Party shall indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, each Co-Syndication Agent, the Documentation Agent, each Lender, the Swing Line Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from any and all losses (other than lost profits of such Indemnitee), claims, damages, liabilities and related expenses (including the reasonable and documented out-of pocket fees, charges and disbursements and other charges of one counsel to the Indemnitees taken as a whole and, solely in the case of an actual or perceived conflict of interest, one additional counsel to all affected Indemnitees taken as a whole, where the affected Indemnitees affected by such conflict notify Borrower of the existence of such conflict (and, if reasonably necessary, of one local counsel in any relevant jurisdiction to all such Persons, taken as a whole and, solely in the case of such conflict of interest, one additional local counsel to all affected Indemnitees taken as a whole)) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials at, on, under or emanating from any property owned, leased or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its

Subsidiaries or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (1) the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Parties or (2) a material breach of such Indemnitee’s obligations under this Agreement or the other Loan Documents or (y) resulting from any proceeding, claim, counterclaim or other action brought by an Indemnitee against another Indemnitee relating to disputes solely among such Indemnitees and not arising out of any act or omission of any Loan Party or any Subsidiary, excluding proceedings, claims, counterclaims and other actions against an Indemnitee acting in its capacity as Administrative Agent, L/C Issuer, Swing Line Lender, Arranger, Co-Syndication Agent or Documentation Agent. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that any Loan Party for any reason fails to pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ respective Applicable Percentages (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided, that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no party hereto shall assert, and each party hereto hereby waives, and acknowledges that no other Person shall have, any claim against any Loan Party or any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing contained in this sentence shall limit any Loan Party’s indemnity obligations to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which such Indemnitee is entitled to indemnification hereunder. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by others of any information or other materials distributed to such party by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after receipt of a reasonably detailed invoice therefor.

(f) Survival. The agreements in this Section and the indemnity provision of Section 11.02(e) shall survive the resignation of any of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment(s) and the Loans (including for purposes of this Section 11.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitment under the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such Assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Revolving Credit Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Revolving Credit Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Revolving Credit Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and provided, further, that the Borrower’s consent shall not be required during the primary syndication of the Revolving Credit Facility;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) the consent of the L/C Issuer and the Swing Line Lender shall be required for any assignment.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, which shall include a representation by the assignee that it is not a Disqualified Lender, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person) or (D) subject to Section 11.06(g), to any Disqualified Lender.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(vii) Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Revolving Credit Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender, and, unless an Event of Default has occurred and is continuing, a Disqualified Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) unless otherwise agreed by the Borrower or unless an Event of Default has occurred and is continuing, the written agreement or instrument pursuant to which a Lender sells a participation shall include a representation by the Participant that it is not a Disqualified Lender and (iv) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Revolving Credit Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 11.06(b), Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Revolving Credit Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

(g) Disqualified Lenders.

(i) No assignment or participation shall be made to any Person that was a Disqualified Lender as of the date (the “Trade Effective Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless, so long as no Event of Default has occurred or is continuing, the Borrower has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Lender for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Lender after the applicable Trade Effective Date (including as a result of the delivery of a notice pursuant to the definition of “Disqualified Lender”), (x) such assignee shall not retroactively be disqualified from being a Lender and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Lender. Administrative Agent and each assignor of a Loan and/or Revolving Credit Commitment hereunder shall be entitled to rely conclusively on a representation of the assignee Lender in the relevant Assignment and Assumption that such assignee is not a Disqualified Lender. Any assignment to a Disqualified Lender in violation of this clause (g)(i) shall not be void, but the other provisions of this clause (g) shall apply.

(ii) If any assignment or participation is made to any Disqualified Lender without the Borrower’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Lender after the applicable Trade Effective Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent, (A) terminate any Revolving Credit Commitment of such Disqualified Lender and repay all obligations of the Borrower owing to such Disqualified Lender in connection with such Revolving Credit Commitment and/or (B) require such Disqualified Lender to assign, without recourse (in accordance with and subject to the restrictions and conditions contained in this Section 11.06), all of its interest, rights and obligations under this Agreement and the other Loan Documents to one or more Eligible Assignees at the principal amount thereof plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lenders consented to such matter, and (y) for purposes of voting on any on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (a “Bankruptcy Plan”), each Disqualified Lender party hereto hereby agrees (1) not to vote on such Bankruptcy Plan, (2) if such Disqualified Lender does vote on such Bankruptcy Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code of the United States (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Bankruptcy Plan in accordance with Section 1126(c) of the Bankruptcy Code of the United States (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by any bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

11.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process (in which case the disclosing Person shall inform the Borrower promptly thereof prior to such disclosure to the extent practicable and not prohibited by law, rule or regulation, provided, however, that such Lender, the Administrative Agent and the L/C Issuer shall not be required to inform such Person or give such notification to Borrower if the disclosure was made to a bank examiner, regulatory examiner or self-regulatory examiner in the course of such examiner’s examination or inspection), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers of other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 11.07 or (ii) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than any Loan Party. In addition, the Administrative Agent, the Arrangers and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Revolving Credit Commitments.

For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary relating to any Loan Party or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by such Loan Party or any Subsidiary, provided that in the case of information received from any Loan Party or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

11.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent, any Lender or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, the L/C Issuer and each Lender, regardless of any investigation made by the Administrative Agent, the L/C Issuer or any Lender or on their behalf and notwithstanding that the Administrative Agent, the L/C Issuer or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13 Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06 or if any Lender is a Defaulting Lender, Disqualified Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

11.14 Governing Law; Jurisdiction; Etc. (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT,

ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW

11.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between each Loan Party and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers, and the Lenders, on the other hand, (B) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other

Loan Documents; (ii) (A) the Administrative Agent, each Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, any Arranger nor any Lender has any obligation to any Loan Party or any of its respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Lenders, and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of any Loan Party and its Affiliates, and neither the Administrative Agent, any Arranger nor any Lender has any obligation to disclose any of such interests to each Loan Party or any of its Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.17 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Committed Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

11.18 USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SAGITTARIUS RESTAURANTS LLC,
as the Borrower

By:	/s/ Steven L. Brake
Name:	Steven L. Brake
Title:	Executive Vice President and Chief Financial Officer

DEL TACO HOLDINGS, INC.
F&C RESTAURANT HOLDING CO.
KERRY FOODS INTERNATIONAL LLC
DEL TACO LLC

By:	/s/ Steven L. Brake
Name:	Steven L. Brake
Title:	Executive Vice President and Chief Financial Officer

[Del Taco – Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Erik M. Truette
Name:	Erik M. Truette
Title:	Vice President

[Del Taco – Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ John Coppedge
Name:	John Coppedge
Title:	SVP

[Del Taco – Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Nathan Smith
Name:	Nathan Smith
Title:	Senior Commercial Banker

[Del Taco – Signature Page to Credit Agreement]

BANK OF MONTREAL, as a Lender

By:	/s/ Todd Maldonado
Name:	Todd Maldonado
Title:	Director

[Del Taco – Signature Page to Credit Agreement]

REGIONS BANK, as a Lender

By:	/s/ Scott C. Tocci
Name:	Scott C. Tocci
Title:	Managing Director

[Del Taco – Signature Page to Credit Agreement]

MUFG UNION BANK, N.A., as a Lender

By:	/s/ Lance Zediker
Name:	Lance Zediker
Title:	Director

[Del Taco – Signature Page to Credit Agreement]

WEBSTER BANK, N.A., as a Lender

By:	/s/ Ab Igram
Name:	Ab Igram
Title:	Senior Vice President

[Del Taco – Signature Page to Credit Agreement]

SCHEDULE 1.01

EXISTING LETTERS OF CREDIT

•	Letter of Credit #3128983 to the benefit of Ace American Insurance Company, credit amount not exceeding $12,800,000, issue date: September 10, 2013, expiration date: September 30, 2015.

•	Letter of Credit #3128982 to the benefit of Ace American Insurance Company, credit amount not exceeding $3,488,269, issue date: September 18, 2013, expiration date: September 30, 2015.

•	Letter of Credit #68105350 to the benefit of Reliance Insurance Company, credit amount not exceeding $246,982, issue date: July 30, 2014, expiration date: July 31, 2016.

•	Letter of Credit #68105349 to the benefit of Zurich American Insurance Company, credit amount not exceeding $425,000, issue date: August 8, 2014, expiration date: August 8, 2015.

•	Letter of Credit #68105347 to the benefit of The Travelers Indemnity Company, credit amount not exceeding $545,000, issue date: July 30, 2014, expiration date: July 31, 2016.

•	Letter of Credit #68105344 to the benefit of International Fidelity Insurance Company, credit amount not exceeding $135,000, issue date: July 31, 2014, expiration date: July 31, 2016.

SCHEDULE 2.01

REVOLVING CREDIT COMMITMENTS AND APPLICABLE PERCENTAGES

Revolving Credit Lender	Revolving Credit Commitment	Applicable Percentage
Bank of America, N.A	$70,000,000.00	28.000000000%
JPMorgan Chase Bank, N.A.	$70,000,000.00	28.000000000%
Bank of Montreal	$40,000,000.00	16.000000000%
Regions Bank	$35,000,000.00	14.000000000%
MUFG Union Bank, N.A.	$20,000,000.00	8.000000000%
Webster Bank, N.A.	$15,000,000.00	6.000000000%
Total:	$250,000,000.00	100.000000000%

SCHEDULE 5.06

LITIGATION

None.

SCHEDULE 5.08(c)

OWNED REAL PROPERTY

Entity Name	Street Address	City	State	Zip Code	County	Unit
Del Taco LLC	841 Harbor Blvd.	West Sacramento	CA	95691	Yolo	922
Del Taco LLC	Parking lot space adjacent to Leased Real Property Unit 39	Banning	CA	92220	Riverside	N/A
Del Taco Restaurant Properties I	519 S Riverside Avenue	Rialto	CA	92376	San Bernardino	186
Del Taco Restaurant Properties I	24941 Elder Avenue	Moreno Valley	CA	92557	Riverside	190
Del Taco Restaurant Properties I	1398 Foothill Boulevard	La Verne	CA	91750	Los Angeles	192
Del Taco Restaurant Properties I	7247 Archibald Avenue	Rancho Cucamonga	CA	91701	San Bernardino	193
Del Taco Restaurant Properties I	4337 Elkhorn Boulevard	Sacramento	CA	95842	Sacramento	194
Del Taco Restaurant Properties I	7968 Haven Avenue	Rancho Cucamonga	CA	91730	San Bernardino	195
Del Taco Restaurant Properties II	14812 Bear Valley Boulevard	Victorville	CA	92392	San Bernardino	198
Del Taco Restaurant Properties II	834 W Valley Boulevard	Colton	CA	92324	San Bernardino	200
Del Taco Restaurant Properties II	1763 E Palmdale Boulevard	Palmdale	CA	93550	Los Angeles	204
Del Taco Restaurant Properties II	6118 Clay Street	Riverside	CA	92509	Riverside	217
Del Taco Restaurant Properties II	72325 Varner Road	Thousand Palms	CA	92276	Riverside	223
Del Taco Restaurant Properties III	27453 Ynez Road	Temecula	CA	92591	Riverside	209
Del Taco Restaurant Properties III	1037 E Bobier Drive	Vista	CA	92084	San Diego	213
Del Taco Restaurant Properties III	421 E 4th Street	Perris	CA	92570	Riverside	219
Del Taco Restaurant Properties III	1371 E Foothill Boulevard	Upland	CA	91786	San Bernardino	221
Del Taco Restaurant Properties III	20259 Valley Boulevard	Walnut	CA	91789	Los Angeles	226
Del Taco Restaurant Properties III	21920 Lassen Street	Chatsworth	CA	91311	Los Angeles	239
Del Taco Restaurant Properties III	12253 Hesperia Road	Victorville	CA	92392	San Bernardino	242
Del Taco Restaurant Properties III	1595 Sepulveda Boulevard	Torrance	CA	90501	Los Angeles	267
Del Taco Income Properties IV	1851 E Orangethorpe Avenue	Placentia	CA	92870	Orange	228
Del Taco Income Properties IV	16810 Lakeshore Drive	Lake Elsinore	CA	92530	Riverside	238
Del Taco Income Properties IV	3702 Highland Avenue	Highland	CA	92346	San Bernardino	241

SCHEDULE 5.08(d)

LEASED REAL PROPERTY

Properties Where Loan Party or Subsidiary Is Lessee (Tenant)

[See attached]

Store Number	Address	City	State	Zip Code	County	Landlord	Expiration Date

1	6333 RIVERSIDE AVE	RIVERSIDE	CA	92506	Riverside	Jensen Holdings, LLC	08/20/2017

11	2408 E CHAPMAN AVE	FULLERTON	CA	92831	Orange	College Plaza Shopping Center LLC	04/30/2017

14	2112 S.E. BRISTOL ST	NEWPORT BEACH	CA	92660	Orange	Llewellyn B. Copp	01/31/2032

21	13802 RED HILL AVE	TUSTIN	CA	92780	Orange	Howard Abel	06/30/2022

25	1155 BAKER ST	COSTA MESA	CA	92626	Orange	Mitchell Lauford Trust	05/31/2028

26	2900 S. MAIN ST.	SANTA ANA	CA	92707	Orange	Corners, Inc.	07/31/2019

27	2395 S. HACIENDA BLVD	HACIENDA HEIGHTS	CA	91745	Los Angeles	Jerry Fung	03/31/2024

28	5740 RIVERSIDE DR	CHINO	CA	91710	San Bernardino	Icpack Technology, Inc. Profit Sharing Plan & Trust	06/30/2023

32	351 W 20TH ST	YUMA	AZ	85364	Yuma	John H. and Ida Helen Lee	01/14/2018

33	9906 SIERRA AVE	FONTANA	CA	92335	San Bernardino	Fontana Sierra Corporation	09/30/2018

37	2900 WESTMINSTER AVE	SEAL BEACH	CA	90740	Orange	BGN Investments, LP	10/31/2020

39	1964 W RAMSEY ST	BANNING	CA	92220	Riverside	Steve Hammans	06/30/2019

39	1964 W RAMSEY ST	BANNING	CA	92220	Riverside	Paul and Stella Teplow	06/30/2019

39	1964 W RAMSEY ST	BANNING	CA	92220	Riverside	Del Taco LLC	01/31/2025

41	1720 SUPERIOR AVE	COSTA MESA	CA	92627-	Orange	Superior Ave Del Taco Limited Partnership	06/30/2016

42	2761 N GRAND AVE	SANTA ANA	CA	92701	Orange	GVD Commercial Properties,Inc.	08/31/2021

47	770 W 2ND ST	SAN BERNARDINO	CA	92410	San Bernardino	LP Investments and Insurance, Inc.	10/31/2016

Store Number	Address	City	State	Zip Code	County	Landlord	Expiration Date

47	770 W 2ND ST	SAN BERNARDINO	CA	92410	San Bernardino	LP Investments and Insurance, Inc.	10/31/2016

50	624 N MOUNTAIN AVE	ONTARIO	CA	91762	San Bernardino	Aldor Holdings LP	01/31/2017

57	4050 LINCOLN BLVD	VENICE	CA	90291	Los Angeles	Andrew Brand	02/29/2016

57	4050 LINCOLN BLVD	VENICE	CA	90291	Los Angeles	Donald Brand	02/29/2016

57	4050 LINCOLN BLVD	VENICE	CA	90291	Los Angeles	Benjamin Brand	02/29/2016

57	4050 LINCOLN BLVD	VENICE	CA	90291	Los Angeles	Sondra Zionts	02/29/2016

57	4050 LINCOLN BLVD	VENICE	CA	90291	Los Angeles	Laura Lenc	02/29/2016

58	844 E UNION ST	PASADENA	CA	91101	Los Angeles	Lake/Union Ltd.	04/30/2017

60	459 S CITRUS AVE	COVINA	CA	91723	Los Angeles	RHE, LLC	04/30/2018

62	2269 S EL CAMINO REAL	OCEANSIDE	CA	92056	San Diego	Milan Real Estate Investments, LLC	11/30/2022

73	7545 BALBOA BLVD	VAN NUYS	CA	91406	Los Angeles	Sona Dagliyan	08/31/2022

74	2665 S WATERMAN AVE	SAN BERNARDINO	CA	92408	San Bernardino	Food ‘N Fuel	10/31/2022

75	1624 W REDLANDS BLVD	REDLANDS	CA	92373	San Bernardino	Food ‘N Fuel, Inc.	01/31/2024

76	25542 MARGUERITE PKWY	MISSION VIEJO	CA	92692-	Orange	Todd I. Schiffman, as Trustee of the Todd I. Schiffman Living Trust, created under Declaration of Trust dated December 23, 1999	12/31/2027

Store Number	Address	City	State	Zip Code	County	Landlord	Expiration Date

82	2607 N TUSTIN ST	ORANGE	CA	92865	Orange	Pratuang Vetayases	06/30/2023

86	3190 E PACIFIC COAST HWY	LONG BEACH	CA	90804	Los Angeles	Susan Friedman	09/30/2023

86	3190 E PACIFIC COAST HWY	LONG BEACH	CA	90804	Los Angeles	Jane Lofton	09/30/2023

87	3730 E CHAPMAN AVE	ORANGE	CA	92869	Orange	KBH Investment Co.	06/30/2023

97	1255 UNIVERSITY AVE	RIVERSIDE	CA	92507	Riverside	Dvlpr-Hyrosen Properties, Inc.	12/31/2018

99	3566 E FOOTHILL BLVD	PASADENA	CA	91107	Los Angeles	PLL Investments, LLC	06/30/2023

100	14485 INGLEWOOD AVE	HAWTHORNE	CA	90250	Los Angeles	Watt Commercial Enterprises, LLC	11/30/2018

101	4780 IRVINE BLVD.	IRVINE	CA	92620	Orange	Business Properties Partnership No. 25	11/30/2020

102	1110 S HACIENDA BLVD	HACIENDA HEIGHTS	CA	91745	Los Angeles	Mar, LLC	10/31/2019

110	1834 E. Route 66	GLENDORA	CA	91740	Los Angeles	California Market Holdings, LLC, California Market Holdings, LLC, Regal Group, LLC, Harvard Holdings	09/30/2018

111	5290 ARLINGTON AVE	RIVERSIDE	CA	92504	Riverside	WPI Arcal, LLC	09/30/2024

112	1619 DOUGLAS BLVD	ROSEVILLE	CA	95678	Placer	Guia Avesani	07/31/2033

112	1619 DOUGLAS BLVD	ROSEVILLE	CA	95678	Placer	Steve J. Mackey	07/31/2033

112	1619 DOUGLAS BLVD	ROSEVILLE	CA	95678	Placer	Michela Dimond	07/31/2033

Store Number	Address	City	State	Zip Code	County	Landlord	Expiration Date

112	1619 DOUGLAS BLVD	ROSEVILLE	CA	95678	Placer	Michela A. Dimond, Trustee of the Michela A. Dimond Trust dated December 21, 2010	07/31/2033

113	601 S VENTURA RD	OXNARD	CA	93030	Ventura	Oxnard Village Center, a limited partnership	03/31/2020

125	4547 CAMPUS DR	IRVINE	CA	92612	Orange	The Irvine Company LLC	03/31/2022

129	8898 MADISON AVE	FAIR OAKS	CA	95628	Sacramento	The Realty Associates Fund VIII, L.P.	06/30/2024

130	2300 N TUSTIN AVE	SANTA ANA	CA	92705	Orange	Carolyn F. Hasenjaeger,Trustee of the Hasenjaeger Family Trust dated April 12, 2005	02/28/2019

130	2300 N TUSTIN AVE	SANTA ANA	CA	92705	Orange	Keith A. Welsh, Trustee of the Keith A. Welsh Trust dated April 7, 2000	02/28/2019

130	2300 N TUSTIN AVE	SANTA ANA	CA	92705	Orange	John and Sharon Hasenjaeger	02/28/2019

130	2300 N TUSTIN AVE	SANTA ANA	CA	92705	Orange	William Henry Hasenjaeger and Katherine Lajoie Hasenjaeger, Trustees of the Hasenjaeger 1993 Family Declaration of Trust	02/28/2019

133	9152 KIEFER BLVD	SACRAMENTO	CA	95826	Sacramento	Catherine Gong	04/30/2019

134	7001 KATELLA AVE	STANTON	CA	90680	Orange	Georgia L. Swanson, Trustee of the JAMES A, MOUNT REVOCABLE TRUST DATED , AUGUST 2, 1989	05/31/2020

Store Number	Address	City	State	Zip Code	County	Landlord	Expiration Date

135	4820 BARRANCA PKWY	IRVINE	CA	92604	Orange	The Irvine Company Retail Properties - Woodbridge Village	07/31/2015

136	22401 EL TORO RD	LAKE FOREST	CA	92630	Orange	Business Properties Partnership, No. 17	09/30/2019

137	6799 CARNELIAN ST	RANCHO CUCAMONGA	CA	91701	San Bernardino	Carnelian Plaza, LLC	10/31/2024

138	2002 E HIGHLAND AVE	SAN BERNARDINO	CA	92404	San Bernardino	Highland and Sterling, LLC	07/31/2024

138	2002 E HIGHLAND AVE	SAN BERNARDINO	CA	92404	San Bernardino	Seley Capital, L.P.	07/31/2024

140	2200 ARDEN WAY	SACRAMENTO	CA	95825	Sacramento	Russell M. Miura	08/31/2024

140	2200 ARDEN WAY	SACRAMENTO	CA	95825	Sacramento	Noreen T. Miura	08/31/2024

140	2200 ARDEN WAY	SACRAMENTO	CA	95825	Sacramento	Marilyn T. Tagliaferri	08/31/2024

140	2200 ARDEN WAY	SACRAMENTO	CA	95825	Sacramento	Randal S. Miura	08/31/2024

141	3100 W FLORIDA AVE	HEMET	CA	92545	Riverside	Mayhew Plaza Woodland Hills II, LLC	06/30/2034

142	2330 S HARBOR BLVD	ANAHEIM	CA	92802	Orange	First American Trust, FSB, Successor Trustee of the Ray B. Roberts Testamentary Trusts A & B	11/30/2019

145	15055 IMPERIAL HWY	LA MIRADA	CA	90638	Los Angeles	John C. and Diane S. Collins	07/31/2019

146	11723 DEL AMO BLVD	LAKEWOOD	CA	90715	Los Angeles	Lakewood Pioneer Plaza, LLC	01/31/2019

152	6014 ORANGETHORPE AVE	BUENA PARK	CA	90620	Orange	Kenneth Dale Clausen and Louie B. Clausen, Trustees	01/31/2019

Store Number	Address	City	State	Zip Code	County	Landlord	Expiration Date

153	2101 W GLENOAKS BLVD	GLENDALE	CA	91201	Los Angeles	Crocco Vineyards, Inc.	06/30/2024

158	20135 HAWTHORNE BLVD	TORRANCE	CA	90503	Los Angeles	JVG Properties III, LLC	02/29/2032

162	3020 LOS FELIZ BLVD	LOS ANGELES	CA	90039	Los Angeles	Sally Fleming	09/30/2023

164	213 E KATELLA WAY	ANAHEIM	CA	92802	Orange	Charles R. McNees and Celeste R. McNees	12/31/2013

164	213 E KATELLA WAY	ANAHEIM	CA	92802	Orange	Beverly L. Gibson	12/31/2013

167	3714 W VERDUGO AVE	BURBANK	CA	91505	Los Angeles	HCP Burbank Town Center LLC	07/31/2018

169	1740 E DYER RD	SANTA ANA	CA	92705	Orange	Hong Wun Young	03/31/2019

170	1290 N EUCLID ST	ANAHEIM	CA	92801	Orange	Frederick J. Hanshaw c/o F. J. Hanshaw Properties	08/31/2018

172	3329 S HARBOR BLVD	SANTA ANA	CA	92704	Orange	The Rittermal Residual Trust B-2 uta	07/31/2018

172	3329 S HARBOR BLVD	SANTA ANA	CA	92704	Orange	Southern California Edison Company	07/31/2018

174	15797 MAIN ST	HESPERIA	CA	92345	San Bernardino	JVG Properties IV, LLC	02/29/2032

176	43999 15TH ST W	LANCASTER	CA	93534	Los Angeles	Arroyo Plaza LLC	12/31/2024

177	2990 COCHRAN ST	SIMI VALLEY	CA	93065	Ventura	FAF Investment Co.	06/30/2017

177	2990 COCHRAN ST	SIMI VALLEY	CA	93065	Ventura	Gary Simpson, Trustee of the Eleanor H. Simpson Living Trust	06/30/2017

179	1020 N NORMA ST	RIDGECREST	CA	93555	Kern	Ridgecrest Paradise, LLC	12/31/2022

186	519 S RIVERSIDE AVE	RIALTO	CA	92376	San Bernardino	DTRP I	02/28/2020

Store Number	Address	City	State	Zip Code	County	Landlord	Expiration Date

190	24941 ELDER AVE	MORENO VALLEY	CA	92557	Riverside	DTRP I	07/31/2020

192	1398 FOOTHILL BLVD	LA VERNE	CA	91750	Los Angeles	Haxby Education Trust	11/30/2020

192	1398 FOOTHILL BLVD	LA VERNE	CA	91750	Los Angeles	DTRP I	11/30/2020

193	7247 ARCHIBALD AVE	RANCHO CUCAMONGA	CA	91701	San Bernardino	DTRP I	11/30/2020

194	4337 ELKHORN BLVD	SACRAMENTO	CA	95842	Sacramento	DTRP I	01/31/2021

195	7968 HAVEN AVE	RANCHO CUCAMONGA	CA	91730	San Bernardino	DTRP I	02/28/2021

198	14812 BEAR VALLEY RD	VICTORVILLE	CA	92392	San Bernardino	DTRP II	02/28/2021

200	834 W VALLEY BLVD	COLTON	CA	92324	San Bernardino	DTRP II	02/28/2021

202	1401 SAN JACINTO AVE	SAN JACINTO	CA	92583	Riverside	Eva Brewster	11/14/2015

202	1401 SAN JACINTO AVE	SAN JACINTO	CA	92583	Riverside	5B Investments, Inc. an Idaho corporation	11/14/2015

204	1763 E PALMDALE BLVD	PALMDALE	CA	93550	Los Angeles	DTRP II	05/31/2022

209	27453 YNEZ RD	TEMECULA	CA	92591	Riverside	DTRP III	07/31/2022

213	1037 E BOBIER DR	VISTA	CA	92084	San Diego	DTRP III	09/30/2022

217	6118 CLAY ST	RIVERSIDE	CA	92509	Riverside	DTRP II	10/31/2022

219	421 E 4TH ST	PERRIS	CA	92570	Riverside	DTRP III	12/31/2022

221	1371 E FOOTHILL BLVD	UPLAND	CA	91786	San Bernardino	DTRP III	01/31/2023

Store Number	Address	City	State	Zip Code	County	Landlord	Expiration Date

223	72325 VARNER RD	THOUSAND PALMS	CA	92276	Riverside	DTRP II	04/30/2023

226	20259 VALLEY BLVD	WALNUT	CA	91789	Los Angeles	DTRP III	08/31/2023

228	1851 E ORANGETHORPE AVE	PLACENTIA	CA	92870	Orange	DTIP IV	03/31/2021

238	16810 LAKESHORE DR	LAKE ELSINORE	CA	92530	Riverside	DTIP IV	03/31/2022

239	21920 LASSEN ST	CHATSWORTH	CA	91311	Los Angeles	DTRP III	08/31/2024

240	12625 Frederick St	MORENO VALLEY	CA	92553	Riverside	Brixton-Alto Shopping Center, LLC	09/30/2019

241	3702 HIGHLAND AVE	HIGHLAND	CA	92346	San Bernardino	DTIP IV	07/31/2022

242	12253 HESPERIA RD	VICTORVILLE	CA	92392	San Bernardino	DTRP III	07/31/2024

243	1653 W FOOTHILL BLVD	UPLAND	CA	91786	San Bernardino	Pacific Oil Company, LLC	02/28/2016

249	40465 ALTA MURRIETA	MURRIETA HOT SPRINGS	CA	92563	Riverside	Town Center, LP	04/30/2019

265	23650 LYONS AVE	NEWHALL	CA	91321	Los Angeles	Paul Palmer Properties, Inc.	02/28/2019

266	15353 CHATSWORTH ST	MISSION HILLS	CA	91345	Los Angeles	The Shooshani Family Trust	08/31/2028

267	1595 SEPULVEDA BLVD	TORRANCE	CA	90501	Los Angeles	DTRP III	01/31/2024

268	16930 FOOTHILL BLVD	FONTANA	CA	92335	San Bernardino	Foothill Shopping Center, L.P.	04/30/2021

271	1160 WALL AVE	OGDEN	UT	84404	Ogden	Grey Skies Properties, LLC	08/31/2022

277	17918 BEAR VALLEY RD	VICTORVILLE	CA	92395	San Bernardino	Tesoro South Coast Company, LLC	01/12/2017

Store Number	Address	City	State	Zip Code	County	Landlord	Expiration Date

278	30107 ANTELOPE RD	MENIFEE	CA	92584	Riverside	Tesoro South Coast Company, LLC	04/08/2018

279	44260 REDHAWK PKWY	TEMECULA	CA	92592	Riverside	Tesoro South Coast Company, LLC	04/30/2017

280	12080 CENTRAL AVE	CHINO	CA	91710	San Bernardino	Tesoro South Coast Company, LLC	07/10/2020

281	106 S AZUSA AVE	AZUSA	CA	91702	Los Angeles	Tesoro South Coast Company, LLC	01/16/2016

282	18802 VIA PRINCESSA	SANTA CLARITA	CA	91351	Los Angeles	Tesoro South Coast Company, LLC	08/04/2016

288	3864 SIERRA AVE	FONTANA	CA	92336	San Bernardino	Tesoro South Coast Company, LLC	07/01/2021

289	34860 YUCAIPA BLVD	YUCAIPA	CA	92399	San Bernardino	Food N’ Fuel, a California corporation	07/31/2019

291	9650 NATURAL BRIDGE	BERKLEY	MO	63134	St. Louis	PCGM Properties, Inc.	06/28/2019

301	4407 BROCKTON AVE	RIVERSIDE	CA	92501	Riverside	Werner Family Trust dated March 4, 2000	11/30/2019

303	82742 STATE HIGHWAY 111	INDIO	CA	92201	Riverside	Hayetito, Inc.	09/30/2022

308	445 W FOOTHILL BLVD	GLENDORA	CA	91740	Los Angeles	Glendora Foothill Plaza	08/31/2017

309	1138 W AVENUE I	LANCASTER	CA	93534	Los Angeles	Monte Vista Co.	07/31/2018

310	1540 OCOTILLO DR	EL CENTRO	CA	92243	Imperial	Savings Investment Inc.	02/28/2023

313	21401 BROOKHURST ST	HUNTINGTON BEACH	CA	92646	Orange	Ayres Brookhurst Plaza LLC	07/31/2023

315	13701 ROSCOE BLVD	PANORAMA CITY	CA	91402	Los Angeles	Diablo Investment Co.	10/31/2018

316	17295 BROOKHURST ST	FOUNTAIN VALLEY	CA	92708	Orange	Joseph H. and H. Gwendolyn Schobert	07/13/2019

Store Number	Address	City	State	Zip Code	County	Landlord	Expiration Date

319	1440 E LINCOLN AVE	ORANGE	CA	92865	Orange	Nohl Plaza Shopping Center, Ltd.	12/30/2029

320	33299 YUCAIPA BLVD	YUCAIPA	CA	92399	San Bernardino	Harold W. Willis	07/16/2017

324	5915 W SAHARA AVE	LAS VEGAS	NV	89102	Clark	DWEN LLC	11/30/2021

332	2855 DEL ROSA AVE	SAN BERNARDINO	CA	92404	San Bernardino	Jerome M. Rabin and Barbara Rabin, as Trustees of the J. and B. Rabin Revocable Trust	03/31/2023

333	24898 REDLANDS BLVD	LOMA LINDA	CA	92354	San Bernardino	Harold W. Willis	06/30/2016

334	11879 ARTESIA BLVD	ARTESIA	CA	90701	Los Angeles	Pioneer Artesia Center	12/31/2024

339	1270 W VALLEY PKWY	ESCONDIDO	CA	92029	San Diego	The Jack and Florence Berlin Foundation	11/30/2020

340	1155 B Street	SAN DIEGO	CA	92101	San Diego	Trusts - see notes	03/31/2021

342	22859 LAKE FOREST DR	LAKE FOREST	CA	92630	Orange	The Leonard M. Kramer and Therese T. Kramer Trust dated August 31, 2004, Therese T. Kramer, Trustee,	06/30/2019

342	22859 LAKE FOREST DR	LAKE FOREST	CA	92630	Orange	YS SADDLEBACK	06/30/2019

344	41871 STATE HIGHWAY 74	HEMET	CA	92544	Riverside	ASH Properties, Inc.	03/14/2019

346	10494 MAGNOLIA AVE	RIVERSIDE	CA	92505	Riverside	Steven J. Michelson	10/31/2023

346	10494 MAGNOLIA AVE	RIVERSIDE	CA	92505	Riverside	Susan A. Michelson	10/31/2023

347	17292 MAIN ST	HESPERIA	CA	92345	San Bernardino	Dr. Jack W. Gaines	11/08/2023

Store Number	Address	City	State	Zip Code	County	Landlord	Expiration Date

350	3244 E DESERT INN RD	LAS VEGAS	NV	89121	Clark	Aspen Development Corporation	10/31/2018

353	2956 BRISTOL ST	COSTA MESA	CA	92626	Orange	James W. Walton	10/31/2023

358	694 W ARROW HWY	SAN DIMAS	CA	91773	Los Angeles	San Dimas Investment Co.	06/30/2024

358	694 W ARROW HWY	SAN DIMAS	CA	91773	Los Angeles	STG Realty Ventures, Inc.	NULL

359	19644 VANOWEN ST	RESEDA	CA	91335	Los Angeles	See note section for exact vesting	09/30/2023

370	18990 VAN BUREN BLVD	RIVERSIDE	CA	92508	Riverside	The Emile and Inez Boisseranc Trust	02/14/2020

370	18990 VAN BUREN BLVD	RIVERSIDE	CA	92508	Riverside	The Stephen and Lorraine Manassero Trust	02/14/2020

370	18990 VAN BUREN BLVD	RIVERSIDE	CA	92508	Riverside	The Matthew and Bonnie Manassero Trust, Matthew Manassero, Trustee	02/14/2020

370	18990 VAN BUREN BLVD	RIVERSIDE	CA	92508	Riverside	Virginia Manassero	02/14/2020

373	2304 S MOUNTAIN AVE	ONTARIO	CA	91762	San Bernardino	Maria Y. Jones	06/30/2015

373	2304 S MOUNTAIN AVE	ONTARIO	CA	91762	San Bernardino	The Hanley Family Trust, Edward B. Hanley, Trustee	06/30/2015

373	2304 S MOUNTAIN AVE	ONTARIO	CA	91762	San Bernardino	Gregory S. Brown and Monique B. Brown	06/30/2015

380	348 N NELLIS BLVD	LAS VEGAS	NV	89110	Clark	Capital Commercial Holdings, LLC and TBM Properties, LLC	01/31/2020

381	13730 NAVAJO RD	APPLE VALLEY	CA	92307	San Bernardino	Proforma Mgmt Properties I, LLC	04/30/2028

382	898 S BOULDER HWY	HENDERSON	NV	89015	Clark	Henderson Shopping Village LLP	11/30/2018

384	14301 CLARK AVE	BELLFLOWER	CA	90706	Los Angeles	Bellflower Park, LP	08/31/2018

Store Number	Address	City	State	Zip Code	County	Landlord	Expiration Date

385	18604 S WESTERN AVE	GARDENA	CA	90248	Los Angeles	Javid Mansouri Trust	10/31/2027

392	280 N JONES BLVD	LAS VEGAS	NV	89107	Clark	Delaterre Group LLC	01/31/2026

395	27445 JEFFERSON AVE	TEMECULA	CA	92590	Riverside	Winchester Temecula One, L.P.	02/28/2023

396	72636 29 PALMS HWY	TWENTYNINE PALMS	CA	92277	San Bernardino	Steven A. Borello	08/31/2028

396	72636 29 PALMS HWY	TWENTYNINE PALMS	CA	92277	San Bernardino	Kenneth E. Borello	08/31/2028

396	72636 29 PALMS HWY	TWENTYNINE PALMS	CA	92277	San Bernardino	Ernest H. Borello	08/31/2028

397	1909 E 4TH ST	ONTARIO	CA	91764	San Bernardino	Vineyard Ontario Associates	01/31/2017

398	3199 VAN BUREN BLVD	RIVERSIDE	CA	92503	Riverside	Dueck Revocable Living Trust dated November 3, 1987	09/21/2017

400	8941 CORBIN AVE	NORTHRIDGE	CA	91324	Los Angeles	PJD Company	05/31/2020

401	2043 W CHAPMAN AVE	ORANGE	CA	92868	Orange	Todd I Schiffman, Trustees and Successor Trustee of the Todd I Schiffman Living Trust created under declaration of Trust dated December 23, 1999	07/31/2034

409	602 E Redlands Blvd	REDLANDS	CA	92373	San Bernardino	Sawan Investment Corporation	12/24/2020

Store Number	Address	City	State	Zip Code	County	Landlord	Expiration Date

413	14290 PALM DR	DESERT HOT SPRINGS	CA	92240	Riverside	Willadean Smith, as Trustee of The Troy and Willadean Smith Survivor’s Trust and The Troy and Willadean Smith Residual, Credit Shelter Trust	12/31/2029

415	26241 AVERY PKWY	MISSION VIEJO	CA	92692-	Orange	Pacific Castle International, LLC, a Delaware Limited Liabil	02/28/2017

425	3487 ARLINGTON AVE	RIVERSIDE	CA	92506	Riverside	J&L Properties	11/30/2024

427	6550 SAN FERNANDO RD	GLENDALE	CA	91201	Los Angeles	TKTM LLC	10/31/2032

428	13731 GOLDENWEST ST	WESTMINSTER	CA	92683	Orange	The Moriarty Family Trust	06/30/2029

428	13731 GOLDENWEST ST	WESTMINSTER	CA	92683	Orange	Steward Family Trust	06/30/2029

453	2444 N PALM CANYON DR	PALM SPRINGS	CA	92262	Riverside	Gray1 Del Mar, LLC	06/30/2015

455	591 N VENTU PARK RD	NEWBURY PARK	CA	91320	Ventura	Ventu Park Shopping Center	09/30/2023

493	5981 ORANGE AVE	CYPRESS	CA	90630	Orange	Velma L. Elliott, Trustee of the Elliott Trust dated 2/2/1984	02/29/2028

496	1801 W CHARLESTON BLVD	LAS VEGAS	NV	89102	Clark	JDA, LLC	10/04/2017

524	751 S BEACH BLVD	LA HABRA	CA	90631	Orange	Vermeulen Properties #4 LLC	12/31/2017

540	6821 BALBOA BLVD	VAN NUYS	CA	91406	Los Angeles	Balowen Center, LLC	04/30/2018

581	7398 GREENBACK LN	CITRUS HEIGHTS	CA	95621	Sacramento	Cohodes Family 1993 Revocable Trust dated 1/21/93	02/28/2022

Store Number	Address	City	State	Zip Code	County	Landlord	Expiration Date

583	3027 K ST	SACRAMENTO	CA	95816	Sacramento	Grazyna Kostrowicki Vandenberg RevocableTrust dated 5/14/99	09/30/2034

605	7121 CARLSON CIR	CANOGA PARK	CA	91303	Los Angeles	Setsuko Amano and Kanta Amano	04/30/2019

611	33940 COUNTY LINE RD	CALIMESA	CA	92320	San Bernardino	HWW Investments	03/31/2024

611	33940 COUNTY LINE RD	CALIMESA	CA	92320	San Bernardino	Edgar A Wright	03/31/2024

620	11446 JEFFERSON BLVD	CULVER CITY	CA	90230	Los Angeles	Kevin K and Patricia A. Moriarty	03/31/2025

620	11446 JEFFERSON BLVD	CULVER CITY	CA	90230	Los Angeles	Patricia A Moriarty	03/31/2025

622	3705 ROBERTSON BLVD	CULVER CITY	CA	90232	Los Angeles	9000 Venice Partners, L.P.	02/28/2027

635	17504 AVALON BLVD	CARSON	CA	90746	Los Angeles	Hans and Kathrine Etter	08/31/2033

635	17504 AVALON BLVD	CARSON	CA	90746	Los Angeles	Mike A. Kazarian	08/31/2033

635	17504 AVALON BLVD	CARSON	CA	90746	Los Angeles	Harold M. Kazarian	08/31/2033

635	17504 AVALON BLVD	CARSON	CA	90746	Los Angeles	Arthur M. Kazarian	08/31/2033

635	17504 AVALON BLVD	CARSON	CA	90746	Los Angeles	Kazarian Family Partnership	08/31/2033

678	6718 LAUREL CANYON BLVD	NORTH HOLLYWOOD	CA	91606	Los Angeles	MK & KIM, LLC	09/30/2024

693	34289 PACIFIC COAST HWY	DANA POINT	CA	92629	Orange	Masada Towers Company	11/30/2025

707	12490 OLD VIRGINIA RD	RENO	NV	89521	Washoe	SouthTowne Crossing, LLC	12/30/2022

Store Number	Address	City	State	Zip Code	County	Landlord	Expiration Date

711	19701 ESPERANZA RD	YORBA LINDA	CA	92886	Orange	David C. Lu & Christine L. Lu, Trustees of the David and Christine Lu Family Trust dated May 30, 1996	04/30/2026

714	25024 ALLESANDRO BLVD	MORENO VALLEY	CA	92553	Riverside	Ritter Living Trust	06/30/2025

728	5180 S FORT APACHE ROAD	LAS VEGAS	NV	89148	Clark	Weingarten Maya Tropicana LLC	09/30/2023

730	848 LOS ANGELES AVE.	MOORPARK	CA	93021	Ventura	Moorpark Center, LLC	01/31/2024

731	2701 S GRAND AVE	SANTA ANA	CA	92705	Orange	Harvey Capital Corp.	01/31/2025

732	179 N CENTRAL AVE	UPLAND	CA	91786	San Bernardino	Tomiko Mock Lee Family Partnership	03/31/2017

740	3785 LAS VEGAS BLVD #209	LAS VEGAS	NV	89109	Clark	Strip Food Courts, LLC	09/30/2018

742	2525 WATT AVENUE	SACRAMENTO	CA	95821	Sacramento	George Johnson	05/31/2024

742	2525 WATT AVENUE	SACRAMENTO	CA	95821	Sacramento	Lisa Mangels	05/31/2024

742	2525 WATT AVENUE	SACRAMENTO	CA	95821	Sacramento	Lowe Family Revocable Trust	05/31/2024

744	2201 PALO VERDE AVE	LONG BEACH	CA	90815	Los Angeles	2201-2221 Palo Verde Avenue LLC	11/30/2020

753	10644 ALONDRA BLVD.	NORWALK	CA	90650	Los Angeles	Hantzi LLC, a California limited liability company	12/31/2024

758	15300 SUMMIT AVE	FONTANA	CA	92336	San Bernardino	BRE DDR Crocodile Falcon Ridge Town Center I LLC	04/30/2025

759	1197 E. Tropicana	Las Vegas	NV	89119	Clark	The Equity	07/20/2025

760	36164 Hidden Springs Road	Wildomar	CA	92595	Riverside	Inland American Wildomar Bear Creek, L.L.C.	02/28/2025

761	1010 E WASHINGTON ST	COLTON	CA	92324	San Bernardino	Las Palomas Associates II, LLC	01/31/2025

762	1830 E. 16TH STR	YUMA	AZ	85365	Yuma	Janden, LLC	08/31/2028

Store Number	Address	City	State	Zip Code	County	Landlord	Expiration Date

763	30607 Hwy-79 South	Temecula	CA	92590	Riverside	Old Boston Square Associates, Ltd.	10/31/2025

766	2801 E LINCOLN AVE	ANAHEIM	CA	92806	Orange	Michael Vourakis	10/31/2024

768	6341 Haven Avenue	Rancho Cucamonga	CA	93836	San Bernardino	Sylvia W. Augustine, Trustee of the Sylvia W. Augustine Family Trust udt dated 12/13/07	10/31/2024

773	12641 Moreno Beach Drive	Moreno Valley	CA	92552	Riverside	MVPJL, LLC c/o Pacific Retail Partners	01/31/2026

776	8055 Monet Ave	Rancho Cucamonga	CA	91739	San Bernardino	Rancho Mall, LLC	12/31/2025

777	5601 East Ramon Road Unit C	Palm Springs	CA	92262	Riverside	Destination Ramon, LLC, c/o Rothbart Dev. Corp.	01/31/2026

785	28055 Scott Road	Murrieta	CA	92563	Riverside	Heritage Marketplace Murrieta, L.P, c/o Hughes Investments	10/31/2025

786	2039 North Imperial Avenue	El Centro	CA	92243	Imperial	Windsor Lot 5 LLC	12/31/2025

789	5010 W Avenue N	Palmdale	CA	93551	Los Angeles	Division K Properties LLC	04/30/2026

800	1020 ROSECRANS AVE	FULLERTON	CA	92833	Orange	AP Funds I, Inc.	08/31/2019

801	1229 PACIFIC COAST HWY	HARBOR CITY	CA	90710	Los Angeles	John and Valerie Hom Family Trust	11/30/2019

802	5526 BOULDER HWY	LAS VEGAS	NV	89122	Clark	WPI/Tropicana-Boulder, LLC	06/30/2019

802	5526 BOULDER HWY	LAS VEGAS	NV	89122	Clark	Tai Jang	08/31/2028

803	2120 E CARSON ST	LONG BEACH	CA	90807	Los Angeles	Long Beach Town Square LLC	10/02/2019

804	11070 GARDEN GROVE BLVD	GARDEN GROVE	CA	92843	92843	Hennessey Group-Garden Grove Boulevard Partners, LLC	12/31/2019

807	2920 NORTHTOWNE LN	RENO	NV	89512	Washoe	Miyahara, LLC	10/31/2019

Store Number	Address	City	State	Zip Code	County	Landlord	Expiration Date

814	1601 CARMELO DR	OCEANSIDE	CA	92054	San Diego	The Wm. O. and Anna E. Kireliuk Trust	08/31/2021

815	12320 WASHINGTON BLVD	WHITTIER	CA	90606	Los Angeles	Whittier Gateway Center, LLC	11/21/2019

816	1649 RESEARCH PARK DR	DAVIS	CA	95618	Yolo	James A. Kidd	11/02/2019

816	1649 RESEARCH PARK DR	DAVIS	CA	95618	Yolo	A2 Alpha Management, LLC, a California Limited Liability Company	08/31/2028

818	2112 S STATE COLLEGE BLVD	ANAHEIM	CA	92806	Orange	Sangster Family Limited Partnership	04/30/2020

819	2804 MAIN ST	SAN DIEGO	CA	92113	San Diego	Mongson Holding, LLC	01/31/2020

820	1155 E ORANGETHORPE AVE	ANAHEIM	CA	92801	Orange	Demetrio D. Cannata and Susanna Cannata, Trustees of the Cannata Living Trust, dated 08/01/1989	08/31/2028

821	17501 BEACH BLVD	HUNTINGTON BEACH	CA	92647	Orange	Ki Pom and Chong Nam Chong	07/31/2020

822	15266 WHITTIER BLVD	WHITTIER	CA	90603	Los Angeles	The Graham Family Trust	04/30/2020

823	7175 W YORKTOWN AVE	HUNTINGTON BEACH	CA	92648	Orange	Seacliff VillageShopping Center, Inc	09/30/2020

829	39500 BERKEY DR	PALM DESERT	CA	92211	Riverside	Noella Ballenger	04/12/2020

829	39500 BERKEY DR	PALM DESERT	CA	92211	Riverside	Sunny Charla Asch	04/12/2020

830	5890 S VIRGINIA ST	RENO	NV	89502	Washoe	Nevada Pacific Holdings I, LLC	12/31/2017

835	40375 WINCHESTER RD	TEMECULA	CA	92591	Riverside	Heesy Corporation	08/31/2028

839	2091 BRIERLY WAY	SPARKS	NV	89434	Washoe	Gary L. Johnson	12/31/2020

840	1970 COLLEGE BLVD	OCEANSIDE	CA	92056	San Diego	Mottino Center LP	08/31/2020

Store Number	Address	City	State	Zip Code	County	Landlord	Expiration Date

841	2699 E BIDWELL ST	FOLSOM	CA	95630	Sacramento	Wahl Family Limited Partnership	08/31/2028

848	4380 N NELLIS BLVD	LAS VEGAS	NV	89115	Clark	Tai Jang	08/31/2028

867	550 MARKS ST	HENDERSON	NV	89014	Clark	JVG Properties II, LLC	08/31/2028

868	2000 N ROSE AVE	OXNARD	CA	93036	Ventura	The McGaelic Group	10/31/2021

869	10320 W CHARLESTON BLVD	LAS VEGAS	NV	89135	Clark	Centerpointe Plaza, LLC	09/30/2026

871	6311 CENTENNIAL CENTER BLVD	LAS VEGAS	NV	89149	Clark	KRG Las Vegas Centennial Center LLC	01/31/2022

882	9002 ARLINGTON AVE	RIVERSIDE	CA	92503	Riverside	Harry Moscatel	03/06/2016

887	8230 CALVINE RD	SACRAMENTO	CA	95624	Sacramento	JCDH Investments, LLC	08/31/2028

888	1933 E 223RD ST	CARSON	CA	90810	Los Angeles	Vermeulen Properties #5 LLC	09/30/2022

893	1495 N GAREY AVE	POMONA	CA	91767	Los Angeles	Pomona Valley Service, Inc.	09/30/2022

894	1751 E AVE J	LANCASTER	CA	93535	Los Angeles	Adel Edward Zaki, M.D. and Ferial Adel Zaki, M.D., Trustees of the Zaki Living Trust dated August 1, 1993	08/31/2028

895	16216 CRENSHAW BLVD	GARDENA	CA	90249	Los Angeles	Dogtown Management LLC	12/31/2033

895	16216 CRENSHAW BLVD	GARDENA	CA	90249	Los Angeles	Chullam Lee and Chungsim Lee	12/31/2033

896	4053 GRAND AVE	CHINO	CA	91710	San Bernardino	Vestar-Chino A, LLC	09/19/2022

903	4470 N. RANCHO DRIVE	LAS VEGAS	NV	89130	Clark	Tonopah Craig Road Company LP, a Nevada Limited partnership	02/29/2020

904	4131 W AVENUE L	LANCASTER	CA	93536	Los Angeles	Maria Siafaris	04/30/2033

Store Number	Address	City	State	Zip Code	County	Landlord	Expiration Date

906	26702 PORTOLA PARKWAY	FOOTHILL RANCH	CA	92610	Orange	Foothill-Pacific Towne Centre	06/30/2020

907	3181 W. LINCOLN AVE	ANAHEIM	CA	92801	Orange	Shai Investments, LLC	06/30/2025

912	4449 E SUNSET ROAD	HENDERSON	NV	89014	Clark	BR Henderson DT Investors, LLC	12/31/2025

913	180 PECOS	HENDERSON	NV	89014	Clark	Landmark Ventures, LLC	03/31/2034

915	24465 ALICIA PARKWAY	MISSION VIEJO	CA	92692	Orange	Park Aliso Commercial Center Ltd	10/31/2020

916	13610 BEAR VALLEY ROAD	VICTORVILLE	CA	92392	San Bernardino	Ahmad Mashayekan	09/19/2016

916	13610 BEAR VALLEY ROAD	VICTORVILLE	CA	92392	San Bernardino	G. H. Rouzitalab	09/19/2016

917	1171 E. IMPERIAL HIGHWAY	PLACENTIA	CA	92870	Orange	REEF Imperial Rose, Inc.	12/31/2015

936	121 VENTURA BLVD	CAMARILLO	CA	93010	Ventura	Wagner Family Trust	12/18/2016

937	26951 ALISO CREEK ROAD	ALISO VIEJO	CA	92656	Orange	Donahue Schriber Realty Group, L.P.	09/30/2016

941	1688 N. PERRIS BLVD.UNIT A	PERRIS	CA	92570	Riverside	The Coudures Family Limited Partnership	02/28/2019

942	24909 W. PICO CANYON RD.	STEVENSON RANCH	CA	91381	Los Angeles	J G Mgmt, Inc.	05/31/2033

945	5955 W. TROPICANA AVE.	LAS VEGAS	NV	89103	Clark	Pokras Family Limited Partnership	12/31/2016

945	5955 W. TROPICANA AVE.	LAS VEGAS	NV	89103	Clark	Pokras Family Limited Partnership c/o Cambridge Group, Ltd.	12/31/2016

949	3106 SPORTS ARENA BLVD.	SAN DIEGO	CA	92110	San Diego	Rosecrans Plaza Kiffmann, LLC	02/28/2017

Store Number	Address	City	State	Zip Code	County	Landlord	Expiration Date

952	2534 E. AVENUE S	PALMDALE	CA	93550	Los Angeles	Leonardo and Carmela Cordola	07/24/2017

956	7060 BROADWAY	LEMON GROVE	CA	91945	San Diego	Victor Mall, LLC	08/31/2017

962	16211 LAKE FOREST DR.	IRVINE	CA	92618	Orange	The Wm. O. and Anna E. Kireliuk Trust	10/26/2017

962	16211 LAKE FOREST DR.	IRVINE	CA	92618	Orange	Sanderson J Ray-Spectrum V Partners	10/26/2017

964	18070 CHATSWORTH ST	GRANADA HILLS	CA	91344	Los Angeles	Seventy-Fifth LLC	12/31/2017

965	7480 W. LAKE MEAD BLVD.	LAS VEGAS	NV	89128	Clark	Trop Auto LLC	08/31/2028

966	31780 DEL OBISPO	SAN JUAN CAPISTRANO	CA	92675-	Orange	The S. Alan Schwartz Family Trust and Steven M. Hufstedler	02/28/2018

967	7519 LAGUNA BLVD.	ELK GROVE	CA	95758	Sacramento	Donahue Schriber Realty Group	03/31/2018

968	1811 W. CRAIG RD.	NORTH LAS VEGAS	NV	89030	Clark	Retail Center Partners, Ltd.	06/29/2018

970	8471 WEST SAHARA AVE/DURANGO	LAS VEGAS	NV	89117	Clark	Canyon Bay Development Nevada, LLC	05/31/2018

971	12690 RAMONA BLVD.	BALDWIN PARK	CA	91706	Los Angeles	Trustees of the Raymond & Barbara Simkin Family Trust	01/31/2019

973	2320 E. SERENE	LAS VEGAS	NV	89123	CLARK	KRG Eastern Beltway, LLC	08/31/2018

974	19309 ROSCOE BLVD.	NORTHRIDGE	CA	91324	Los Angeles	Donna Ann Aguirre	01/31/2018

974	19309 ROSCOE BLVD.	NORTHRIDGE	CA	91324	Los Angeles	Kathleen Roberta LeVan	01/31/2018

974	19309 ROSCOE BLVD.	NORTHRIDGE	CA	91324	Los Angeles	RHK, LLC	01/31/2018

976	3540 SOUTH LA BREA AVE	BALDWIN HILLS	CA	90016	Los Angeles	Baldwin Hills, LLC	01/27/2019

977	3531 TRUXEL RD.	SACRAMENTO	CA	95834	Sacramento	Man Y. Liu Family Trust and Chung Lui	08/31/2028

Store Number	Address	City	State	Zip Code	County	Landlord	Expiration Date

978	4344 UNIVERSITY PKWY.	SAN BERNARDINO	CA	92407	San Bernardino	SB-UNI LLC	09/30/2018

981	1802 E. CHARLESTON BLVD.	LAS VEGAS	NV	89104	Clark	Mahin Massaband	10/31/2018

983	4340 MILLS CIRCLE	ONTARIO	CA	91761	San Bernardino	Nicolas & Stein Partnership	12/31/2018

984	1801 WILLOW STREET	SIGNAL HILL	CA	90755	Los Angeles	1801-1899 Willow, LLC	12/31/2018

985	10140 MCCARRAN RD.	RENO	NV	89503	Washoe	Marjorie A. Cooner Trust	08/31/2028

986	7211 E. CARSON BLVD.	LONG BEACH	CA	90808	Los Angeles	CREA/PPC Long Beach Town Center,PO, LLC	12/14/2018

987	7919 MISSION CENTER ROAD	San Diego	CA	92108	San Diego	Chuvila Properties, L.P.	02/28/2019

988	8651 SO. LA TIJERA AVE.	LOS ANGELES	CA	90045	Los Angeles	Robert H. Schwab, Trustee of Schwab Family Trust & AHM Prop	01/31/2019

988	8651 SO. LA TIJERA AVE.	LOS ANGELES	CA	90045	Los Angeles	Copy: Cox, Castle & Nicholson	01/31/2019

988	8651 SO. LA TIJERA AVE.	LOS ANGELES	CA	90045	Los Angeles	Howard B. Drollinger, Trustee of the Drollinger Family Trust	01/31/2019

988	8651 SO. LA TIJERA AVE.	LOS ANGELES	CA	90045	Los Angeles	Robert H. Schwab, Trustee of the Robert & Louise Schwab Family Trust and	01/31/2019

1000	14200 Highway 395	Adelanto	CA	92301-3700	Kern	Adelanto Market Plaza, LLC	04/30/2026

1004	2451 South Avenue B	Yuma	AZ	85364	Yuma	Yuma Del Investors, LLC	10/31/2026

1005	2531 East Craig Road	North Las Vegas	NV	89030	Clark	J3 Craig, LLC	06/30/2026

1006	30640 Benton Road	Winchester	CA	92596-8467	Riverside	TLS Holdings, LLC	09/30/2026

1006	30640 Benton Road	Winchester	CA	92596-8467	Riverside	Amenabar, LLC	09/30/2026

1006	30640 Benton Road	Winchester	CA	92596-8467	Riverside	J. Alexander Properties LLC	09/30/2026

1007	12207 Apple Valley Road	Apple Valley	CA	92308-6702	San Bernardino	Apple-Bear Partners	02/28/2026

Store Number	Address	City	State	Zip Code	County	Landlord	Expiration Date

1009	150 North Boulder Highway	Henderson	NV	89015	Clark	Bernd Storch and Miyako Storch, Trustees of the Bernd and Miyako Storch Living Trust dated April 25, 2002	08/31/2026

1010	34540 Monterey Avenue	Palm Desert	CA	92211-2089	Indio	Strasbaugh Development Corporation, a Delaware corporation	05/31/2026

1013	15330 Nordhoff Street	North Hills	CA	91343	Los Angeles	15330-15350 Nordhoff LP	12/31/2026

1023	9680 LAS VEGAS BLVD SOUTH	Las Vegas	NV	89123	Clark	Silverado Center LLC	02/28/2027

1024	3922 Blue Diamond Road	Las Vegas	NV	89139	Clark	Blue Diamond Crossing II, LLC	03/31/2027

1028	8650 Washington Blvd	Pico Rivera	CA	90660	Los Angeles	Vestar California XXVI, LLC	01/27/2018

1035	1231 N State Street	San Jacinto	CA	92583	Riverside	Ramona State Partners, LLC	05/31/2027

1040	102 N Sunrise Way	Palm Springs	CA	92262	Riverside	Bernd Storch and Miyako Storch, Trustees of the Bernd and Miyako Storch Living Trust dated April 25, 2002	08/31/2027

1041	141 Broadway Suite A	El Cajon	CA	92021	San Diego	Madison Marketplace SA LLC	07/31/2027

1045	6269 Pats Ranch Road	Jurupa Valley	CA	91752	Riverside	MGP X Vernola, LLC	12/31/2027

1046	3780 HWY 395	CARSON CITY	NV	89705	Douglas	JVG Properties I, LLC	05/31/2033

1049	645 Tucker Road	Tehachapi	CA	93561	Kern	Mrs. Miriam Stull	12/31/2027

1050	2515 N. Hollywood Way	Burbank	CA	91505	Los Angeles	Transborder Goodman, LLC	12/31/2027

Store Number	Address	City	State	Zip Code	County	Landlord	Expiration Date

1051	8069 E 32nd Street	Yuma	AZ	85365	Yuma	Habib Ghorbani and Sara Ghorbani, husband and wife as joint tenants with right of survivorship	12/31/2027

1051	8069 E 32nd Street	Yuma	AZ	85365	Yuma	Majid Ghorbani	12/31/2027

1054	2450 N Rancho Drive	North Las Vegas	NV	89130	Clark	VRE Las Vegas, LLC	08/31/2028

1055	822 E College Pkwy	Carson City	NV	89706	Carson City	The Don K. Langson and Toni K. Langson Living Trust	09/30/2027

1057	8180 N. Lindbergh Blvd.	Florissant	MO	63031	Saint Louis	Missouri Restaurant Realty and Exchange, LLC	11/30/2027

1062	16150 Perris Blvd	Moreno Valley	CA	92551	Riverside	Donna Wong	08/31/2028

1063	3150 Case Road Bldg E	Perris	CA	92570	Riverside	The McCleish Group LTD	06/30/2028

1064	5975 South Eastern Ave	Las Vegas	NV	89119	Clark	MCP Airport Center, LLC, a Nevada limited liability company	04/30/2028

1068	4850 E Motor Lane	Ontario	CA	91761	San Bernardino	Richard Yang and Theresa Jingjing Li	06/30/2028

1069	20306 Hwy 18	Apple Valley	CA	92307	San Bernardino	APPLE VALLEY COMMONS I, LLC	08/31/2028

1071	16805 Slover Ave	Fontana	CA	92337	San Bernardino	Sierra Slover LLC and Elba, Inc.	06/30/2029

1078	252 Los Altos Pkwy.	Sparks	NV	89431	Washoe	HNM Properties, Inc.	09/30/2029

1092	6620 N. Indian Canyon	Palm Springs	CA	92262	Riverside	J.S.J. Inc.	07/31/2030

1095	7757 N. El Capitan Way	Las Vegas	NV	89143	Clark	EWB-III, LLC	11/30/2030

1096	25900 Newport Road	Menifee	CA	92584	Riverside	CLB Property, LLC	11/30/2030

Store Number	Address	City	State	Zip Code	County	Landlord	Expiration Date

1097	7165 S. Rainbow Blvd	Las Vegas	NV	89118	Clark	So. Rainbow Cap LLC	10/31/2030

1100	1715 South Loop 288 Suite #100	Denton	TX	76205	Denton	The Globerman Family Trust	11/30/2030

1103	4115 W Anthem Way	Anthem	AZ	85086	Maricopa	Desert Orchid Investments LLC	09/30/2026

1103	4115 W Anthem Way	Anthem	AZ	85086	Maricopa	BMB Management, LLC	09/11/2026

1105	4376 W. Sunset Blvd	Los Angeles	CA	90029	Los Angeles	Children’s Hospital Los Angeles	06/30/2031

1105	4376 W. Sunset Blvd	Los Angeles	CA	90029	Los Angeles	Children’s Hospital Los Angeles	12/31/2021

1108	1614 W. University Dr	McKinney	TX	75069	Collin	Dawn McGranahan Family Trust dated July 8, 2010, Lyle W. Dawn, Trustee	07/31/2031

1114	59 Technology Drive	Irvine	CA	92618	Orange	The Irvine Company LLC	08/31/2021

1115	11066 Santa Monica Blvd	Los Angeles	CA	90024	Los Angeles	11058 Santa Monica Blvd LLC	06/30/2022

1118	6100 W. Park Blvd.	Plano	TX	75093	Collin	6100 West Park, Plano TX, LLC	08/31/2031

1119	27596 Clinton Keith Rd	Murrieta	CA	92562	Riverside	Gordon Edward Tishkoff and Liselotte Tishkoff, Trustees of The Tishkoff Family 1998 Revocable Trust dated January 12, 1998	12/31/2031

1122	13253 Main Street	Hesperia	CA	92345		HCL Hesperia Vista, LLC	12/31/2031

1123	1895 Scenic Highway 124	Snellville	GA	30078	Gwinett	Sea Coast Properties, LLC	09/30/2031

1123	1895 Scenic Highway 124	Snellville	GA	30078	Gwinett	Equity One Realty & Management, Inc.	NULL

1128	1035 S. Arizona Avenue	Chandler	AZ	85286	Maricopa	Santan North Investors LLC, c/o Pacific Capital Management	08/31/2025

Store Number	Address	City	State	Zip Code	County	Landlord	Expiration Date

1128	1035 S. Arizona Avenue	Chandler	AZ	85286	Maricopa	Blackhawk Santan North LLC c/o Pacific Capital Management	08/31/2025

1128	1035 S. Arizona Avenue	Chandler	AZ	85286	Maricopa	Oak Park Santan North LLC c/o Pacific Capital Management	08/31/2025

1129	2510 E Germann Road	Chandler	AZ	85286	Maricopa	Vestar CTC Chandler, LLC	01/09/2027

1130	8333 Preston Rd	Frisco	TX	75034	Collin	Rorry Group, LLC	06/30/2032

1131	6216 Retail Road	Dallas	TX	75231	Dallas	RC Timbercreek Dunhill, LP	03/20/2032

1133	745 Chastain Rd NW Bldg 200	Kennesaw	GA	30144	Cobb	Craig Richard Saxton	04/30/2032

1135	736 S. Rancho Santa Fe	San Marcos	CA	92078	San Diego	VMA Palomar, LLC	06/30/2032

1135	736 S. Rancho Santa Fe	San Marcos	CA	92078	San Diego	VMA Palomar, LLC	06/27/2032

1138	3040 W. Mockingbird Ln	Dallas	TX	75235	Dallas	Weichsel Farm Limited Partnership	05/31/2027

1142	2721 Little Elm Parkway #200	Little Elm	TX	75068	Denton	Rosebriar Little Elm, LP	05/31/2032

1143	2521 Cobb Parkway SE	Smyrna	GA	30080	Cobb	Sheinbein Family Limited Partnership	07/31/2032

1144	109 Via Pico Plaza	SAN CLEMENTE	CA	92672	Orange	MG Pico Associates	08/31/2019

1146	1400 E. Whitestone #100	Cedar Park	TX	78613	Williamson	Tower LJL, L.P. a Texas limited partnership, WL-GP, LLC, a Texas limited liability company, its General Partner	11/30/2032

1147	6340 N. Josey Lane	Lewisville	TX	75056	Denton	Rorry Group LLC	12/31/2032

1151	325 University Blvd #100	Round Rock	TX	78665	Williamson	Crown Investments, LLC	01/31/2033

Store Number	Address	City	State	Zip Code	County	Landlord	Expiration Date

1154	660 E. Hopkins Street	San Marcos	TX	78666	Caldwell	Debbie Hartunian Trustee of the Debbie Hartunian 1999 Trust under Revocable Trust dated July 28, 1999	04/30/2033

1156	10926 Culebra Road	San Antonio	TX	78253	Bexar	Alamo Ranch Marketplace TX LP	05/31/2033

1158	1000 E. 2nd Street	Edmond	OK	73034	Oklahoma	Bill Stubbs & Co. LLC	07/31/2034

1159	770 SW 19th Street	Moore	OK	73160	Cleveland	SMBC PROPERTY NO. 2, LLC	12/31/2033

1160	15456 Goldenwest Street	Westminster	CA	92683	Orange	Wild West Westminster, Ltd.	11/30/2033

1161	9775 Hwy 92	Woodstock	GA	30188	Cherokee	Gregory R. Melanson	01/31/2034

1163	945 E. Huntington Drive	Monrovia	CA	91016	Los Angeles	GRAE RUGBY, LLC	03/31/2034

1164	4300 East West Connector	Smyrna	GA	30082	Cobb	Trans Management LLC	08/31/2034

1166	2401 S. Azusa	West Covina	CA	91792	Los Angeles	Ball & East, LTD	05/31/2034

1166	2401 S. Azusa	West Covina	CA	91792	Los Angeles	Ball & East LTD	05/31/2034

1168	1219 E. Ontario Avenue	Corona	CA	92881	Riverside	The Dorothy Yeh Louie Family Limited Partnership	11/30/2034

1170	4269 Roswell Rd NE Bldg 200	Marietta	GA	30062	Cobb	East Cobb Crossing, LLC	03/31/2030

1172	3050 Main Street	Irvine	CA	92614	Orange	The Irvine Company LLC	02/28/2025

1173	2071 Rancho Valley Drive #100	Pomona	CA	91767	Los Angeles	LCD RIO RANCHO TOWNE CENTER II, LLC [FOR NOTICES]	07/31/2035

Office	25521 Commercentre Dr.	Lake Forest	CA	92630	Orange	BBK Palm Terrace LLC	11/30/2020

Ware house	18436 Bandlier	FOUNTAIN VALLEY	CA		Orange	Sukut Real Properties	05/31/2017

SCHEDULE 5.08(d)

LEASED REAL PROPERTY

Properties Where Loan Party or Subsidiary Is Lessor (Landlord)

[See attached]

Store Number	Address	City	State	Zip Code	County	Landlord	Expiration Date

25	1155 BAKER ST	COSTA MESA	CA	92626	Orange	Del Taco LLC	05/31/2028

32	351 W 20TH ST	YUMA	AZ	85364	Yuma	Del Taco LLC	01/14/2018

76	25542 MARGUERITE PKWY	MISSION VIEJO	CA	92692-	Orange	Del Taco LLC	12/31/2027

101	4780 IRVINE BLVD.	IRVINE	CA	92620	Orange	Del Taco, Inc.	11/30/2020

136	22401 EL TORO RD	LAKE FOREST	CA	92630	Orange	Del Taco LLC	09/30/2019

142	2330 S HARBOR BLVD	ANAHEIM	CA	92802	Orange	Del Taco LLC	11/30/2019

177	2990 COCHRAN ST	SIMI VALLEY	CA	93065	Ventura	Del Taco LLC	06/30/2017

186	519 S RIVERSIDE AVE	RIALTO	CA	92376	San Bernardino	DTRP I	02/28/2020

190	24941 ELDER AVE	MORENO VALLEY	CA	92557	Riverside	DTRP I	07/31/2020

192	1398 FOOTHILL BLVD	LA VERNE	CA	91750	Los Angeles	DTRP I	11/30/2020

193	7247 ARCHIBALD AVE	RANCHO CUCAMONGA	CA	91701	San Bernardino	Del Taco LLC	11/30/2020

193	7247 ARCHIBALD AVE	RANCHO CUCAMONGA	CA	91701	San Bernardino	DTRP I	11/30/2020

194	4337 ELKHORN BLVD	SACRAMENTO	CA	95842	Sacramento	DTRP I	01/31/2021

195	7968 HAVEN AVE	RANCHO CUCAMONGA	CA	91730	San Bernardino	DTRP I	02/28/2021

198	14812 BEAR VALLEY RD	VICTORVILLE	CA	92392	San Bernardino	DTRP II	02/28/2021

200	834 W VALLEY BLVD	COLTON	CA	92324	San Bernardino	DTRP II	02/28/2021

Store Number	Address	City	State	Zip Code	County	Landlord	Expiration Date

204	1763 E PALMDALE BLVD	PALMDALE	CA	93550	Los Angeles	DTRP II	05/31/2022

209	27453 YNEZ RD	TEMECULA	CA	92591	Riverside	DTRP III	07/31/2022

213	1037 E BOBIER DR	VISTA	CA	92084	San Diego	DTRP III	09/30/2022

217	6118 CLAY ST	RIVERSIDE	CA	92509	Riverside	DTRP II	10/31/2022

219	421 E 4TH ST	PERRIS	CA	92570	Riverside	DTRP III	12/31/2022

221	1371 E FOOTHILL BLVD	UPLAND	CA	91786	San Bernardino	DTRP III	01/31/2023

223	72325 VARNER RD	THOUSAND PALMS	CA	92276	Riverside	DTRP II	04/30/2023

226	20259 VALLEY BLVD	WALNUT	CA	91789	Los Angeles	DTRP III	08/31/2023

228	1851 E ORANGETHORPE AVE	PLACENTIA	CA	92870	Orange	DTIP IV	03/31/2021

238	16810 LAKESHORE DR	LAKE ELSINORE	CA	92530	Riverside	Del Taco, Inc.	03/31/2022

238	16810 LAKESHORE DR	LAKE ELSINORE	CA	92530	Riverside	DTIP IV	03/31/2022

239	21920 LASSEN ST	CHATSWORTH	CA	91311	Los Angeles	DTRP III	08/31/2024

241	3702 HIGHLAND AVE	HIGHLAND	CA	92346	San Bernardino	DTIP IV	07/31/2022

242	12253 HESPERIA RD	VICTORVILLE	CA	92392	San Bernardino	DTRP III	07/31/2024

267	1595 SEPULVEDA BLVD	TORRANCE	CA	90501	Los Angeles	DTRP III	01/31/2024

291	9650 NATURAL BRIDGE	BERKLEY	MO	63134	St. Louis	Del Taco LLC	06/28/2019

Store Number	Address	City	State	Zip Code	County	Landlord	Expiration Date

1049	645 Tucker Road	Tehachapi	CA	93561	Kern	Del Taco LLC	12/31/2027

1057	8180 N. Lindbergh Blvd.	Florissant	MO	63031	Saint Louis	Del Taco LLC	09/30/2019

1062	16150 Perris Blvd	Moreno Valley	CA	92551	Riverside	Del Taco LLC	08/30/2028

1068	4850 E Motor Lane	Ontario	CA	91761	San Bernardino	Del Taco LLC	06/29/2028

1103	4115 W Anthem Way	Anthem	AZ	85086	Maricopa	Del Taco LLC	09/30/2026

1128	1035 S. Arizona Avenue	Chandler	AZ	85286	Maricopa	Del Taco LLC	08/31/2025

1129	2510 E Germann Road	Chandler	AZ	85286	Maricopa	Del Taco LLC	01/09/2027

1166	2401 S. Azusa	West Covina	CA	91792	Los Angeles	Del Taco LLC	05/30/2034

SCHEDULE 5.08(e)

FRANCHISED UNIT LOCATIONS

Please see Schedule 5.24.

SCHEDULE 5.08(f)

MATERIAL INVESTMENTS

Current Legal Entities Owned	Type of Organization	Record Owner	No. Shares Outstanding	No. Shares held by Record Owner

Del Taco Restaurant Properties I	Limited Partnership	Del Taco LLC	1% general partnership interest	1% general partnership interest

Del Taco Restaurant Properties II	Limited Partnership	Del Taco LLC	1% general partnership interest	1% general partnership interest

Del Taco Restaurant Properties III	Limited Partnership	Del Taco LLC	1% general partnership interest	1% general partnership interest

Del Taco Income Properties IV	Limited Partnership	Del Taco LLC	1% general partnership interest	1% general partnership interest

DT-LA Verne, Ltd.	Limited Partnership	Del Taco LLC	75% general partnership interest	75% general partnership interest

DT/Costa Mesa Restaurant Co.	Limited Partnership	Del Taco LLC	66 2/3% general partnership interest	66 2/3% general partnership interest

LA Veta Fund, Ltd.	Limited Partnership	Del Taco LLC	50% general partnership interest	50% general partnership interest

SCHEDULE 5.09

ENVIRONMENTAL MATTERS

None.

SCHEDULE 5.12(d)

PENSION PLANS

•	Del Taco 401(k) Savings Plan, as amended, dated March 27, 2015.

SCHEDULE 5.13

SUBSIDIARIES

(a)

Current Legal Entities Owned	Type of Organization	Record Owner	No. Shares Outstanding	No. Shares held by Record Owner
F&C Restaurant Holding Co.	Corporation	Del Taco Holdings, Inc.	2,000 shares of common stock	2,000 shares of common stock

Sagittarius Restaurants LLC	Limited Liability Company	F&C Restaurant Holding Co.	100% of membership interests	100% of membership interests

Kerry Foods International LLC	Limited Liability Company	Sagittarius Restaurants LLC	100% of membership interests	100% of membership interests

Del Taco LLC	Limited Liability Company	Kerry Foods International LLC	100% of membership interests	100% of membership interests

Del Taco Restaurant Properties I	Limited Partnership	Del Taco LLC	1% general partnership interest	1% general partnership interest

Del Taco Restaurant Properties II	Limited Partnership	Del Taco LLC	1% general partnership interest	1% general partnership interest

Del Taco Restaurant Properties III	Limited Partnership	Del Taco LLC	1% general partnership interest	1% general partnership interest

Del Taco Income Properties IV	Limited Partnership	Del Taco LLC	1% general partnership interest	1% general partnership interest

DT-LA Verne, Ltd.	Limited Partnership	Del Taco LLC	75% general partnership interest	75% general partnership interest

DT/Costa Mesa Restaurant Co.	Limited Partnership	Del Taco LLC	66 2/3% general partnership interest	66 2/3% general partnership interest

LA Veta Fund, Ltd.	Limited Partnership	Del Taco LLC	50% general partnership interest	50% general partnership interest

(b)

None.

(c)

Name	Address	Jurisdiction	Organizational Identification Number	FEIN
Sagittarius Restaurants LLC	25521 Commercentre Drive, Suite 200 Lake Forest, California 92630	Delaware	4126900	N/A

Del Taco Holdings, Inc.	25521 Commercentre Drive, Suite 200 Lake Forest, California 92630	Delaware	3845674	20-1560989

F&C Restaurant Holding Co.	25521 Commercentre Drive, Suite 200 Lake Forest, California 92630	Delaware	3513236	46-0484564

Kerry Foods International LLC	25521 Commercentre Drive, Suite 200 Lake Forest, California 92630	California	200608610034	33-0591037

Del Taco LLC	25521 Commercentre Drive, Suite 200 Lake Forest, California 92630	California	200608310047	N/A

SCHEDULE 5.24

FRANCHISE AGREEMENTS

Utah Del, Inc.

•	Franchise Agreement #270 (property located at 4436 S 1900 W, Roy Utah 84067) by and between Del Taco, Inc. and Utah Del, Inc. dated as of February 29, 2001.

•	Franchise Agreement #271 by (property located at 1160 Wall Ave, Ogden, Utah 84404) and between Del Taco, Inc. and Utah Del, Inc. dated as of May 29, 2001.

•	Franchise Agreement #272 (property located at 3010 Highland Dr, Salt Lake City, Utah 84106) by and between Del Taco, Inc. and Utah Del, Inc. dated as of May 29, 2001.

•	Franchise Agreement #273 (property located at 8580 S 1300 E, Sandy, Utah 84094) by and between Del Taco, Inc. and Utah Del, Inc. dated as of May 29, 2001.

•	Franchise Agreement #274 (property located at 1599 N State St, Orem, Utah 84057) by and between Del Taco, Inc. and Utah Del, Inc. dated as of May 29, 2001.

•	Franchise Agreement #275 (property located at 730 E State Rd, American Fork, Utah 84003) by and between Del Taco, Inc. and Utah Del, Inc. dated as of May 29, 2001.

•	Franchise Agreement #727 (property located at 4117 S Riverdale Rd, Riverdale, Utah 84405) by and between Del Taco, Inc. and Utah Del, Inc. dated as of July 28, 2003.

•	Franchise Agreement #736 (property located at 5672 South 900 E, Murray, Utah 84121) by and between Del Taco, Inc. and Utah Del, Inc. dated as of September 2, 2003.

•	Franchise Agreement #741 (property located at 786 West Telegraph Rd, Washington, Utah 84780) by and among Del Taco LLC, Utah Del, Inc dated as of February 1, 2007.

•	Franchise Agreement #751 (property located at 1733 West Royal Hunte Dr, Cedar City, Utah 84720) by and among Del Taco, Inc., Utah Del, Inc. dated as of February 1, 2007.

•	Franchise Agreement #752 (property located at 2963 S. 5600 W, West Valley City, Utah 84128) by and among Del Taco, Inc., Utah Del, Inc. dated as of August 30, 2004.

•	Franchise Agreement #774 (property located at 96 E. 12300 South, Draper City, Utah 84020) by and among Del Taco, Inc., Utah Del, Inc. dated as of March 25, 2005.

•	Franchise Agreement #781 (property located at 424 North 900 W, American Fork, Utah 84003) by and among Del Taco, Inc., Utah Del, Inc. dated as of April 28, 2005.

•	Franchise Agreement #788 (property located at 1091 N. Bluff St. Bldg. 500, St. George, Utah 84770) by and among Del Taco LLC, Utah Del, Inc. dated as of February 1, 2007.

•	Franchise Agreement #876 (property located at 6876 Redwood Rd, West Jordan, Utah 84084) by and between Del Taco, Inc. and Utah Del, Inc. dated as of May 29, 2001.

•	Franchise Agreement #877 (property located at 132 E 1230 N, Provo, Utah 84604) by and between Del Taco, Inc. and Utah Del, Inc. dated as of May 29, 2001.

•	Franchise Agreement #1031 (property located at 442 South 1750 West, Springville, Utah 84663) by and among Del Taco LLC, Utah Del, Inc. dated as of December 21, 2006.

•	Franchise Agreement #1037 (property located at 2000 S. 3230 W, Salt Lake City, Utah 84104) by and between Del Taco LLC and Utah Del, Inc. dated as of August 15, 2007.

•	Franchise Agreement #1074 (property located at 3633 North Thanksgiving Way, Lehi, Utah 84043) by and between Del Taco LLC and Utah Del, Inc. dated as of March 6, 2009.

•	Franchise Agreement #1076 (property located at 1428 Arimo Road, Lake Point, Utah 84074) by and between Del Taco LLC and Utah Del, Inc. dated as of April 10, 2009.

•	Franchise Agreement #1085 (property located at 737 N. Main Street, Layton, Utah 84041) by and between Del Taco LLC and Utah Del, Inc. dated as of November 11, 2009.

•	Franchise Agreement #1088 (property located at 128 East State Road 73, Saratoga Springs, Utah 84045) by and between Del Taco LLC and Utah Del, Inc. dated as of February 10, 2010.

•	Franchise Agreement #1099 (property located at 1055 S. State Street, Orem, Utah 84097) by and between Del Taco LLC and Utah Del, Inc. dated as of September 14, 2010.

•	Franchise Agreement #1107 (property located at 809 E. 400 South, Salt Lake City, Utah 84109) by and between Del Taco LLC and Utah Del, Inc. dated as of March 9, 2011.

•	Franchise Agreement #1148 (property located at 2618 North 1850 W, Farr West, Utah 84404) by and between Del Taco LLC and Utah Del, Inc. dated as of October 8, 2012.

•	Franchise Agreement # 1150 (property located at 1723 Ute Blvd, Park City, Utah 84098) by and between Del Taco LLC and Utah Del, Inc. dated as of October 8, 2012.

Galaxy Investments, Ltd.

•	Del Taco Renewal Franchise Agreement # 25 (property located at 1155 Baker Street, Costa Mesa, California 92626) by and among Del Taco, Inc., BEC Enterprises, Inc., Brian H. Zenz and R.C. Thompson dated as of February 16, 2004.

•	Del Taco Franchise Renewal Agreement #59 (property located at 1141 N Magnolia Ave, Anaheim, California 92801) by and between Del Taco, Inc. and Galaxy Investments, Ltd. dated as of July 7, 2012.

•	Del Taco Franchise Renewal Agreement #69 (property located at 20921 Magnolia St, Huntington Beach, California 92646) by and between Del Taco, Inc. and Galaxy Investments, Ltd. dated as of January 31, 2013.

•	Del Taco Franchise Renewal Agreement #72 (property located at 2841 W Warner Ave, Santa Ana, California 92704) by and between Del Taco, Inc. and Galaxy Investments, Ltd. dated as of September 24, 2012.

•	Del Taco Franchise Renewal Agreement #76 (property located at 25542 Marguerite Pkwy, Mission Viejo, California 92692) by and between Del Taco, Inc. and Galaxy Investments, Ltd. dated as of March 1, 2000.

•	Del Taco Franchise Renewal Agreement #78 (property located at 955 N Harbor Blvd, Anaheim, California 92805) by and between Del Taco, Inc. and Galaxy Investments, Ltd. dated as of December 2, 2013.

•	Del Taco Franchise Agreement #101 (property located at 4780 Irvine Blvd., Irvine, California 92620) by and between Del Taco LLC and Galaxy Investments, Ltd. dated as of August 1, 2007.

•	Del Taco Franchise Renewal Agreement #103 (property located at 3501 E South St., Long Beach, California 90805) by and between Del Taco, Inc. and Galaxy Investments, Ltd. dated as of March 1, 2000.

•	Del Taco Franchise Renewal Agreement #136 (property located at 22401 El Toro Rd., Lake Forest, California 92630) by and between Del Taco, Inc. and Galaxy Investments, Ltd. dated as of March 1, 2000.

•	Del Taco Franchise Renewal Agreement #246 (property located at 22349 El Toro Rd., Lake Forest, California 92630) by and between Del Taco, Inc. and Galaxy Investments, Ltd. dated as of March 1, 2000.

Desert Taco, LLC

•	Del Taco Franchise Agreement #704 (property located at 13367 W Grand Ave, Surprise, Arizona 85374) by and among Del Taco, Inc., Larry J. Veach, Phyllis J. Veach, Brent A. Veach and Sherri Veach dated as of July 30, 2002, as assigned to Desert Taco, LLC April 7, 2004.

•	Del Taco Franchise Agreement #723 (property located at 1483 N Dysart Rd., Avondale, Arizona 85323) by and among Del Taco, Inc., Larry J. Veach, Phyllis J. Veach, Brent A. Veach and Sherri Veach dated as of February 11, 2003, as assigned to Desert Taco, LLC April 7, 2004.

•	Del Taco Franchise Agreement #737 (property located at 9672 West Camelback Rd., Glendale, Arizona 85305) by and among Del Taco, Inc., Larry Veach, Sherri Veach, Phyllis Veach, and Brent Veach dated as of October 1, 2003, as assigned to Desert Taco, LLC April 7, 2004.

•	Del Taco Franchise Agreement #746 (property located at 16649 N Tatum Blvd., Phoenix, Arizona 85032) by and among Del Taco, Inc., Larry J. Veach, Phyllis J. Veach, Brent A. Veach and Sherri Veach dated as of February 20, 2004, as assigned to Desert Taco, LLC April 7, 2004.

•	Del Taco Franchise Agreement #796 (property located at 1901 W. Northern Ave., Phoenix, Arizona 85021) by and among Del Taco, Inc., Desert Taco, LLC and Brent A. Veach dated as of December 7, 2005.

•	Del Taco Franchise Agreement #824 (property located at 4101 N 67th Ave., Phoenix, Arizona 85033) by and among Del Taco, Inc., Larry J. Veach, Phyllis J. Veach, Brent A. Veach and Sherri Veach dated as of January 18, 2000, as assigned to Desert Taco, LLC April 7, 2004.

•	Del Taco Franchise Agreement #870 (property located at 1628 N 44th St., Phoenix, Arizona 85008) by and among Del Taco, Inc., Ray Perry and Donna Perry dated as of October 1, 2003, as assigned to Brent Veach, Sherri Veach, Joe Veach and Phyllis Veach September 24, 2003, as assigned to Desert Taco, LLC April 7, 2004.

•	Del Taco Franchise Agreement #1039 (property located at 7665 W. Lower Buckeye Rd., Phoenix, Arizona 85043) by and between Del Taco LLC and Desert Taco, LLC dated as of October 4, 2007.

Nor-Cal Foods, Inc.

•	Del Taco Franchise Agreement #772 (property located at 1798 West Olive Ave., Merced, California 95348) by and between Del Taco, Inc. and Roberto Martinez dated as of March 31, 2005.

•	Del Taco Franchise Agreement #842 (property located at 817 West Hammer Lane, Stockton, California 95210) by and between Del Taco, Inc. and Roberto Martinez dated as of July 17, 2002.

•	Del Taco Franchise Agreement #886 (property located at 4490 Delta Gateway Blvd., Pittsburg, California 94565) by and between Del Taco, Inc. and Roberto Martinez dated as of March 22, 2006.

•	Del Taco Franchise Agreement #972 (property located at 29025 W. Plaza Park Drive, Santa Nella, California 95322) by and between Del Taco, Inc. and Roberto Martinez dated as of July 17, 2002.

•	Del Taco Franchise Agreement #989 (property located at 2101 Sylvan Ave., Modesto, California 95355) by and between Del Taco, Inc. and Roberto Martinez dated as of July 17, 2002.

Quickbites, Inc.

•	Del Taco Franchise Agreement #1016 (property located at 23573 Sunnymead Ranch Pkwy., Moreno Valley, California 92557) by and among Del Taco LLC, Quickbites, Inc., Sam Anabi and Ayed Y. Ireifej dated as of June 12, 2006.

•	Del Taco Franchise Agreement #1049 (property located at 645 Tucker Road, Tehachapi, California 93561) by and between Del Taco LLC and Quickbites, Inc. dated as of December 10, 2007.

•	Del Taco Franchise Agreement #1062 (property located at 16150 Perris Blvd., Moreno Valley, California 92551) by and between Del Taco LLC and Quickbites, Inc. dated as of March 28, 2008.

•	Franchise Agreement #1080 (property located at 1641 S. Alameda St., Compton, California 90220) by and between Del Taco LLC and Quickbites, Inc. dated as of June 30, 2009.

•	Franchise Agreement #1082 (property located at 6541 Dennis McCarthy Drive, Lebec, California 93243) by and between Del Taco LLC and Quickbites, Inc. dated as of October 5, 2011.

•	Franchise Agreement #1116 (property located at 1818 S. Durfee, So. El Monte, California 91733) by and between Del Taco LLC and Quickbites, Inc. dated as of July 18, 2011.

•	Franchise Agreement #1003(property located at 401 E. Alessandro Blvd Riverside, California 92508) by and between Del Taco LLC and Quickbites, Inc. dated as of November 4, 2010.

•	Franchise Agreement #1166 (property located at 2401 S. Azusa West Covina, California 91792) by and between Del Taco LLC and Quickbites, Inc. dated as of May 9, 2014.

Rocky Star, Inc.

•	Del Taco Franchise Agreement #791 (property located at 4698 Peoria St., Denver, Colorado 80239) by and among Del Taco, Inc., Joseph M. Chong and Clara Chong dated as of October 17, 2005.

•	Del Taco Franchise Agreement #854 (property located at 595 Summit Blvd., Broomfield, Colorado 80021) by and among Del Taco, Inc., Joseph M. Chong and Clara Chong dated as of November 19, 2001.

•	Del Taco Franchise Agreement #863 (property located at 570 E. Bromley Ln., Brighton, Colorado 80601) by and among Del Taco, Inc., Joseph M. Chong and Clara Chong dated as of January 22, 2001.

•	Del Taco Franchise Agreement #864 (property located at 14400 E Colfax Ave., Aurora, Colorado 80011) by and among Del Taco, Inc., Joseph M. Chong and Clara Chong dated as of May 24, 2001.

•	Del Taco Franchise Agreement #1001 (property located at 11053 I-25 Frontage Rd., Firestone, Colorado 80504) by and among Del Taco, Inc., Joseph M. Chong and Clara Chong dated as of March 17, 2006.

•	Del Taco Franchise Agreement #1002 (property located at 3465 N. Salida Street, Aurora, Colorado 80011) by and among Del Taco, Inc., Joseph M. Chong and Clara Chong dated as of December 21, 2005.

•	Del Taco Franchise Agreement #1025 (property located at 8100 Northfield Blvd., Denver, Colorado 80239) by and among Del Taco LLC, Joseph M. Chong and Clara Chong dated as of October 12, 2006.

•	Del Taco Franchise Agreement #1047 (property located at 18260 East 104th Ave., Commerce City, Colorado 80022) by and among Del Taco LLC, Joseph M. Chong and Clara Chong dated as of October 4, 2007.

DTRA Investment, LLC

•	Del Taco Franchise Agreement #715 (property located at 4705 N US Highway 89, Flagstaff, Arizona 86001) by and among Del Taco, Inc., Ferrell Freer, Mary Freer and Craig Hindman dated as of February 11, 2003.

•	Del Taco Franchise Agreement #719 (property located at 7091 East Pav Way, Prescott Valley, Arizona 86314) by and among Del Taco, Inc., Ferrel Freer, Mary Freer and Craig Hindman dated as of June 23, 2003.

•	Del Taco Franchise Agreement #811 (property located at 1845 Highway 95, Bullhead City, Arizona 86442) by and among Del Taco, Inc., Ferrel Freer, Mary Freer and Craig Hindman dated as of January 18, 2000.

•	Del Taco Franchise Agreement #837 (property located at 81 London Bridge Rd., Lake Havasu, Arizona 86403) by and among Del Taco, Inc., Ferrel Freer, Mary Freer and Craig Hindman dated as of May 9, 2000.

•	Del Taco Franchise Agreement #845 (property located at 3390 N Stockton Hill Rd., Kingman, Arizona 86401) by and among Del Taco, Inc., Ferrel Freer, Mary Freer and Craig Hindman dated as of September 19, 2000.

•	Del Taco Franchise Agreement #878 (property located at 108 S Beeline Hwy., Payson, Arizona 85541) by and among Del Taco, Inc., Ferrel Freer, Mary Freer and Craig Hindman dated as of October 9, 2001.

•	Del Taco Franchise Agreement #953 (property located at 2201 S. Milton Rd., Flagstaff, Arizona 86001) by and among Del Taco, Inc., Ferrel Freer and Mary Freer dated as of December 12, 1997 and assignment to Ferrel Freer, Mary Freer and Craig Hindman dated February 15, 1999.

3 Brothers Restaurants, LLC

•	Franchise Agreement #780 (property located at 1306 Broadway Ave., Boise, Idaho 83706) by and between Del Taco LLC and 3 Brothers Restaurants, LLC dated as of June 23, 2009.

•	Franchise Agreement #1019 (property located at 1725 S.E. Meadowbrook Blvd., College Place, Washington 99324) by and between Del Taco LLC and 3 Brothers Restaurants LLC dated as of July 23, 2012.

•	Franchise Agreement #1022 (property located at 3101 E. Magic View Dr., Meridian, Idaho 83642) by and between Del Taco LLC and 3 Brothers Restaurants, LLC dated as of June 23, 2009.

•	Franchise Agreement #1052 (property located at 7390 NE Butler Street, Hillsboro, Oregon 97124) by and between Del Taco LLC and 3 Brothers Restaurants, LLC dated as of January 2, 2013.

•	Franchise Agreement #1132 (property located at 2121 12th Ave Road, Nampa, Idaho 83686) by and between Del Taco LLC and 3 Brothers Restaurants, LLC dated as of December 23, 2011.

•	Franchise Agreement #1152 (property located at 5008 W. Franklin Road, Boise, Idaho 83705) by and between Del Taco LLC and 3 Brothers Restaurants, LLC dated as of March 6, 2013.

•	Franchise Agreement #1018 (property located at 34528 16th Ave South Federal Way, Washington 98003) by and between Del Taco LLC and 3 Brothers Restaurants, LLC dated as of October 21, 2011.

QK Holdings, LLC

•	Del Taco Franchise Agreement #726 (property located at 4720 Montgomery Blvd NE, Albuquerque, New Mexico 87109) by and among Del Taco, Inc., QK New Mex, Inc. dated as of February 26, 2003.

•	Del Taco Franchise Agreement #898 (property located at 1525 Coors Blvd NW, Albuquerque, New Mexico 87121) by and between Del Taco, Inc. and QK New Mex, Inc. dated as of March 25, 2002.

•	Del Taco Franchise Agreement #1029 (property located at 10015 Central Ave. N.E., Albuquerque, New Mexico 87123) by and between Del Taco LLC and QK New Mex, Inc. dated as of January 25, 2007.

•	Del Taco Franchise Agreement #1153 (property located at 1101 Unser Blvd SE, Rio Rancho, New Mexico 87124) by and between Del Taco LLC and QK New Mex, Inc. dated as of December 4, 2012.

•	Del Taco Franchise Agreement #1056 (property located at I-25 & State Road Los Lunas, New Mexico 87031) by and between Del Taco LLC and QK New Mex, Inc. dated as of August 2, 2007.

Hansberger, Leroy

•	Del Taco Franchise Agreement #701 (property located at 1006 N Western Ave., San Pedro, California 90732) by and among Del Taco, Inc., Tony Rolland and Leroy Hansberger dated as of October 3, 2012.

•	Del Taco Franchise Agreement #718 (property located at 11344 Telegraph Rd., Santa Fe Springs, California 90670) by and among Del Taco, Inc., Mike Hansberger, Leroy Hansberger and Jeff Hansberger dated as of March 31, 2003.

•	Del Taco Franchise Agreement #857 (property located at 8028 Firestone Blvd., Downey, California 90241) by and among Del Taco, Inc., Tony Rolland and Leroy Hansberger dated as of December 5, 2000.

•	Franchise Agreement #1079 (property located at 27923 Greenspot Road, Highland, California 92346) by and among Del Taco LLC, Jeff Hansberger and Mike Hansberger dated as of June 17, 2009.

•	Franchise Agreement #1102 (property located at 6855 Grand National Drive Orlando, Florida 32819) by and among Del Taco LLC, Jeff Hansberger and Mike Hansberger dated as of June 13, 2014.

•	Franchise Agreement #1089 (property located at 12025 Collegiate Way Orlando, Florida 32817) by and among Del Taco LLC, Jeff Hansberger and Mike Hansberger dated as of June 13, 2014.

Walker, Jerry

•	Franchise Agreement #7 (property located at 81566 State Highway 111, Indio, California 92201) by and between Del Taco LLC and One Eleven dated as of December 29, 2008.

•	Franchise Renewal Agreement #234 (property located at 67794 E Palm Canyon Dr., Cathedral City, California 92234) by and among Del Taco LLC, Jerry Walker and Gloria Walker dated as of August 21, 2013.

•	Del Taco Franchise Agreement #782 (property located at 85494 Vista Del Norte, Coachella, California 92236) by and between Del Taco, Inc. and Jerry Walker dated as of March 21, 2006.

•	Del Taco Franchise Agreement #813 (property located at 74617 State Highway 111, Palm Desert, California 92260) by and among Del Taco, Inc., Jerry Walker, Paul Teplow, William Werner and W.T.W. Investments dated as of November 8, 1999.

•	Del Taco Franchise Agreement #881 (property located at 78468 State Highway 111, La Quinta, California 92253) by and among Del Taco, Inc., Jerry Walker, Paul Teplow, William Werner and W.T.W. Investments dated as of December 7, 2001.

•	Del Taco Franchise Agreement #961 (property located at 69070 Ramon Road, Cathedral City, California 92234) by and among Del Taco, Inc., Jerry Walker, Paul Teplow and William Werner dated as of October 30, 1997.

All of US Tacos, Inc.

•	Franchise Agreement #939 (property located at 2400 Mitchell Road Ceres, California 95307) by and among Del Taco LLC, All of US Tacos, Inc. and Christopher M. Reyes dated as of June 20, 2014.

•	Franchise Agreement #720 (property located at 1194 Yosemite Avenue, Manteca, California 95337) by and among Del Taco LLC, All of US Tacos, Inc. and Christopher M. Reyes dated as of June 20, 2014.

•	Franchise Agreement #940 (property located at 1601 Standiford Modesto, California 95356) by and among Del Taco LLC, All of US Tacos, Inc. and Christopher M. Reyes dated as of June 20, 2014.

•	Franchise Agreement #946 (property located at 4300 Salida Boulevard Salida, California 95368) by and among Del Taco LLC, All of US Tacos, Inc. and Christopher M. Reyes dated as of June 20, 2014.

•	Franchise Agreement #957 (property located at 2401 Fulkerth Road Turlock, California 95380) by and among Del Taco LLC, All of US Tacos, Inc. and Christopher M. Reyes dated as of June 20, 2014.

Kamali, Mike and Shirin

•	Franchise Agreement #171 (property located at 280 Bristol Street, Costa Mesa, California 92626) by and among Del Taco LLC, Mike Kamali and Shirin Kamali dated as of April 26, 2011.

•	Del Taco Renewal Franchise Agreement #182 (property located at 110 W El Norte Parkway, Escondido, California 92026) by and among Del Taco, Inc., Massoud Kamali and Shirin Kamali dated as of April 6, 2004.

•	Franchise Renewal Agreement #233 (property located at 3896 Clairemont Dr., San Diego, California 92117) by and among Del Taco LLC, Mike Kamali and Shirin Kamali dated as of January 14, 2013.

•	Franchise Agreement #1065 (property located at 9200 Flair Drive, El Monte, California 91731) by and among Del Taco LLC, Massoud Kamali and Shirin Kamali dated as of June 2, 2008. The franchisee received an offer dated as of November 13, 2014 and made a counter offer dated as of November 18, 2014 for the purchase of this franchise.

•	Franchise Agreement #1075 (property located at 35145 Merle Haggard Drive, Bakersfield, California 93308) by and between Del Taco LLC and Mike Kamali and Shirin Kamali dated as of June 20, 2015.

•	Franchise Agreement #1084 (property located at 5211 Gosford Road, Bakersfield, California 93313) by and between Del Taco LLC and Mike Kamali and Shirin Kamali dated as of June 20, 2015.

Desert Taco East, LLC

•	Franchise Agreement #806 (property located at 1864 S Country Club Dr., Mesa, Arizona 85210) by and between Del Taco LLC and Desert Taco East, LLC dated as of July 15, 2009.

•	Franchise Agreement #838 (property located at 900 S Val Vista Dr., Gilbert, Arizona 85296) by and between Del Taco LLC and Desert Taco East, LLC dated as of July 15, 2009.

•	Franchise Agreement #851 (property located at 4926 E Chandler Blvd., Phoenix, Arizona 85048) by and between Del Taco LLC and Desert Taco East, LLC dated as of July 15, 2009.

•	Franchise Agreement #861 (property located at 3648 E Southern Ave., Mesa, Arizona 85206) by and between Del Taco LLC and Desert Taco East, LLC dated as of September 22, 2009.

Calvir Taco IV, Inc. and Thomas W. O’Connor and Dales S. Town

•	Del Taco Franchise Agreement #755 (property located at 2663 Mt. Vernon Ave., Bakersfield, California 93306) by and between Del Taco, Inc. and CALVIR Taco I, LLC dated August 19, 2004.

•	Del Taco Franchise Agreement #805 (property located at 8270 Rosedale Highway, Bakersfield, California 93312) by and among Del Taco, Inc., Thomas W. O’ Connor and Dale S. Town dated December 16, 2003.

•	Del Taco Franchise Agreement #879 (property located at 4250 Ming Ave., Bakersfield, California 93309) by and among Del Taco, Inc., Thomas W. O’ Connor and Dale S. Town dated October 29, 2003.

•	Del Taco Franchise Agreement #926 (property located at 2518 White Lane, Bakersfield, California 93304) by and among Del Taco, Inc., Thomas W. O’ Connor and Dale S. Town dated December 16, 2003.

•	Del Taco Franchise Agreement #982 (property located at 3624 California Avenue, Bakersfield, California 93309) by and among Del Taco, Inc., Thomas W. O’ Connor and Dale S. Town dated October 29, 2003.

Gilliland, Kelley

•	Del Taco Franchise Agreement #1059 (located at 1098 Enchanted Way, Simi Valley, California 93065) by and between Del Taco LLC and R. Kelley Gilliland dated as of March 31, 2007.

•	Del Taco Franchise Agreement #923 (located 1408 E. Los Angeles Ave., Simi Valley, California 93065) by and between Del Taco, Inc. and R. Kelley Gilliland dated as of October 22, 1999.

•	Franchise Agreement #177 (located at 2990 Cochran Street, Simi Valley, California 93065) by and between Del Taco, Inc. and R. Kelley Gilliland dated as of July 16, 1981.

•	Del Taco Franchise Agreement #1134 (property located at 5197 E. Los Angeles Avenue, Simi Valley, California 93063) by and between Del Taco LLC and R. Kelley Gilliland dated as of April 26, 2012.

Skybl Corp.

•	Del Taco Franchise Agreement #764 (property located at 5348 West Cypress Avenue, Visalia, California 93277) by and between Del Taco, Inc., Skybl Corp. and Nicholas K. and Mimi S. Yuen dated as of November 8, 2004.

•	Del Taco Franchise Agreement #963 (property located at 1415 Hillman St., Tulare, California 93274) by and among Del Taco, Inc., Nicholas K. Yuen and Mimi S. Yuen dated as of July 7, 1999, and assignment to Skybl Corp. dated June 28, 1999.

Cactus Enterprises, LLC

•	Del Taco Franchise Agreement #724 (property located at 1850 14th Ave, SE, Albany, Oregon 97321) by and between Del Taco LLC and Cactus Enterprise, LLC dated as of November 17, 2006.

•	Del Taco Franchise Agreement #743 (property located at 583 Lancaster Dr NE, Salem, Oregon 97301) by and between Del Taco LLC and Cactus Enterprise, LLC dated as of November 17, 2006.

•	Del Taco Franchise Agreement #1098 (property located at 2860 Crater Lake Hwy, Medford, Oregon 97504) by and between Del Taco LLC and Cactus Enterprise, LLC dated as of July 22, 2010.

•	Del Taco Franchise Agreement #1141 (located at 2435 Stewart Pkwy Roseburg, Oregon 97471) by and between Del Taco LLC and Cactus Enterprise, LLC dated as of February 15, 2012.

Bay Valley Foods, Inc. and Bay Valley Holdings, Inc.

•	Del Taco Franchise Agreement #1048 (property located at 201 Pittman Road, Fairfield, California 94534) by and among Del Taco LLC, Inder Pahwa, Satinder Pahwa and Inderpreet Pahwa dated as of December 7, 2007, with assignment to Bay Valley Foods, Inc. dated August 14, 2008.

•	Del Taco Franchise Agreement #1091 (property located at 151 Peabody Road, Vacaville, California 95687) by and between Del Taco LLC and Bay Valley Foods, Inc. dated as of March 25, 2010.

•	Franchise Agreement #1104 (property located at 282 Sunset Avenue, Suisun City, Califoria 94585) by and between Del Taco LLC and Bay Valley Holdings, Inc., with guarantors Inder Pahwa, Satinder Pahwa and Inderpreet Pahwa dated as of February 3, 2011.

PCRG, Inc.

•	Franchise Agreement #792 (property located at 200 Antelope Blvd., Red Bluff, California 96080) by and between Del Taco LLC and PCRG, Inc. dated as of December 6, 2012.

•	Franchise Agreement #827 (property located at 2602 Hilltop Dr., Redding, California 96002) by and between Del Taco LLC and PCRG, Inc. dated as of December 6, 2012.

•	Franchise Agreement #1070 (property located at 1078 Harter Road, Yuba City, California 95993) by and between Del Taco LLC and PCRG, Inc. dated as of December 6, 2012.

Chandi, Nachattar S.

•	Del Taco Franchise Agreement #767 (property located at 90480 66th Ave., Mecca, California 92254) by and among Del Taco, Inc., Nachhattar S. Chandi and Susan E. Chandi dated as of March 11, 2005.

•	Del Taco Franchise Agreement #1094 (property located at 52119 Harrison Street, Coachella, California 92236) by and among Del Taco LLC and Nachhattar S. Chandi and Susan E. Chandi as of March 25, 2010.

•	Franchise Agreement #1111 (property located at 1120 S Brawley Ave., Brawley, California 92227) by and among Del Taco LLC, Nachhattar S. Chandi and Susan E. Chandi dated as of May 21, 2012.

Corvern, Inc.

•	Agreement #238 (property located at 16810 Lakeshore Dr., Lake Elsinore, California 92530) by and among Del Taco, Inc., Corvern, Inc. and Verna and Cornan Johnson dated as of February 1, 1990.

•	Franchise Agreement #245 (property located at 31904 Mission Trail, Lake Elsinore, California 92530) by and between Del Taco LLC and Corvern, Inc. dated as of October 10, 2009.

•	Del Taco Franchise Agreement #1020 (property located at 29245 Central Avenue, Lake Elsinore, California 92532) by and between Del Taco LLC and Corvern, Inc. dated as of November 13, 2006.

Finley-Vanderweel, a California GP

•	Franchise Agreement #23 (property located at 5856 Warner Ave., Huntington Beach, California 92649) by and between Del Taco LLC and Finley-Vanderweel and CJR Restaurants, Inc., Partner dated as of September 13, 2009.

•	Franchise Agreement #10 (property located at 12800 Beach Boulevard Stanton, California 90680) by and between Del Taco LLC and Finley-Vanderweel dated as of January 12, 2008.

Villars, Dan and Carolyn

•	Franchise Renewal Agreement #5 (property located at 15070 7th St., Victorville, California 92395) by and between Del Taco LLC and J.C.V. Tacos, Inc. dated as of March 20, 2013.

•	Franchise Agreement #175 (property located at 15470 Palmdale Road, Victorville, California 92395) by and between Del Taco, Inc. and Carolyn Villars dated as of July 16, 1981.

•	Del Taco Franchise Agreement #1044 (property located at 2000 N Riverside Ave., Rialto, California 92377) by and between Del Taco LLC and Dan Villars dated as of October 1, 2007.

Yadav, Rajendra

•	Del Taco Franchise Agreement #836 (property located at 1401 Main St., Watsonville, California 95076) by and between Del Taco, Inc. and Rajendra Yadav dated as of January 14, 2002.

•	Del Taco Franchise Agreement #873 (property located at 6160 Jarvis Ave., Newark, California 94560) by and between Del Taco, Inc., Rajendra Yadav and Austin Torres dated as of July 11, 2001.

DT Venture, LLC

•	Del Taco Franchise Agreement #783 (property located at 5644 N Telegraph, Dearborn Heights, Michigan 48127) by and among Del Taco, Inc., DT Venture, LLC, Mark S. Schostak, David W. Schostak and Robert L. Schostak dated as of June 15, 2005.

•	Del Taco Franchise Agreement #1017 (property located at 32439 Gratiot Ave, Roseville, Michigan 48066) by and between Del Taco LLC and Mark S. Schostak dated as of August 8, 2006.

•	Del Taco Franchise Agreement #1032 (property located at 26111 Hoover Rd., Warren, Michigan 48089) by and among Del Taco LLC, DT Venture, LLC and Mark S. Schostak dated as of December 21, 2006.

•	Del Taco Franchise Agreement #1169 (property located at 13201 Middlebelt Rd., Livonia, Michigan 48150) by and among Del Taco LLC, DT Venture, LLC and Mark S. Schostak dated as of September 4, 2014.

LBAM Restaurant Operations, LLC

•	Del Taco Franchise Agreement #1157 (property located at 6941 Eastchase Loop, Montgomery, Alabama 36117) by and between Del Taco LLC and LBAM Restaurant Operations DDA1, LLC, dated as of June 14, 2013.

•	Del Taco Franchise Agreement #1155 (property located at 4700 W. Main St., Dothan, Alabama 36303) by and between Del Taco LLC and LBAM Restaurant Operations, LLC dated as of September 21, 2012.

Aparicio Enterprises, LLC

•	Del Taco Franchise Agreement #825 (property located at 9171 W Peoria Ave., Peoria, Arizona 85345) by and between Del Taco LLC and Aparicio Enterprises, LLC dated as of December 28, 2010.

•	Del Taco Franchise Agreement #890 (property located at 19880 N 59th Ave., Glendale, Arizona 85308) by and between Del Taco LLC and Aparicio Enterprises, LLC dated as of December 28, 2010.

Franklin, Linda

•	Del Taco Franchise Agreement #859 (property located at 840 E Broadway Blvd., Tucson, Arizona 85719) by and between Del Taco, Inc., Linda Franklin and Chant Manoukian dated as of January 9, 2001.

Arizona Del Restaurants LLC

•	Del Taco Franchise Agreement #765 (property located at 1900 West Ray Rd., Chandler, Arizona 85224) by and between Del Taco Inc. and Arizona Del Restaurants LLC dated as of April 7, 2005.

•	Del Taco Franchise Agreement #1038 (property located at 1842 South Signal Butte Road, Mesa, Arizona 85209) by and among Del Taco LLC, Darrell McAfee and Quentin Frederick dated as of July 23, 2007.

Bedrossian, Tak

•	Del Taco Franchise Agreement #16 (property located at 421 W Palmdale Blvd., Palmdale, California 93551) by and between Del Taco LLC and Takvor G. Bedrossian dated as of October 10, 2009.

•	Del Taco Franchise Agreement #757 (property located at 2060 S. La Cienega Blvd., Los Angeles, California 90034) by and among Del Taco, Inc., Apraham Atteukenian and Takvor G. Bedrossian dated as of April 6, 2006.

Delco Enterprises, Inc.

•	Del Taco Franchise Agreement #797 (property located at 10020 Cherry Ave., Fontana, California 92335) by and between Del Taco, Inc. and Delco Enterprises, Inc. dated as if May 3, 2006.

•	Del Taco Franchise Agreement #1014 (property located at 13204 Imperial Highway, Santa Fe Springs, California 90670) by and between Del Taco, Inc. and Delco Enterprises, Inc. dated as of May 23, 2006.

Bold Family Restaurant Group, Inc.

•	Del Taco Franchise Agreement #20 (property located at 520 Diamond Bar Blvd., Diamond Bar, California 91765) by and between Del Taco LLC and Bold Family Restaurant Group, Inc. dated as of July 7, 2013.

•	Del Taco Franchise Agreement #108 (property located at 21060 Golden Springs Dr., Walnut, California 91789) by and between Del Taco LLC and Bold Family Restaurant Group dated as of July 10, 2013.

La Veta Fund, Ltd

•	Del Taco Franchise Agreement #45 (property located at 1301 E Katella Ave, Orange, California 92867) by and between Del Taco LLC and La Veta Fund, Ltd dated as of November 19, 2012.

•	Del Taco Franchise Renewal Agreement #142 (property located at 2330 S Harbor Blvd., Anaheim, California 92802) by and between Del Taco, Inc. and La Veta Fund, Ltd dated as of May 1, 2000.

Mo Bro Enterprises, Inc.

•	Del Taco Franchise Agreement #38 (property located at 9719 Carmenita Rd., Whittier, California 90605) by and among Del Taco, Inc., Rudolph R. Martin and Janice D. Martin dated as of April 6, Fat Kei Tung, Lily Tung and Norman K. Ng dated November 2, 1981 and with assignment to Raffi Scott, Armen and Garo Momjian dated September 19, 1990, and with assignment to Mo Bro Enterprises, Inc. dated August 13, 2008.

•	Del Taco Franchise Agreement #65 (property located at 2021 Glenoaks Blvd., San Fernando, California 91340) by and between Del Taco, Inc. and Ramon James Cressal dated as of January 7, 1982, with assignment to Garo Momjian and Armen Momjian dated September 5, 1991 and with assignment to Mo Bro Enterprises, Inc. dated August 13, 2008.

Moalej, Ahmad

•	Del Taco Franchise Agreement #144 (property located at 57736 29 Palms Hwy., Yucca Valley, California 92284) by and among Del Taco LLC, Ahmad R. Moalej and Hossein Moalej dated as of November 21, 2008.

•	Del Taco Franchise Agreement #321 (property located at 56748 29 Palms Hwy., Yucca Valley, California 92284) by and among Del Taco LLC, Ahmad R. Moalej and Hossein Moalej dated as of November 21, 2008.

S&G Foods Incorporated

•	Del Taco Franchise Renewal Agreement #9 (property located at 2320 E Fourth St., Santa Ana, California 92705) by and among Del Taco LLC and S and G Foods Incorporated.

•	Del Taco Franchise Renewal Agreement #154 (property located at 9436 Warner Ave., Fountain Valley, California 92708) by and between Del Taco, Inc. and S&H Associates LLC dated as of December 20, 2004, with assignment to S and G Foods Inc. dated May 7, 2008.

Testa, Martin L.

•	Del Taco Franchise Renewal Agreement #89 (property located at 1565 S Broadway, Santa Maria, California 93454) by and between Del Taco, Inc. and Martin L. Testa dated as of October 14, 2003.

•	Del Taco Franchise Agreement #833 (property located at 1816 N Broadway, Santa Maria, California 93454) by and between Del Taco LLC and Martin L. Testa dated as of March 26, 2010.

Providential Restaurant Group, Inc.

•	Del Taco Franchise Agreement #1042 (property located at 1120 W. 14 Mile Road, Clawson, Michigan 48017) by and among Del Taco LLC, Carl Chandler, Robert Middleton and Ben Cheshire dated as of August 7, 2008 with assignment to Providential Restaurant Group, Inc. dated October 4, 2007.

•	Del Taco Franchise Agreement #1081 (property located at 28692 Dequindre Unit J 100, Warrne, Michigan 48092) by and between Del Taco LLC and Providential Restaurant Group, Inc. dated as of August 6, 2009.

Riley, Ryan W.

•	Del Taco Franchise Agreement #790 (property located at 196 West 500 South, Bountiful, Utah 84010) by and among Del Taco, Inc., Ryan W. Riley and Wayne K. Riley dated as of September 19, 2005.

•	Del Taco Franchise Agreement #889 (property located at 1651 W South Jordan Pkwy, South Jordan, Utah 84095) by and among Del Taco Inc., Ryan W. Riley and Wayne K. Riley dated as of January 23, 2002.

Chaudhry, Ejaz

•	Del Taco Franchise Agreement #779 (property located at 2164 NE Burnside Rd., Gresham, Oregon 97030) by and between Del Taco, Inc. and Ejaz H. Chaudhry dated as of November 28, 2005.

•	Del Taco Franchise Agreement #716 (property located at 8724 NE Highway 99, Vancouver, Washington 98665) by and between Del Taco, Inc. and Ejaz H. Chaudhry dated February 11, 2003.

Liberty Foods and GVD, LLC

•	Del Taco Franchise Agreement #745 (property located at 450 West Prarie, Coeur Dalene, Idaho 83815) by and between Del Taco, Inc. and Liberty Foods and GVD, LLC dated August 30, 2004.

•	Del Taco Franchise Agreement #1012 (property located at 725 North Hwy 41, Post Falls, Idaho 83854) by and between Del Taco, Inc. and Liberty Foods and GVD, LLC dated August 8, 2006.

Syed, Kaleem and Humera

•	Del Taco Franchise Agreement #734 (property located at 4393 E Main St., Ventura, California 93003) by and among Del Taco LLC and Kaleem Syed and Humera Syed dated January 19, 2008.

•	Del Taco Franchise Agreement #1090 (property located at 55 Hallock Drive, Santa Paula, California 93060) by and among Del Taco LLC and Kaleem Syed and Humera Syed dated December 26, 2009.

RJ Food, Inc

•	Del Taco Franchise Agreement #1015 (property located at 2645 North Power Road, Mesa, Arizona 85215) by and between Del Taco LLC and RJ Food, Inc. dated as of April 3, 2014.

M.B. Fast Foods, Inc.

•	Del Taco Franchise Agreement #771 (property located at 5385 N Blackstone Ave., Fresno, California 93704) by and between Del Taco LLC and M.B. Fast Foods Inc. dated as of May 21, 2012.

Desert Taco III, LLC

•	Del Taco Franchise Agreement #1103 (property located at 4115 W Anthem Way, Anthem, Arizona 85086) by and between Del Taco LLC and Desert Taco III, LLC dated as November 21, 2010.

892 DT Foods Inc.

•	Del Taco Franchise Agreement #892 (property located at 3868 W Shaw Ave., Fresno, California 93711) by and between Del Taco LLC and 892 DT Foods, Inc. dated as of November 20, 2010.

Ahoa Group I, Inc.

•	Del Taco Franchise Agreement #44 (property located at 880 N Wilcox Ave., Montebello, California 90640) by and between Del Taco, Inc. and Ahoa Group I, Inc. dated as of July 6, 2005.

Altogether, LLC

•	Del Taco Franchise Agreement #1106 (property located at 6126 E. Washington Blvd., Commerce, California 90040) by and between Del Taco LLC and Altogether, LLC dated as of March 12, 2011.

AS-IS II Corporation

•	Del Taco Franchise Agreement #6 (property located at 272 E 40th St., San Bernardino, California 92404) by and between Del Taco, Inc. and AS-IS II, Corporation dated as of December 31, 2014.

Batla Enterprises, Inc.

•	Del Taco Franchise Agreement #875 (property located at 1605 E valley Pkwy., Escondido, California 92027) by and between Del Taco, Inc. and Batla Enterprises, Inc. dated as of December 14, 2004.

Batla Enterprises Two, Inc

•	Del Taco Franchise Agreement #862 (property located at 1816 W Imperial Hwy., Los Angeles, California 90047) by and between Del Taco LLC and Batla Enterprises Two, Inc. dated as of June 24, 2008.

Boissiere, Sean and Sandy

•	Del Taco Franchise Agreement #248 (property located at 310 N McKinley Street, Corona, California 92879) by and among Del Taco LLC, Sean Boissiere and Sandy Boissiere dated as of November 18, 2011.

Borruel, Andy

•	Del Taco Franchise Agreement #905 (property located at 72197 Baker Blvd., Baker, California 92309) by and among Del Taco, Inc., Andres Borruel, Steven P. Borruel and Timothy W. Borruel dated as of March 22, 1995.

Chaudhry Investments, Inc.

•	Del Taco Franchise Renewal Agreement #193 (property located at 7247 Archibald Ave., Rancho Cucamonga, California 91701) by and between Del Taco LLC and Chaudhry Investments, Inc. dated as of January 1, 2013.

EA and AK Enterprises, Inc.

•	Del Taco Franchise Agreement #139 (property located at 120 W Lovekin Blvd., Blythe, California 92225) by and between Del Taco, Inc and EA & AK Enterprises, Inc. dated as of September 2, 2003.

Geoffrey B. Wickett, Trustee of

•	Del Taco Franchise Renewal Agreement #81 (property located at 1941 N Placentia Ave., Fullerton, California 92831) by and between Del Taco, Inc. and Geoffrey B. Wickett dated as of July 31, 1997.

Hackbarth, Edward E. Jr.

•	Del Taco Franchise Agreement #237 (property located at 17080 Van Buren Blvd., Riverside, California 92504) by and between Del Taco, LLC and Edward E. Hackbarth, Jr. dated as of July 13, 2006.

Hackbarth, Edward E. Sr.

•	Del Taco Franchise Renewal Agreement #109 (property located at 9822 N Magnolia Ave., Santee, California 92071) by and between Del Taco LLC and Edward Hackbarth dated as of December 26, 2013.

Hoss, Kaveh and Ali

•	Del Taco Franchise Agreement #132 (property located at 2552 Hamner Ave., Norco, California 92860) by and among Del Taco LLC, Kaveh Hoss and Ali Hoss dated as of September 24, 2012.

J&R Holdings Group, Inc.

•	Del Taco Franchise Agreement #93 (property located at 6275 Foothill Blvd., Tujunga, California 91042) by and between Del Taco LLC and J&R Holdings Group, LLC dated as of July 1, 2013.

Kenny Family Trust

•	Del Taco Franchise Agreement #119 (property located at 2535 S Euclid Ave., Ontario, California 91761) by and between Del Taco LLC and Kenny Family Trust dated as of April 2, 2007.

M.K.Z., Ltd

•	Del Taco Renewal Franchise Agreement #4 (property located at 103 E. 3rd St., Corona, California 92879) by and between Del Taco, Inc. and M.K.Z. Ltd dated as of March 11, 2004.

Mehrvar, H.R.

•	Del Taco Franchise Renewal Agreement #229 (property located at 4740 La Sierra Ave., Riverside, California 92505) by and between Del Taco LLC and H.R. Mehrvar dated as of March 14, 2014.

Sherri Mehrvar

•	Del Taco Franchise Agreement #735 (property located at 435 E 4th Street, Beaumont, California 92223) by and between Del Taco LLC and H. R. Mehrvar and Sherri Mehrvar dated as of October 16, 2006, with assignment from H. R. Mehrvar to Sherri Mehrvar dated January 20, 2011.

Old Pueblo Del, LLC

•	Del Taco Franchise Agreement #810 (property located at 1530 W Grant Rd., Tucson, Arizona 85745) by and among Del Taco, Inc., Linda Franklin and Chant Manoukian dated as of September 11, 1999.

Petrolink, Inc.

•	Del Taco Franchise Agreement #950 (property located at 8324 Highway 138, Phelan, California 92371) by and between Del Taco LLC and Petrolink, Inc. dated June 16, 2009.

Polosajian, Koko

•	Del Taco Franchise Agreement #1068 (property located at 4850 E Motor Lane, Ontario, California 91761) by and among Del Taco LLC, Koko Polosajian and Hratchia K. Kardakjian dated as of May 20, 2010.

Rocky Mountain Del 1, LLC

•	Del Taco Franchise Agreement #1149 (property located at 2513 South US 50, Grand Junction, Colorado 81505) by and among Del Taco LLC, Brian Mason, Hugh B. Mason, Richard A. Hansen dated as of September 25, 2012.

Rocky Mountain Del 2, LLC

•	Del Taco Franchise Agreement #1162 (property located at 2878 North Ave., Grand Junction Colorado 81501) by and between Del Taco LLC and Rocky Mountain Del 2, LLC dated as of February 20, 2014.

Howser, Fred and Peter

•	Del Taco Franchise Agreement #1034 (property located at 2913 South 23rd Avenue, Greeley, Colorado 80631) by and among Del Taco LLC, Fred D. Howser and Peter Howser dated February 11, 2008.

R&H Taylor, Inc.

•	Del Taco Franchise Agreement #40 (property located at 26270 N Bouquet Canyon Rd., Saugus, California 91350) by and between Del Taco LLC and R&H Taylor, Inc. dated as April 30, 2010.

Lajiness Ventures, Inc.

•	Del Taco Franchise Agreement #1060 (property located at 3348 Secor Road, Toledo, Ohio 43606) by and between Del Taco LLC and Lajiness Ventures, Inc. dated as of February 17, 2010.

FCDT, LLC

•	Del Taco Franchise Agreement #1053 (property located at 20 Falcon Ridge Parkway, Mesquite, Nevada 89027) by and between Del Taco LLC and FCDT, LLC dated August 25, 2006.

Central Oregon Fast Food, LLC

•	Del Taco Franchise Agreement #784 (property located at 612 SE 3rd St., Bend, Oregon 97702) by and among Del Taco, Inc., Larry Squillace and Nikki Squillace dated July 21, 2005 with assignment to Central Oregon Fast Food, LLC dated October 10, 2008.

DT Restaurants of Texas, LLC

•	Del Taco Franchise Agreement #1137 (property located at 520 Alta Mere, Fort Worth, Texas 76114) by and between Del Taco LLC and DT Restaurants of Texas, LLC dated January 6, 2012.

Hackbarth, Tony

•	Franchise Agreement #13 (located at 401 North 1st Street Barstow, California 92311) by and among Red-E-Food Systems, Inc., Edward E. Hackbarth and Marilyn Hackbarth dated as of July 20, 1971.

•	Franchise Agreement # 201 (located at 2871 Lenwood Road Barstow, California 92311) by and among Red-E-Food Systems, Inc., Edward E. Hackbarth and Marilyn Hackbarth dated as of July 20, 1971.

•	Franchise Agreement #236 (located at 1310 E. Mountain View Street Barstow, California 92311) by and among Red-E-Food Systems, Inc., Edward E. Hackbarth and Marilyn Hackbarth dated as of July 20, 1971.

Colorado Del, LLC

•	Franchise Agreement #738 (property located at 7506 Parkway Dr., Lonetree, Colorado 80124) by and between Del Taco LLC and Colorado Del, LLC dated as of December 9, 2014.

•	Franchise Agreement #748 (property located at 1645 SpaceCenter Drive, Colorado Springs, Colorado 80915) by and between Del Taco LLC and Colorado Del, LLC dated as of December 9, 2014.

•	Franchise Agreement #778 (property located at 24023 E. Prospect Ave., Aurora, Colorado 80016) by and between Del Taco LLC and Colorado Del, LLC dated as of December 9, 2014.

•	Franchise Agreement #787 (property located at 50 West Belleview Ave., Englewood, Colorado 80110) by and between Del Taco LLC and Colorado Del, LLC dated as of December 9, 2014.

•	Franchise Agreement #793 (property located at 5240 South Wadsworth, Lakewood, Colorado 80123) by and between Del Taco LLC and Colorado Del, LLC dated as of December 9, 2014.

•	Franchise Agreement #1043 (property located at 11155 East Arapahoe Rd., Centennial, Colorado 80112) by and between Del Taco LLC and Colorado Del, LLC dated as of December 9, 2014.

•	Franchise Agreement #1073 (property located at 4310 N. Academy Blvd., Colorado Springs, Colorado 80918) by and between Del Taco LLC and Colorado Del, LLC dated as of December 9, 2014.

•	Franchise Agreement #1086 (property located at 11147 Pikes Peak Drive, Parker, Colorado 80138) by and between Del Taco LLC and Colorado Del, LLC dated as of December 9, 2014.

•	Franchise Agreement #1109 (property located at 43 Union Blvd., Lakewood, Colorado 80228) by and between Del Taco LLC and Colorado Del, LLC dated as of December 9, 2014.

•	Franchise Agreement #1110 (property located at 3855 Astrozon Blvd., Colorado Springs, Colorado 80916) by and between Del Taco LLC and Colorado Del, LLC dated as of December 9, 2014.

•	Franchise Agreement #1117 (property located at 8020 N. Academy Blvd., Colorado Springs, Colorado 80920) by and between Del Taco LLC and Colorado Del, LLC dated as of December 9, 2014.

Grewal, Navdeep

•	Franchise Agreement #1171 (property located at 451 Hegenberger, Oakland, California 94621) by and between Del Taco LLC and Navdeep Grewal and Gurinder Grewal dated as of December 5, 2014.

Gullatt, Michael Clay

•	Franchise Agreement #1167 (property located at 4418 Hamilton Road, Columbus, Georgia 31904) by and between Del Taco LLC and Michael Clay Gullatt dated as of July 7, 2014.

Compass Group

•	License Agreement #712 (property located at ESS, Guam 415 CHN San Antonio #133, Tamuning, Guam 96913) by and between Del Taco, Inc. and Compass Group dated as of May 3, 2000.

Anvi and Jenni Group, Inc.

•	Franchise Agreement #1165 (property located at 135 S. Central Valley Hwy., Shafter, California 93263) by and between Del Taco LLC and Anvi and Jenni Group, Inc. dated as of February 20, 2014.

Old Road, Inc.

•	Franchise Agreement #883 (property located at 28082 The Old Rd., Valencia, California 91355) by and between Del Taco LLC and Old Road, Inc. dated as of December 3, 2001.

Subito, LLC

•	Franchise Agreement #775 (property located at 3510 W. Century Blvd., Inglewood, California 90303) by and between Del Taco LLC and Subito, LLC dated as of May 19, 2015.

Desert Taco IV, LLC

•	Franchise Agreement #1124 (property located at 305 E Thomas Rd., Phoenix, Arizona 85012) by and between Del Taco LLC and Desert Taco IV, LLC dated as of October 5, 2011.

•	Franchise Agreement #1125 (property located at 4252 S 48th St., Phoenix, Arizona 85040) by and between Del Taco LLC and Desert Taco IV, LLC dated as of October 5, 2011.

•	Franchise Agreement #1126 (property located at 1850 W Union Hills Dr., Phoenix, Arizona 85027) by and between Del Taco LLC and Desert Taco IV, LLC dated as of October 5, 2011.

•	Franchise Agreement #1127 (property located at 15229 N 35th Ave., Phoenix, Arizona 85053) by and between Del Taco LLC and Desert Taco IV, LLC dated as of October 5, 2011.

•	Franchise Agreement #1128 (property located at 1035 S. Arizona Ave., Chandler, Arizona 85286) by and between Del Taco LLC and Desert Taco IV, LLC dated as of October 5, 2011.

•	Franchise Agreement #1129 (property located at 2510 E. Germann Rd., Chandler, Arizona 85286) by and between Del Taco LLC and Desert Taco IV, LLC dated as of October 5, 2011.

SCHEDULE 7.01

EXISTING LIENS

None.

SCHEDULE 7.02

EXISTING INDEBTEDNESS

Del Taco LLC Capital Leases Jul 14, 2015[1]
Unit	Balance At 12/31/14	Amortization At 7/14/2015	Adds	Transfers	Retires	Adjustments	Actual Balance 7/14/2015	Adjustments	G/L Balance 7/14/2015
Company Ops
1	(37,463.00)	6,916.00					(30,547.00)	—	(30,547.00)
57	(21,929.00)	10,024.00					(11,905.00)	—	(11,905.00)
87	(87,568.00)	11,529.00					(76,039.00)	—	(76,039.00)
167	(43,651.00)	5,579.00					(38,072.00)	—	(38,072.00)
324	(424,897.00)	18,102.00					(406,795.00)	—	(406,795.00)
339	(146,143.00)	8,169.00					(137,974.00)	—	(137,974.00)
342	(3.00)	3.00					—	—	—
344	(210,267.00)	22,022.00					(188,245.00)	—	(188,245.00)
347	(110,289.00)	4,011.00					(106,278.00)	—	(106,278.00)
370	(97,688.00)	7,770.00					(89,918.00)	—	(89,918.00)
373	(22,192.00)	11,102.00			11,090.00		—	—	—
380	(197,966.00)	15,939.00					(182,027.00)	—	(182,027.00)
382	(146,835.00)	16,814.00					(130,021.00)	—	(130,021.00)
392	(93,433.00)	46,207.00					(47,226.00)	—	(47,226.00)
731	(103,841.00)	2,632.00					(101,209.00)	—	(101,209.00)
761	(3,579.00)	1,932.00					(1,647.00)	—	(1,647.00)
804	(289,794.00)	24,773.00					(265,021.00)	—	(265,021.00)
807	(253,769.00)	22,190.00					(231,579.00)	—	(231,579.00)
829	(123,651.00)	9,604.00					(114,047.00)	—	(114,047.00)
839	(275,684.00)	15,316.00					(260,368.00)	—	(260,368.00)
904	(76,827.00)	34,097.00					(42,730.00)	—	(42,730.00)
907	(13,222.00)	7,119.00					(6,103.00)	—	(6,103.00)
913	(59,888.00)	32,249.00					(27,639.00)	—	(27,639.00)

[1]	These are the Capital Leases as of July 14, 2015, Del Taco LLC’s most recently ended fiscal period.

915	(283,323.00)	3,710.00					(279,613.00)	—	(279,613.00)
916	(109,933.00)	32,305.00					(77,628.00)	—	(77,628.00)
936	(135,365.00)	34,958.00					(100,407.00)	—	(100,407.00)
937	(90,798.00)	26,684.00					(64,114.00)	—	(64,114.00)
942	(91,210.00)	23,093.00					(68,117.00)	—	(68,117.00)
945	(110,426.00)	27,958.00					(82,468.00)	—	(82,468.00)
952	(186,056.00)	34,769.00					(151,287.00)	—	(151,287.00)
956	(120,415.00)	21,518.00					(98,897.00)	—	(98,897.00)
962	(111,932.00)	19,096.00					(92,836.00)	—	(92,836.00)
967	(196,879.00)	28,357.00					(168,522.00)	—	(168,522.00)
968	(150,388.00)	19,817.00					(130,571.00)	—	(130,571.00)
970	(157,629.00)	21,371.00					(136,258.00)	—	(136,258.00)
971	(236,254.00)	25,676.00					(210,578.00)	—	(210,578.00)
973	(247,456.00)	30,765.00					(216,691.00)	—	(216,691.00)
976	(251,645.00)	27,440.00					(224,205.00)	—	(224,205.00)
978	(209,553.00)	25,270.00					(184,283.00)	—	(184,283.00)
983	(206,869.00)	23,072.00					(183,797.00)	—	(183,797.00)
	(5,736,710.00)	759,958.00	—	—	11,090.00	—	(4,965,662.00)	—	(4,965,662.00)

SCHEDULE 7.09

BURDENSOME AGREEMENTS

None.

SCHEDULE 11.02

ADMINISTRATIVE AGENT’S OFFICE, CERTAIN ADDRESSES FOR NOTICES

BORROWER:

Sagittarius Restaurants LLC

25521 Commercentre Drive, Suite 200

Lake Forest, California 92630

Attention: Chief Financial Officer and General Counsel.

Telephone: (949) 462-9300

Telecopier: (949) 462-7444

Website Address: www.deltaco.com

U.S. Taxpayer Identification Number: N/A

ADMINISTRATIVE AGENT:

Administrative Agent’s Office:

(for payments and Requests for Credit Extensions):

Bank of America, N.A.

901 Main Street

Bank of America Plaza

Mail Code: TX1-492-14-14

Dallas, Texas 75202-3714

Attention: Angie Hidalgo

Telephone: 972-338-3768

Telecopier: 214-416-0555

Electronic Mail: angie.hidalgo@baml.com

Remittance Instructions:

Bank of America, N.A.

ABA #: 026-009-593 New York, NY

Account #: 1292000883

Attn: Corporate Credit Services, Charlotte NC

Ref: Sagittarius Restaurants LLC (aka Del Taco Holdings, Inc.)

Other Notices as Administrative Agent:

(for financial statements, compliance certificates, maturity extension and commitment change notices, etc)

Bank of America, N.A.

Agency Management

900 West Trade Street

Gateway Village

Mail Code: NC1-026-06-03

Charlotte, NC 28255-0001

Attention: Erik M. Truette

Telephone: 980-387-5451

Telecopier: 704-409-0015

Electronic Mail: erik.m.truette@baml.com

L/C ISSUER:

LC Issuer’s Office:

(for payments due LC Issuer only and new LC requests and amendments):

Bank of America, N.A.

Trade Operations

1 Fleet Way

Mail Code: PA6-580-02-30

Scranton, PA 18507

Attention: Charles P. Herron

Telephone: 570-496-9564

Telecopier: 800-755-8743

Electronic Mail: charles.p.herron@baml.com

Remittance Instructions:

Bank of America, N.A.

ABA #: 026-009-593 New York, NY

Account #: 04535-883980

Attn: Scranton Standby

Ref: Sagittarius Restaurants LLC (aka Del Taco Holdings, Inc.)

EXHIBIT A

[Form of]

Committed Loan Notice

TO:	Bank of America, N.A., as Administrative Agent

RE:	Credit Agreement, dated as of August 4, 2015, by and among Sagittarius Restaurants LLC, a Delaware limited liability company (the “Borrower”), Del Taco Holdings, Inc., a Delaware corporation (“Holdings”), F&C Restaurant Holding Co., a Delaware corporation, the other Persons party thereto from time to time as a Loan Party, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”),Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and certain other parties thereto from time to time (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

The undersigned hereby requests (select one):

☐	A Borrowing of Revolving Credit Loans

☐	A [conversion] or [continuation] of Revolving Credit Loans

1.	On (the “Credit Extension Date”).

2.	In the amount of $ .

3.	Comprised of:	☐	Base Rate Loans

		☐	Eurodollar Rate Loans

4.	For Eurodollar Rate Loans: with an Interest Period of months.

[The Revolving Credit Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Credit Agreement.]1

[The Borrower hereby represents and warrants that the conditions specified in Section 4.02(a) and (b) of the Credit Agreement shall be satisfied on and as of the Credit Extension Date.]2

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

[1]	Include this sentence in the case of a Revolving Credit Borrowing.
[2]	Include this sentence unless requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans.

Sagittarius Restaurants LLC, a Delaware limited liability company

By:
Name:
Title:

EXHIBIT B

[Form of]

Swing Line Loan Notice

TO:	Bank of America, N.A., as Administrative Agent and Swing Line Lender

RE:	Credit Agreement, dated as of August 4, 2015, by and among Sagittarius Restaurants LLC, a Delaware limited liability company (the “Borrower”), Del Taco Holdings, Inc., a Delaware corporation (“Holdings”), F&C Restaurant Holding Co., a Delaware corporation, the other Persons party thereto from time to time as a Loan Party, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and certain other parties thereto from time to time (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

The undersigned hereby requests a Swing Line Loan:

1.	On (the “Credit Extension Date”)

2.	In the amount of $ .

The Swing Line Borrowing requested herein complies with the proviso to the first sentence of Section 2.04(a) of the Credit Agreement.

The Borrower hereby represents and warrants that the conditions specified in Section 4.02(a) and (b) shall be satisfied on and as of the Credit Extension Date.

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

Sagittarius Restaurants LLC,
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT C

[Form of]

Revolving Credit Note

[                    ,         ]

FOR VALUE RECEIVED, Sagittarius Restaurants LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to [                    ] or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Revolving Credit Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of August 4, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), by and among the Borrower, Del Taco Holdings, Inc., a Delaware corporation (“Holdings”), F&C Restaurant Holding Co., a Delaware corporation, the other Persons party thereto from time to time as a Loan Party, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and certain other parties thereto from time to time.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan from the date of such Revolving Credit Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. Except as otherwise provided in Section 2.04(f) of the Credit Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Credit Agreement, and the holder is entitled to the benefits thereof. This Revolving Credit Note may be prepaid in whole or in part subject to the terms and conditions provided in the Credit Agreement. Revolving Credit Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Credit Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note.

Delivery of an executed counterpart of a signature page of this Revolving Credit Note by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Revolving Credit Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Sagittarius Restaurants LLC,
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT D

[Form of]

Compliance Certificate

Financial Statement Date: [                    ,         ]

TO:	Bank of America, N.A., as Administrative Agent

RE:	Credit Agreement, dated as of August 4, 2015, by and among Sagittarius Restaurants LLC, a Delaware limited liability company (the “Borrower”), Del Taco Holdings, Inc., a Delaware corporation (“Holdings”), F&C Restaurant Holding Co., a Delaware corporation, the other Persons party thereto from time to time as a Loan Party, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and certain other parties thereto from time to time (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

The undersigned Responsible Officer hereby certifies as of the date hereof that [he/she] is the [chief executive officer][chief financial officer][treasurer][controller] of the Borrower, and that, as such, [he/she] is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Borrower and the other Loan Parties, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. The Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under [his/her] supervision, a detailed review of the transactions and financial condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements.

3. A review of the activities of the Borrower and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower and each of the other Loan Parties performed and observed all its obligations under the Loan Documents, and

[select one:]

[to the knowledge of the undersigned, during such period each of the Loan Parties performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[to the knowledge of the undersigned, the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The financial covenant analyses and information set forth on Schedule A attached hereto are true and accurate on and as of the date of this Compliance Certificate.

Delivery of an executed counterpart of a signature page of this Compliance Certificate by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Certificate.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Sagittarius Restaurants LLC,
a Delaware limited liability company

By:
Name:
Title:

Schedule A

Financial Statement Date: [                    ,         ] (“Statement Date”)

I. Section 7.11(a) – Consolidated Total Lease Adjusted Leverage Ratio.

A.	Consolidated Funded Indebtedness as of the Statement Date (aggregate stated balance sheet principal amount of all Indebtedness of the Borrower and its Subsidiaries as of the Statement Date):[1]		$

B.

Aggregate amount of unrestricted cash and Cash Equivalents (not subject to any Liens other than Liens in favor of the Administrative Agent) in excess of $3,000,000 but in an amount not to exceed $5,000,000 as of the Statement Date:

$

C.	Consolidated Adjusted Cash Rental Expense for such Measurement Period:

	1.	All cash rental expense of the Borrower and its Subsidiaries for such Measurement Period, determined on a consolidated basis, incurred under any rental agreements or leases of real and personal property:	$

	2.	Obligations in respect of any Capitalized Leases and Synthetic Lease Obligations for such Measurement Period:	$

	3.	Cash rental expense in connection with the Headquarters Lease for such Measurement Period:	$

	4.	Cash sublease income for such Measurement Period:	$

	5.	Consolidated Cash Rental Expense for such Measurement Period (Line I.C.1 minus Line I.C.2 minus Line I.C.3 minus Line I.C.4):[2]	$

	6.	Consolidated Adjusted Cash Rental Expense for such Measurement Period (Line I.C.5 multiplied by eight):	$

[1]	Undrawn amount of the face amount of outstanding Letters of Credit shall not be included in this amount and Tenant Improvement Debt shall be included in this amount.
[2]	For purposes of calculating Consolidated Cash Rental Expense for any Measurement Period in connection with any determination of the Consolidated Total Lease Adjusted Leverage Ratio for such Measurement Period, (i) if at any time during such Measurement Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated Cash Rental Expense for such Measurement Period shall be reduced by an amount equal to the Consolidated Cash Rental Expense attributable to the property that is the subject of such Material Disposition after giving pro forma effect thereto as if such Material Disposition occurred on the first day of such Measurement Period, (ii) if during such Measurement Period the Borrower or any Subsidiary shall have made a Material Acquisition, the Consolidated Cash Rental Expense for such Measurement Period shall be increased by an amount equal to the Consolidated Cash Rental Expense attributable to the property that is the subject of such

D.	Consolidated EBITDAR for such Measurement Period:

	1.	Consolidated EBITDA for such Measurement Period:

		a.	Consolidated Net Income:	$

		b.	Consolidated Interest Charges plus any other accrued interest expense:	$

		c.	The provision for Federal, state, local and foreign income taxes payable (including franchise and similar taxes imposed in lieu of income taxes):	$

		d.	Depreciation and amortization expense (including amortization of deferred financing costs, goodwill and other intangibles):	$

		e.	The cumulative effect of a change in accounting principles and other non-cash charges in addition to those set forth in other clauses of this I.D.1 (including non-cash charges that are reserves for restaurant closures, litigation or other reserves determined by the Borrower in good faith):	$

		f.	Non-capitalized fees and expenses incurred in connection with the Transaction and the consummation of the transactions contemplated by the Merger Agreement:	$

		g.	Transaction and other non-recurring reasonable and documented fees, costs and expenses and restructuring charges incurred and any pro forma cost savings realized (as if realized at the beginning of such Measurement Period, net of the amount of actual benefits realized during such period from such actions) in connection with any Disposition permitted under the Credit Agreement or any Permitted Acquisition, any material restructuring of the business of the Borrower

Material Acquisition after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Measurement Period and (iii) if during such Measurement Period the Borrower or any Subsidiary continues to have a leasehold interest in a property previously owned by the Borrower or such Subsidiary in fee as a result of a Sale-Leaseback Transaction permitted under Section 7.19 of the Credit Agreement, the Consolidated Cash Rental Expense for such Measurement Period shall be increased by the lease expense paid in cash for such property after giving pro forma effect thereto as if such Sale-Leaseback Transaction occurred on the first day of such Measurement Period.

	or any of its Subsidiaries or any Indebtedness incurred in connection with any of the foregoing, in each case, within 12 months of such transaction or restructuring (including, without limitation, to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement entered into in connection with and any severance costs associated with any Permitted Acquisition); provided that (A) such fees, costs, expenses, charges and cost savings are reasonably identifiable and factually supported and the basis of such determination is set forth in a Compliance Certificate or such other certificate executed by a Responsible Officer of the Borrower and (B) any such add-backs do not have the effect of adjusting Consolidated EBITDA by more than the greater of (x) 5% (calculated without giving effect to this Line I.D.1(g) and (y) the amount of such adjustments as would be permitted under Article 11 of Regulation S-X:	$

h.	Non-recurring, non-cash purchase accounting adjustments permitted or required under FAS Nos. 141 and 142, all as determined in accordance with GAAP:	$

i.	Non-cash losses for asset impairments for such period:	$

j.	Extraordinary, unusual or non-recurring expenses, charges or losses during such period (as determined by the Borrower in good faith, it being understood that Item 10(e) of Regulation S-K under the Securities Act shall not constitute a limitation on any such determination) in an aggregate amount not to exceed $10,000,000 for such Measurement Period:	$

k.	Non-cash compensation charges, including any such charges arising from stock options, restricted stock grants and other equity incentive programs:	$

l.	Non-capitalized fees, costs and expenses in connection with any issuance of Equity Interests of Holdings permitted by the Credit Agreement	$

m.	The non-cash portion of rental expense for such period:	$

n.	Non-cash losses from the sale or other disposition of assets:	$

o.	Net losses from entities consolidated under FASB ASC 810:

p.	The amount of any minority interest expense:	$

q.	The proceeds of business interruption insurance to the extent not taken into account in the calculation of Consolidated Net income:	$

r.	All expenses and charges for which the Borrower or any Subsidiary is reasonably likely to be indemnified or reimbursed within 18 months:	$

s.	Non-cash losses relating to Swap Contracts:	$

t.	Costs associated with pre-opening and grand opening of stores not in operation on the Closing Date in an aggregate amount not to exceed $90,000 per store:	$

u.	Non-recurring severance and relocation charges in an aggregate amount not to exceed $1,500,000 for such Measurement Period:	$

v.	Cash payments during such period for reserves or charges added back to Consolidated Net Income in such period or a prior period (other than cash charges permitted to be added back pursuant to Line I.D.1.a through Line I.D.1.u) had such charges been incurred in the current or a prior period:	$

w.	Federal, state, local and foreign income tax credits:	$

x.	Gains from the sale or other disposition of assets, whether or not extraordinary:	$

y.	Extraordinary, unusual or non-recurring gains:	$

z.	Gains in connection with any Disposition, any Permitted Acquisition or any material restructuring of the business of the Borrower or any of its Subsidiaries:	$

aa.	All expenses and other charges added back under Line I.D.1.r above at the time reimbursed or to the extent not reimbursed within 18 months:	$

bb.	Non-cash gains relating to Swap Contracts:	$

cc.	Net gains from entities consolidated under FASB ASC 810:	$

dd.	All non-cash items increasing Consolidated Net Income (other than income from the amortization of deferred or unearned revenue, including amortization of deferred franchise fees and unearned trade and vendor discounts):	$

		ee.	Consolidated EBITDA (the result of (the sum of Lines I.D.1.a through I.D.1.u3) minus (the sum of Lines I.D.1.v through I.D.1.dd))[4][5]:	$

	2.	ConsolidatedCash Rental Expense for such Measurement Period (Line I.C.5 above):		$

	3.	ConsolidatedEBITDAR for such Measurement Period (Line I.D.1.ee plus Line I.D.2):		$

E.	Consolidated Total Lease Adjusted Leverage Ratio for such Measurement Period ((the result of Line I.A minus Line I.B plus Line I.C.6) divided by Line I.D.3):

F.	Maximum Consolidated Total Lease Adjusted Leverage Ratio permitted for such Measurement Period:

	Compliance			Yes/No

[3]	Clauses (b) through (u) should only be included to the extent they were deducted (other than in the case of clause (q)) in calculating Consolidated Net Income.
[4]	Clauses (v) through (ee) should only be included to the extent they were included in calculating Consolidated Net Income.
[5]	For the purposes of calculating Consolidated EBITDA for any Measurement Period pursuant to any determination of the Consolidated Total Lease Adjusted Leverage Ratio, (i) if at any time during such Measurement Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Measurement Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Measurement Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Measurement Period as if such Material Disposition occurred on the first day of such Measurement Period and (ii) if during such Measurement Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Measurement Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Measurement Period.

II. Section 7.11(b) – Consolidated Fixed Charge Coverage Ratio.

A.	Consolidated EBITDAR for such Measurement Period (Line I.D.3 above):	$

B.	Restricted Payments (or those amounts that would have been Restricted Payments but were paid directly by any Loan Party on behalf of Parent) paid in cash during such Measurement Period (to the extent not already deducted in the calculation of Consolidated Net Income):	$

C.	Consolidated Interest Charges paid in cash (less any payments of out of pocket costs incurred in order to obtain Swap Contracts (but, for the avoidance of doubt, the foregoing shall not be deemed to result in the exclusion of underlying Swap Obligations of any Loan Party or any of its Subsidiaries) and any expenses reimbursed pursuant to the Credit Agreement:	$

D.	The aggregate principal amount of all regularly scheduled principal payments, redemptions or similar acquisitions for value of outstanding debt for borrowed money, Capitalized Leases and Tenant Improvement Debt, but excluding any such payments to the extent refinanced through the incurrence of additional Indebtedness otherwise permitted under Section 7.02 of the Credit Agreement for such Measurement Period:	$

E.	Consolidated Cash Rental Expense for such Measurement Period (Line I.C.5 above):	$

F.	Consolidated Fixed Charge Coverage Ratio for the Measurement Period ((the result of Line II.A minus II.B) divided by (the sum of Lines II.C through II.E)):

G.	Minimum Consolidated Fixed Charge Coverage Ratio permitted for such Measurement Period:		1.95:1.00

	Compliance		Yes/No

EXHIBIT E-1

[Form of]

Assignment and Assumption

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]8 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]9 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]10 hereunder are several and not joint.]11 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other Loan Documents in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Documents or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (a) and (b) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

[8]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
[9]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
[10]	Select as appropriate.
[11]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

3.	Borrower: Sagittarius Restaurants LLC, a Delaware limited liability company

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Credit Agreement, dated as of August 4, 2015, by and among Borrower, Del Taco Holdings, Inc., a Delaware corporation (“Holdings”), F&C Restaurant Holding Co., a Delaware corporation, the other Persons party thereto from time to time as a Loan Party, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and certain other parties thereto from time to time.

6.	Assigned Interest:

Assignor[s][12]	Assignee[s][13]	Aggregate Amount of Revolving Credit Commitment/ Loans for all Lenders[14]	Amount of Revolving Credit Commitment/ Loans Assigned	Percentage Assigned of Revolving Credit Commitment/ Loans[15]	CUSIP Number
		$	$	%
		$	$	%
		$	$	%

[7.	Trade Date: ][16]

Effective Date:                     , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[12]	List each Assignor, as appropriate.
[13]	List each Assignee, as appropriate.
[14]	Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[15]	Set forth, to at least 9 decimals, as a percentage of the Revolving Credit Commitment/Loans of all Lenders thereunder.
[16]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and][17] Accepted:

BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

[Consented to:][18]

By:
Name:
Title:

[17]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[18]	To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

Standard Terms and Conditions for Assignment and Assumption

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under the terms of the Credit Agreement (subject to such consents, if any, as may be required under the terms of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to the terms of the Credit Agreement, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vii) (x) it has identified itself to the Borrower and the Administrative Agent as a prospective Lender and requested and received from the Borrower or the Administrative Agent the list of Disqualified Lenders and (y) based on its review of such list, it is not a Disqualified Lender and (viii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT E-2

[Form of]

Administrative Questionnaire

[Please see attached.]

1

ADMINISTRATIVE QUESTIONNAIRE – (US DOLLAR ONLY)

CONFIDENTIAL

1.	Borrower or Deal Name: Sagittarius Restaurants LLC (a/k/a Del Taco Holdings, Inc.)

E-mail this document with your commitment letter to: Erik Truette - Agency Management

E-mail address of recipient: erik.m.truette@baml.com

2.	Legal Name of Lender of Record for Signature Page:

Markit Entity Identifier (MEI) #:

Fund Manager Name (if applicable):

Legal Address from Tax Document of Lender of Record:

Country:

Address:

City:             State/Province:             Postal Code:

3. Domestic Funding Address:		4. Eurodollar Funding Address (if different than #3):
Street Address:		Street Address:
Suite/ Mail Code:		Suite/ Mail Code:
City:	State:	City:	State:
Postal Code:	Country:	Postal Code:	Country:

5. Credit Contact Information:

Syndicate level information (which may contain material non-public information about the Borrower and its related parties or their respective securities will be made available to the Credit Contact(s). The Credit Contacts identified must be able to receive such information in accordance with his/her institution’s compliance procedures and applicable laws, including Federal and State securities laws.

Primary Credit Contact:	Secondary Credit Contact:

First Name:	First Name:

Middle Name:	Middle Name:

Last Name:	Last Name:

Title:	Title:

Street Address:	Street Address:

Suite/Mail Code:	Suite/Mail Code:

City:	City:

State:	State:

Postal Code:	Postal Code:

Country:	Country:

Office Telephone #:	Office Telephone #:

Office Facsimile #:	Office Facsimile #:

Work E-Mail Address:	Work E-Mail Address:

SyndTrak E-Mail Address:	SyndTrak E-Mail Address:

Additional Syndtrak User Access:

Enter E-Mail Addresses of any respective contact who should have access to Syndtrak below.

SyndTrak E-Mail Addresses:

2

ADMINISTRATIVE QUESTIONNAIRE – (US DOLLAR ONLY)

CONFIDENTIAL

3

ADMINISTRATIVE QUESTIONNAIRE – (US DOLLAR ONLY)

CONFIDENTIAL

Primary Operations Contact:	Secondary Operations Contact:

First: MI: Last:	First: MI: Last:

Title:	Title:

Street Address:	Street Address:

Suite/ Mail Code:	Suite/ Mail Code:

City: State:	City: State:

Postal Code: Country:	Postal Code: Country:

Telephone: Facsimile:	Telephone: Facsimile:

E-Mail Address:	E-Mail Address:

SyndTrak E-Mail Address:	SyndTrak E-Mail Address:

Does Secondary Operations Contact need copy of notices?    YES  ☐    NO  ☐

Letter of Credit Contact:	Draft Documentation Contact or Legal Counsel:

First: MI: Last:	First: MI: Last:

Title:	Title:

Street Address:	Street Address:

Suite/ Mail Code:	Suite/ Mail Code:

City: State:	City: State:

Postal Code: Country:	Postal Code: Country:

Telephone: Facsimile:	Telephone: Facsimile:

E-Mail Address:	E-Mail Address:

6. Lender’s Fed Wire Payment Instructions:

Pay to:

Bank Name:
ABA #:
City: State:
Account #:
Account Name:
Attention:

7. Lender’s Standby Letter of Credit, Commercial Letter of Credit, and Bankers’ Acceptance Fed Wire Payment Instructions (if applicable):

Pay to:

Bank Name:
ABA #:
City: State:
Account #:
Account Name:
Attention:

Use Lender’s Fed Wire Payment Instructions in Section #6 above?    YES  ☐    NO  ☐

4

ADMINISTRATIVE QUESTIONNAIRE – (US DOLLAR ONLY)

CONFIDENTIAL

8. Lender’s Organizational Structure and Tax Status

Please refer to the enclosed withholding tax instructions below and then complete this section accordingly:

Lender Taxpayer Identification Number (TIN):          -

Tax Withholding Form Delivered to Bank of America (check applicable one):

W-9  ☐    W-8BEN   ☐    W-8BEN-E   ☐    W-8ECI   ☐    W-8EXP   ☐    W-8IMY  ☐

Tax Contact:

First:             MI:             Last:

Title:

Street Address:

Suite/ Mail Code:

City:             State:

Postal Code:             Country:

Telephone:             Facsimile:

E-Mail Address:

SyndTrak E-Mail Address:

NON–U.S. LENDER INSTITUTIONS

1. Corporations:

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner) or Form W-8BEN-E, b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI. It is also required on Form W-8BEN or Form W-8BEN-E for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.

2. Flow-Through Entities

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we require an original form W-9.

5

ADMINISTRATIVE QUESTIONNAIRE – (US DOLLAR ONLY)

CONFIDENTIAL

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement. Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.

*Additional guidance and instructions as to where to submit this documentation can be found at this link:

Tax Form Tool Kit &

Mailing Instructions

9. Bank of America’s Payment Instructions:

Pay to:	Bank of America, N.A.
ABA # 026009593
New York, NY
Account #: 1292000883
Attn: Corporate Credit Services
Ref: Sagittarius Restaurants LLC (a/k/a Del Taco Holdings, Inc.)

EXHIBIT F

[Form of]

PERFECTION CERTIFICATE

August 4, 2015

The undersigned, the [                    ] of Sagittarius Restaurants LLC (the “Borrower”) and each of the entities listed on Schedule A (together with the Borrower, collectively, the “Companies” and each, individually, a “Company”), hereby certifies, in [his/her] capacity as an officer of each Company and not in [his/her] personal capacity, with reference to a Security Agreement, dated as of the date hereof, with reference to a Security Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”; terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Security Agreement), by and among each Company and Bank of America, N.A., a national banking association, as administrative agent (the “Administrative Agent”), to the Administrative Agent and the Secured Parties as follows:

1. Name, Type of Organization, Jurisdiction, Organizational Identification Number and FEIN. With respect to each Company, the exact legal name as that name appears on such Company’s Certificate of Formation/Articles of Incorporation, the type of organization, the jurisdiction of organization, the state issued organizational identification number (state “None” if the state does not issue such a number and the federal tax identification number is as follows:

Name	Type of Organization	Jurisdiction	Organizational Identification Number	FEIN

2. Other Identifying Factors.

(a) The following is the mailing address of each Company:

(b) If different from its mailing address, each Company’s place of business or, if more than one, its chief executive office is located at the following address:

Address	County	State

3. Other Names, Etc.

(a) The following is a list of (i) all other names (including trade names or similar appellations) used by each Company, or (ii) any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:

(b) The following is a list of all the information required in §§1 and 2 for any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:

4. Other Current Locations.

(a) The following are all other locations in the United States of America in which each Company (i) maintains any books or records relating to any of the Collateral consisting of accounts, instruments, chattel paper, general intangibles or mobile goods, (ii) maintains any inventory or equipment in excess of $500,000 or (iii) owns or leases any real property:

Address	County	State

(b) The following are the names and addresses of all persons or entities other than the Companies, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment in an amount greater than $500,000:

Name	Mailing Address	County	State

3

5. Prior Locations.

Set forth below is the information required by §4(a) with respect to each location or place of business previously maintained by each Company at any time during the past five years in a state in which such Company has previously maintained a location or place of business at any time during the past four months:

Address	County	State

6. [Reserved].

7. Intellectual Property. Attached hereto as Schedule 7 is a complete list of all United States and foreign patents, copyrights, trademarks, trade names and service marks registered or for which applications are pending in the name of each Company which are reasonably necessary for the operation of the applicable Company’s business.

8. Securities; Instruments. Attached hereto as Schedule 8 is a complete list of all stocks, bonds, debentures, notes and other securities and investment property owned by each Company (provide name of issuer, a description of security and value).

9. Bank Accounts. The following is a complete list of all bank accounts (including securities and commodities accounts) maintained by each Company (provide name and address of depository bank, type of account and account number):

Depository Bank	Bank Address	Type of Account	Acct. No.

10. Unusual Transactions. Except for those purchases, acquisitions and other transactions described in §3(b) hereof, all of the Collateral has been originated by the Companies in the ordinary course of the Companies’ business or consists of goods which have been acquired by the Companies in the ordinary course from a person in the business of selling goods of that kind.

11. Commercial Tort Claims. Attached hereto as Schedule 11 is a brief written description of each and every commercial tort claim which each Company holds with a potential value in excess of $500,000.

[Signature page follows]

4

IN WITNESS WHEREOF, the undersigned has hereunto signed this certificate as of the date first set forth above.

SAGITTARIUS RESTAURANTS LLC
DEL TACO HOLDINGS, INC.
F&C RESTAURANT HOLDING CO.
KERRY FOODS INTERNATIONAL LLC
DEL TACO LLC
By:
Name:
Title:

1

Schedule A

Companies other than Borrower

Del Taco Holdings, Inc.

F&C Restaurant Holding Co.

Kerry Foods International LLC

Del Taco LLC

1

SCHEDULE 7

Intellectual Property

2

SCHEDULE 8

Securities, Instruments

3

SCHEDULE 11

Commercial Tort Claims

4

EXHIBIT G-1

[Form of]

United States Tax Compliance Certificate19

(For Foreign Lenders That Are Not Partnerships

For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of August 4, 2015, by and among Sagittarius Restaurants LLC, a Delaware limited liability company (the “Borrower”), Del Taco Holdings, Inc., a Delaware corporation (“Holdings”), F&C Restaurant Holding Co., a Delaware corporation, the other Persons party thereto from time to time as a Loan Party, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and certain other parties thereto from time to time (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”). Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Revolving Credit Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BENE, as applicable. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (b) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF FOREIGN LENDER]

By:
Name:
Title:

Date:	,

[19]	Under tax review.

1

EXHIBIT G-2

[Form of]

United States Tax Compliance Certificate

(For Foreign Participants That Are Not Partnerships

For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of August 4, 2015, by and among Sagittarius Restaurants LLC, a Delaware limited liability company (the “Borrower”), Del Taco Holdings, Inc., a Delaware corporation (“Holdings”), F&C Restaurant Holding Co., a Delaware corporation, the other Persons party thereto from time to time as a Loan Party, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and certain other parties thereto from time to time (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”). Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BENE, as applicable. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	,

1

EXHIBIT G-3

[Form of]

United States Tax Compliance Certificate

(For Foreign Participants That Are Partnerships

For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of August 4, 2015, by and among Sagittarius Restaurants LLC, a Delaware limited liability company (the “Borrower”), Del Taco Holdings, Inc., a Delaware corporation (“Holdings”), F&C Restaurant Holding Co., a Delaware corporation, the other Persons party thereto from time to time as a Loan Party, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and certain other parties thereto from time to time (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”). Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	,

1

EXHIBIT G-4

[Form of]

United States Tax Compliance Certificate

(For Foreign Lenders That Are Partnerships

For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of August 4, 2015, by and among Sagittarius Restaurants LLC, a Delaware limited liability company (the “Borrower”), Del Taco Holdings, Inc., a Delaware corporation (“Holdings”), F&C Restaurant Holding Co., a Delaware corporation, the other Persons party thereto from time to time as a Loan Party, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and certain other parties thereto from time to time (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”). Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Revolving Credit Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Revolving Credit Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (ii) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:	,

2